UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Park National Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

1

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No:

(3)    Filing Party:

(4)    Date Filed:

2

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Monday, April 26, 2021
Dear Fellow Shareholders:
The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Park National Corporation (“Park”) will be held on Monday, April 26, 2021, at 2:00 p.m., Eastern Daylight Saving Time. This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PRK2021. You will not be able to attend the Annual Meeting in person.
The Annual Meeting is being held for the following purposes:
1.To elect four directors, each to serve for a term of three years to expire at the Annual Meeting of Shareholders to be held in 2024.
2.To consider and vote upon a non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in the accompanying proxy statement for the Annual Meeting.
3.To consider and vote upon a proposal to ratify the appointment of Crowe LLP as the independent registered public accounting firm of Park for the fiscal year ending December 31, 2021.
4.To transact any other business that properly comes before the 2021 Annual Meeting.
The proxy statement describes each of the agenda items in detail. As of the date of this Notice of Annual Meeting of Shareholders, Park has not received notice of any other matters that properly may be presented at the Annual Meeting.
Only shareholders of record at the close of business on March 1, 2021, the date established by the Board of Directors as the record date, are entitled to receive notice of, and vote at the Annual Meeting. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PRK2021. To participate in and vote at the Annual Meeting, you will need the unique 16-digit control number (printed in the box marked with the arrow) on your Notice of Internet Availability of Proxy Materials or proxy card (if you received or requested paper copies of our proxy materials). Instructions on how to connect to and participate in the Annual Meeting, including how to demonstrate proof of ownership of Park common shares, are posted at www.virtualshareholdermeeting.com/PRK2021.

3

Even if you plan to participate in the virtual Annual Meeting, we urge you to vote as soon as possible by telephone, by mail or over the Internet as described in the accompanying proxy statement.

By Order of the Board of Directors,

March 9, 2021	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF PARK NATIONAL CORPORATION TO BE HELD ON APRIL 26, 2021

This Notice of Annual Meeting of Shareholders, our proxy statement and our 2020 Annual Report, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com or through the “Corporate Information – Document Highlights” section of the “Investor Relations” page of our website at www.investor.parknationalcorp.com.

4

Page
i

Page
ii

Page

iii

PARK NATIONAL CORPORATION
50 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
(740) 349-8451
www.parknationalcorp.com
PROXY STATEMENT
Dated March 9, 2021

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 26, 2021

GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Park National Corporation (“Park”) for use at the 2021 Annual Meeting of Shareholders to be held on Monday, April 26, 2021, at 2:00 p.m., Eastern Daylight Saving Time (the “Annual Meeting” or the “2021 Annual Meeting”). The Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/PRK2021. This proxy statement summarizes information that you will need in order to vote.
Availability of Proxy Materials
On or about March 9, 2021, we began distributing the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy and our 2020 Annual Report, together with our Annual Report on Form 10-K (our “2020 Form 10-K”) for the fiscal year ended December 31, 2020 (the “2020 fiscal year”), to our shareholders and made these proxy materials available over the Internet.
We have distributed proxy materials to some of our shareholders over the Internet by sending them a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that explains how to access our proxy materials on the Internet and vote online. Many other companies have transitioned to this more contemporary way of distributing proxy materials for annual meetings of shareholders, often called “electronic proxy” or “Notice and Access.” Generally, those shareholders who received the Notice of Internet Availability will only receive a paper copy of our proxy materials if they request one by using one of the methods described in the Notice of Internet Availability.
Copies of our 2020 Form 10-K may be obtained at www.proxyvote.com or through the “Corporate Information – Document Highlights” section of the “Investor Relations” page of our website at www.investor.parknationalcorp.com. You can also obtain a paper copy of our 2020 Form 10-K, without charge, by sending a written request to: Brady T. Burt, Chief Financial Officer, Secretary and Treasurer, Park National Corporation, 51 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.

Delivery of Proxy Materials to Multiple Shareholders Sharing the Same Address
Periodically, Park provides each registered holder of common shares at a shared address, not previously notified, with a separate notice of Park’s intention to household proxy materials. The record holder notifies beneficial holders of common shares (those who hold common shares through a broker, a financial institution or another nominee) of the householding process. Only one copy of the Notice of Internet Availability, or only one copy of the Notice of Annual Meeting of Shareholders, this proxy statement and our 2020 Annual Report, together with our 2020 Form 10-K, is being delivered to previously notified multiple registered holders of common shares who share an address, unless Park has received contrary instructions from one or more of the registered holders of common shares.
Registered holders of common shares who share an address and would like to receive a separate copy of the Notice of Internet Availability or a separate copy of the Notice of Annual Meeting of Shareholders, this proxy statement and our 2020 Annual Report, together with our 2020 Form 10-K, as applicable, or who have questions regarding the householding process, may contact Park’s transfer agent and registrar, Park National Bank, Shareholder Services, by e-mailing shareholder.services@parknationalbank.com, by calling (800) 837-5266, ext. 95208, or by forwarding a written request addressed to Park National Bank, Shareholder Services, Attention: Debbie Daniels, 1 South Main Street, P.O. Box 1270, Mount Vernon, Ohio 43050-1270. Promptly upon receipt of such a request, a separate copy of the Notice of Internet Availability or a separate copy of the Notice of Annual Meeting of Shareholders, this proxy statement and our 2020 Annual Report, together with our 2020 Form 10-K, as applicable, will be sent. By contacting Park National Bank, Shareholder Services, registered holders of common shares sharing an address can also: (i) notify Park that the registered shareholders wish to receive separate annual reports to shareholders, proxy statements or notices of internet availability of proxy materials, as applicable, in the future; or (ii) request delivery of a single copy of annual reports to shareholders, proxy statements or notices of internet availability of proxy materials, as applicable, in the future if they are receiving multiple copies.
Beneficial holders of common shares should contact their brokers, financial institutions or other nominees for specific information about the householding process as this process applies to their accounts.
VOTING INFORMATION
Who can vote at the Annual Meeting?
Only holders of common shares of record at the close of business on March 1, 2021, or such shareholders’ proxies, are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 1, 2021, there were 16,313,540 common shares outstanding and entitled to vote. Other than the common shares, there are no voting securities of Park outstanding. All voting at the Annual Meeting will be governed by our Articles of Incorporation, our Regulations and the General Corporation Law of the State of Ohio.
Each holder of common shares is entitled to one vote for each common share held on March 1, 2021. A shareholder wishing to exercise cumulative voting with respect to the election of directors must notify Brady T. Burt, Chief Financial Officer, Secretary and Treasurer of Park, in writing before 2:00 p.m., Eastern Daylight Saving Time, on April 24, 2021. If cumulative voting is requested and if an announcement of such request is made upon the convening of the Annual Meeting by the chairman or the secretary of the meeting or by or on behalf of the shareholder requesting cumulative voting, you will have votes equal to the number of directors to be elected, multiplied by the number of common shares you own, and will be entitled to distribute your votes among the candidates for election as directors as you see fit.
How do I attend and participate in the Annual Meeting?
We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/PRK2021. The webcast will start at 2:00 p.m., Eastern Daylight Saving Time, on April 26, 2021. Shareholders of record may vote and submit questions while connected to the Annual Meeting on the Internet.
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of Park common shares, are posted at www.virtualshareholdermeeting.com/PRK2021. If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability or your proxy card (if you received or requested a printed copy of our proxy materials), you will only be able to listen to the Annual Meeting.
We recommend that you log in at least 15 minutes before the Annual Meeting to ensure ample time to complete the check-in procedures. A replay of the Annual Meeting audio webcast will be available on our website for approximately one year following the Annual Meeting.
You do not need to attend the Annual Meeting to vote. Even if you plan to attend the Annual Meeting, please submit your vote in advance as instructed in this proxy statement.
What is a Notice of Internet Availability?
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy and our 2020 Annual Report, together with our 2020 Form 10-K, by providing access to such documents over the Internet. Generally, shareholders who receive a Notice of Internet Availability will not receive printed copies of our proxy materials unless they request them.
A Notice of Internet Availability that provides instructions for accessing our proxy materials over the Internet was mailed directly to some of our registered shareholders. The Notice of Internet Availability also provides instructions regarding how registered shareholders may vote their common shares on the Internet. If you received a Notice of Internet Availability and prefer to receive a paper copy or an e-mail copy of our proxy materials, you must follow the instructions provided in the Notice of Internet Availability for requesting such proxy materials.
The Notice of Internet Availability only identifies the items to be voted on at the Annual Meeting. If you received a Notice of Internet Availability, you cannot vote by marking the Notice of Internet Availability and returning it. The Notice of Internet Availability provides instructions on how to cast your vote.
A notice that directs beneficial owners of Park common shares to the website where they can access our proxy materials will be forwarded to some beneficial shareholders by the broker, financial institution or other holder of record that is considered the registered shareholder with respect to the common shares of such beneficial shareholders. Such broker, financial institution or other holder of record will also provide these beneficial owners of Park common shares with instructions on how the beneficial shareholders may request a paper copy or an e-mail copy of our proxy materials.
What is the difference between holding common shares as a holder of record and as a beneficial owner?
If, at the close of business on March 1, 2021, your common shares were registered directly in your name with our transfer agent, The Park National Bank, you are considered a holder of record with respect to those common shares, and the Notice of Internet Availability or proxy materials were sent directly to you. As a holder of record, you may vote your common shares electronically at the Annual Meeting or by proxy.
If, at the close of business on March 1, 2021, your common shares were held in an account at a broker, financial institution or other similar organization, then you are the beneficial owner of common shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the common shares in your account. If that organization is not given specific direction, common shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting other than the ratification of the appointment of Park’s independent registered public accounting firm. Please direct your broker, financial institution or other nominee how to vote your common shares following the instructions provided by your broker, financial institution or other holder of record.
How do I vote my common shares?
If you are a registered shareholder (i.e., you hold your common shares of record), you may vote your common shares using one of the following methods (please also see the information provided above and below concerning the difference in how to vote if you hold common shares beneficially through a broker, financial institution or other nominee, instead of as the registered holder ‒ beneficial holders should follow the voting instructions provided by their respective nominees):
•Vote Over the Internet.
Before the Date of the Annual Meeting: Go to www.proxyvote.com
You can use the Internet 24 hours a day, seven days a week, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Saving Time, on April 25, 2021. Have your Notice of Internet Availability or your proxy card (if you received or requested a printed copy of our proxy materials) in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.
During the Annual Meeting: Go to www.virtualshareholdermeeting.com/PRK2021
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information printed in the box marked by the arrow on your Notice of Internet Availability or your proxy card (if you received or requested a printed copy of our proxy materials) available and follow the instructions.

•Vote By Telephone. Call 1-800-690-6903.
You can use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on April 25, 2021. Have your Notice of Internet Availability or your proxy card (if you received or requested a printed copy of our proxy materials) in hand when you call and follow the instructions.
•By mail. If you received a printed copy of our proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than April  25, 2021 to be voted at the Annual Meeting.
If, prior to the Annual Meeting, you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned a proxy card. If, prior to the Annual Meeting, you vote via the Internet or by telephone, do not return a proxy card unless you intend to revoke your previously submitted proxy.
If I am a shareholder holding common shares in “street name,” how do I vote?
If you hold your common shares in “street name,” you should have received a notice of internet availability of proxy materials or voting instructions from the broker, financial institution or other nominee holding your common shares. You should follow the instructions in the notice of internet availability of proxy materials or voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of your broker or other nominee. Common shares held beneficially may not be voted by the beneficial owner during the Annual Meeting.
How do I vote if my common shares are held through the Park National Corporation Employees’ Stock Ownership Plan?
If you participate in the Park National Corporation Employees’ Stock Ownership Plan (the “Park KSOP”) and common shares have been allocated to your account in the Park KSOP, you will be entitled to instruct the trustee of the Park KSOP, confidentially, how to vote those common shares. If you were automatically enrolled by Park, or elected to enroll, in the electronic delivery service available to certain participants in the Park KSOP, instead of receiving a Notice of Internet Availability or our proxy materials in the mail, an electronic link to our proxy materials will be made available via your Park e-mail account at the same time as paper copies of the Notice of Internet Availability or our proxy materials are sent to the other Park shareholders. If you are enrolled in this electronic delivery service and wish to receive paper copies of our 2020 Annual Report, together with our 2020 Form 10-K, the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card applicable to the Annual Meeting, please contact Park’s transfer agent and registrar, Park National Bank, Shareholder Services, by e-mailing shareholder.services@parknationalbank.com, by calling (800) 837-5266, ext. 95208, or by forwarding a written request addressed to Park National Bank, Shareholder Services, Attention: Debbie Daniels, 1 South Main Street, P.O. Box 1270, Mount Vernon, Ohio 43050-1270.
If you are a participant in the Park KSOP and give no voting instructions to the trustee of the Park KSOP with respect to the matters to be considered at the Annual Meeting, the trustee of the Park KSOP will vote the common shares allocated to your Park KSOP account pro rata in accordance with the instructions received from other participants in the Park KSOP who have voted.

How will my common shares be voted?
Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (except in the case of broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Park Board of Directors. The Board of Directors’ recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote:
•“FOR” the election as Park directors of the nominees identified below under the heading “ELECTION OF DIRECTORS (Proposal 1)”;
•“FOR” the non-binding advisory resolution to approve the compensation of Park’s named executive officers as disclosed in this proxy statement; and
•“FOR” the ratification of the appointment of Crowe LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the individuals appointed as proxy holders will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
How do I revoke or change my vote after submitting my proxy?
Shareholders of record who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting. If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:
•delivering a written notice of revocation to the Secretary of Park at 51 North Third Street, Newark, Ohio 43055, to be received no later than April 25, 2021;
•signing and returning a new proxy card with a later date ‒ only your latest completed, signed and dated proxy card received by April 25, 2021, will be counted;
•submitting a later-dated vote by telephone or via the Internet ‒ only your latest telephone or Internet voting instructions received by 11:59 p.m., Eastern Daylight Saving Time, on April 25, 2021, will be counted; or
•participating in the Annual Meeting live via the Internet and voting again.
If you hold your common shares in “street name” and instructed your broker, financial institution or other nominee to vote your common shares and you would like to revoke or change your vote, then you must contact the broker or other nominee and follow the instructions provided by the broker or other nominee to revoke or change your vote.
If I vote in advance, can I still participate in the Annual Meeting?
Yes. You are encouraged to vote promptly, by submitting your voting instructions via the Internet or by telephone or by returning your proxy card (if you received or requested a paper copy of our proxy materials), so that your common shares will be represented at the Annual Meeting. However, appointing a proxy or submitting voting instructions does not affect your right to participate in the Annual Meeting and vote your common shares if you are a shareholder of record.
What constitutes a quorum and what is the vote required with respect to the proposals to be considered at the Annual Meeting?
Under our Regulations, a quorum is a majority of our voting shares then outstanding and entitled to vote at the Annual Meeting. Other than our common shares, there are no voting shares of Park outstanding. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 16,313,540 common shares outstanding and entitled to vote on March 1, 2021, the record date for the Annual Meeting. A majority of the outstanding common shares, or 8,156,771 common shares, participating in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
Routine and Non-Routine Proposals
The rules of NYSE American, the stock exchange on which our common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker holding common shares for a beneficial owner is unable to vote on a proposal because the proposal is non-routine and the beneficial owner has not provided any voting instructions.
The proposal to ratify the appointment of Park’s independent registered public accounting firm is the only routine proposal. Each of the other proposals is a non-routine proposal on which a broker may vote only if the beneficial owner has provided voting instructions.
Vote Required with Respect to the Proposals
•Election of Directors (Proposal 1):
Under Ohio law and our Regulations, the four nominees for election as Park directors under Proposal 1 receiving the greatest number of votes “FOR” election will be elected as directors of Park for a term of three years expiring at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). Proxies cannot be voted at the Annual Meeting for more than four nominees under Proposal 1.
Common shares as to which the vote is expressed as a vote “AGAINST” or an “ABSTAIN” vote in voting instructions or on a proxy card with respect to a particular nominee and broker non-votes will be counted for purposes of establishing a quorum for the Annual Meeting but will not affect whether a nominee has received sufficient votes to be elected.
The Board of Directors unanimously recommends a vote “FOR” the election of all of the individuals nominated for election as Park directors by the Board of Directors.

•Approval of the Non-Binding Advisory Resolution to Approve the Compensation of Park’s Named Executive Officers (Proposal 2):
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the non-binding advisory resolution to approve the compensation paid to Park’s named executive officers as disclosed in this proxy statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. Broker non-votes will not be counted in determining whether the proposal has been approved.
The Compensation Committee and the full Board of Directors unanimously recommend a vote “FOR” the approval of the non-binding advisory resolution to approve the compensation of Park’s named executive officers.
•Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3):
The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to ratify the appointment of Crowe LLP as Park’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (the “2021 fiscal year”). The effect of an abstention is the same as a vote “AGAINST” the proposal. Since the proposal to ratify the appointment of Crowe LLP as Park’s independent registered public accounting firm for the 2021 fiscal year is a routine proposal, there will be no broker non-votes associated with this proposal.
The Audit Committee and the full Board of Directors unanimously recommend a vote “FOR” the ratification of the appointment of Crowe LLP.
Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge Investor Communication Solutions, Inc. Park’s policy is to maintain confidentiality with respect to proxy cards, ballots and voting instructions submitted electronically and telephonically and voting tabulations that identify individual shareholders. However, exceptions to this policy may be necessary in some instances to comply with applicable legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots, reviewing voting instructions submitted electronically and telephonically and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.
Who is paying the cost of this proxy solicitation?
This solicitation of proxies is made by and on behalf of the Park Board of Directors. Park will pay the costs of preparing, assembling, printing and distributing the Notice of Annual Meeting of Shareholders, this proxy statement, the form of proxy and our 2020 Annual Report, together with our 2020 Form 10-K, or the Notice of Internet Availability, as applicable, and all other costs in connection with the solicitation of proxies on behalf of the Park Board of Directors, other than the Internet access or telephone usage fees which may be charged to a shareholder when voting electronically or by telephone. Although Park is soliciting proxies primarily by distributing proxy materials to our shareholders by mail, by electronic mail or over the Internet, solicitation may also be made by directors, officers and employees of Park and our subsidiaries telephonically, electronically or by other means of communications. Directors, officers and employees who help us in the solicitation will not be specifically compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Arrangements will also be made with brokers, financial institutions and other nominees who are record holders of common shares of Park for the forwarding of proxy materials to the beneficial owners of such common shares or providing a notice as to where beneficial owners can access our proxy materials in order that the beneficial owners’ common shares can be voted. Park will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial shareholders.
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of Park National Corporation to Be Held on April 26, 2021: The Notice of Annual Meeting of Shareholders, this proxy statement and our 2020 Annual Report, together with our 2020 Form 10-K, are available at www.proxyvote.com. Alternatively, these proxy materials are available on our website at www.investor.parknationalcorp.com through the “Corporate Information – Document Highlights” section.
DIVISIONS OF THE PARK NATIONAL BANK
In 2008, Park consolidated the banking operations of Park’s then eight subsidiary banks located in Ohio under one charter – that of The Park National Bank (“Park National Bank”). Prior to July 1, 2020, Park National Bank operated 10 separately-named divisions in Ohio: (i) the Park National Bank Division headquartered in Newark, Ohio; (ii) the Fairfield National Bank Division headquartered in Lancaster, Ohio; (iii) the Richland Bank Division headquartered in Mansfield, Ohio; (iv) the Century National Bank Division headquartered in Zanesville, Ohio; (v) the First-Knox National Bank Division headquartered in Mount Vernon, Ohio; (vi) the United Bank, N.A. Division headquartered in Bucyrus, Ohio; (vii) the Second National Bank Division headquartered in Greenville, Ohio; (viii) the Security National Bank Division headquartered in Springfield, Ohio; (ix) the Unity National Bank Division headquartered in Piqua, Ohio; and (x) The Park National Bank of Southwest Ohio & Northern Kentucky Division headquartered in Cincinnati, Ohio. In addition, prior to July 1, 2020, Park National Bank operated one separately-named division, the NewDominion Bank Division, headquartered in Charlotte, North Carolina, and one separately-named division, the Carolina Alliance Bank Division, headquartered in Spartanburg, South Carolina. Effective July 1, 2020, Park executed a rebranding initiative to operate all 12 divisions of Park National Bank under one name. The divisions discontinued the use of their respective former bank division names and logos and they share new, unified Park National Bank branding in all marketing and communications to the communities they serve. For internal management only, Park has organized into six regions. Most of the former divisional advisory boards of directors have remained intact.
References in this proxy statement to the “Fairfield National Bank Division,” the “Century National Bank Division,” the “First-Knox National Bank Division,” and the “Security National Bank Division” encompass both the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank in 2008 and the division of Park National Bank following the bank’s merger with and into Park National Bank. In addition, references in this proxy statement to the “advisory board of directors” in respect of a division of Park National Bank encompass both the board of directors of the subsidiary bank of Park prior to the bank’s merger with and into Park National Bank and the affiliate/advisory board of the division of Park National Bank following the bank’s merger with and into Park National Bank.

ELECTION OF DIRECTORS
(Proposal 1)
As of the date of this proxy statement, there were 13 members of the Park Board of Directors − four directors in the class whose terms will expire at the Annual Meeting, five directors in the class whose terms will expire at the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and four directors in the class whose terms will expire at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). One additional individual served on the Park Board of Directors during a portion of the 2020 fiscal year ‒ James R. DeRoberts, who retired from the Park Board of Directors on April 27, 2021. Mr. DeRoberts is sometimes referred to in this proxy statement as the “Former Director.”
On January 26, 2021, Julia A. Sloat, who currently serves in the class of Park directors whose terms are to expire at the 2021 Annual Meeting, notified Park that she has decided to retire as a Park director and not stand for re-election to the Park Board of Directors at the Annual Meeting. Her term as a director will expire immediately prior to the Annual Meeting. In addition, Julia A. Sloat will retire as a director of Park National Bank, effective April 26, 2021. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”), the full Board of Directors has fixed the number of directors at 12 upon the retirement of Ms. Sloat immediately prior to the Annual Meeting in order to reflect the number of individuals who will then be serving as Park directors as a result of Ms. Sloat’s retirement.
In order to make the number of directors allocated to each class more equal following the retirement of Julia A. Sloat, Jason N. Judd, who currently serves in the class of Park directors whose terms will expire at the 2022 Annual Meeting, will resign as a member of that class immediately prior to the Annual Meeting and as of such time will be appointed to the class of Park directors whose terms expire at the Annual Meeting. Jason N. Judd will be one of the four directors nominated for re-election to the Board of Directors, along with F. William Englefield IV, David L. Trautman and Leon Zazworsky. After the Annual Meeting and the election of four directors, the Board of Directors will consist of twelve members ‒ four in the class whose terms will expire at the 2022 Annual Meeting, four in the class whose terms will expire at the 2023 Annual Meeting and four in the class whose terms will expire at the 2024 Annual Meeting.
Under Proposal 1, four directors will be elected at the Annual Meeting to hold office for a three-year term to expire at the 2024 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. The nominees of the Board of Directors for election as a Park director at the Annual Meeting are identified below. Each nominee was unanimously recommended by the Nominating Committee. While it is contemplated that all nominees will stand for election at the Annual Meeting, if a nominee who would otherwise receive the required number of votes is unable to serve or for good cause will not serve as a candidate for election as a Park director, the individuals designated as proxy holders in the voting instructions or on the proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Park Board of Directors following recommendation by the Nominating Committee. The Board of Directors knows of no reason why any of the nominees named below would be unable or unwilling to serve if elected to the Board of Directors.

Nominees for Election as Directors (Terms Expiring at 2024 Annual Meeting)
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each nominee for election as a Park director has been furnished to Park by each nominee. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each nominee.
F. WILLIAM ENGLEFIELD IV (age 66) has served as a Park director since January 2005 and as a member of the Board of Directors of Park National Bank since April 1993. Mr. Englefield serves as Chair of the Compensation Committee and as a member of each of the Executive Committee and the Nominating Committee of the Park Board of Directors. Mr. Englefield has served as President of Englefield, Inc., a company engaged in the sale of petroleum products (at retail and wholesale) and convenience stores and restaurants, since January 1989.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Englefield has developed through more than 32 years of leading a growing privately-held business, with responsibility for all segments of company operations including management and financial areas, allow him to provide an important retail perspective and demonstrated operational experience to the Board of Directors, and have recommended that Mr. Englefield be elected as a Park director.
JASON N. JUDD (age 44) has served as a Park director since January 2019 and as a member of the Board of Directors of Park National Bank since January 2019. Mr. Judd serves as a member of the Audit Committee of the Park Board of Directors. Mr. Judd has served as Senior Vice President of Corporate Finance of Big Lots, Inc., a discount retailer, since October 2019. Before joining Big Lots, Inc., Mr. Judd served as Chief Financial Officer and Senior Vice President from February 2016 to October 2019, and as Chief Financial Officer and Vice President from July 2015 to February 2016, of Justice, New Albany, Ohio, a retail fashion company within the Ascena Retail Group. Prior to that, Mr. Judd served as Associate Vice President of Finance of Victoria’s Secret Stores, Columbus, Ohio, a retail fashion company specializing in women’s apparel, from June 2011 to May 2015.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Judd has developed through more than 16 years serving in financial leadership roles for public companies, including his experience in customer engagement, customer analytics, productivity analysis, financial performance and risk management and his experience in capital markets and mergers and acquisitions allow him to provide a strong understanding of customer-focused financial performance and financial and risk management leadership to the Board of Directors, and have recommended that Mr. Judd be elected as a Park director.
DAVID L. TRAUTMAN (age 59) has served as a Park director since January 2005 and as a member of the Board of Directors of Park National Bank since February 2002. Mr. Trautman serves as Vice Chair of the Executive Committee of the Park Board of Directors. Mr. Trautman has served as Chairman of the Board of Park since May 2019 and as Chief Executive Officer of Park since January 2014. He also served as President of Park from January 2005 through April 2019 and as Secretary of Park from July 2002 to December 2013. Mr. Trautman has served as Chairman of the Board of Park National Bank since May 2019 and as Chief Executive Officer of Park National Bank since January 2014. He also served as President of Park National Bank from January 2005 through April 2019. Prior to January 2005, Mr. Trautman served in executive positions with Park National Bank and the then ‒ First-Knox National Bank Division for over ten years.

The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Trautman has developed through more than 37 years of experience in banking, including most recently as Chairman of the Board and Chief Executive Officer of Park and Park National Bank, allow him to provide technical banking knowledge, community perspective and financial leadership to the Board of Directors, and have recommended that Mr. Trautman be elected as a Park director.
LEON ZAZWORSKY (age 72) has served as a Park director since November 2003 and as a member of the Board of Directors of Park National Bank since December 1991. Mr. Zazworsky was appointed as the Lead Director of Park in January 2012. He serves as the Chair of the Risk Committee and as a member of each of the Compensation Committee, the Executive Committee and the Nominating Committee of the Park Board of Directors. Mr. Zazworsky has served as President/Owner of Mid State Systems, Inc., Hebron, Ohio, a transportation and distribution company, since April 1979. Mr. Zazworsky has also served as President/Owner of Mid State Warehouses, Inc., Hebron, Ohio, a warehousing and distribution company, since November 1987. In addition, Mr. Zazworsky has served as President/Owner of Dalmatian Transportation, Ltd., a transportation company, since March 2006.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Zazworsky has developed through more than 41 years of successful private business ownership – managing people, budgets, sales and finances through varying economic conditions in a highly competitive and regulated industry – allow him to provide leadership experience and business expertise to the Board of Directors, and have recommended that Mr. Zazworsky be elected as a Park director.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE PARK SHAREHOLDERS VOTE “FOR” THE
ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.
Continuing Directors
The following information, as of the date of this proxy statement, concerning the age, principal occupation, other affiliations and business experience of each of the continuing directors of Park has been furnished to Park by each director. In addition, the following information provides the evaluation of the Nominating Committee and the full Board of Directors regarding the key attributes, skills and qualifications possessed by each continuing director.
Directors Continuing in Office (Terms to Expire at the 2022 Annual Meeting)
DONNA M. ALVARADO (age 72) has served as a Park director since April 2013 and as a member of the Board of Directors of Park National Bank since October 1991. Ms. Alvarado serves as Chair of the Nominating Committee and as a member of each of the Audit Committee and the Risk Committee of the Park Board of Directors. Ms. Alvarado has served as President of AGUILA International, Granville, Ohio, an international business consulting firm that specializes in human resources and leadership development, since January 1994. She has served on the Board of Directors of CSX Corporation, a publicly-traded provider of rail and other transportation services, since December 2006 and of CoreCivic, Inc. (formerly known as Corrections Corporation of America), a publicly-traded owner and operator of privatized correctional and detention facilities, since December 2003.

The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Alvarado has developed through her more than 29 years of service as a director of each of Park and Park National Bank (including her service as an Audit Committee member of each Board of Directors), combined with her understanding of government through her public sector experience, her experience as a public company director, her human resources and leadership development expertise and her civic and community involvement, allow her to provide a valued perspective on business, federal and state government regulatory oversight and corporate governance issues to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Ms. Alvarado should continue as a Park director.
STEPHEN J. KAMBEITZ (age 62) has served as a Park director since January 2010 and as a member of the Board of Directors of Park National Bank since January 2010. Mr. Kambeitz serves as Chair of the Audit Committee and as a member of each of the Compensation Committee and the Risk Committee of the Park Board of Directors. Mr. Kambeitz is currently a private investor. Mr. Kambeitz served as President of R.C. Olmstead, Inc., Dublin, Ohio, a software development company, from June 2008 until that company was acquired in March 2016. He had also served as Chief Financial Officer of R.C. Olmstead, Inc. from June 2001 to March 2016.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Kambeitz has developed through more than 39 years of executive sales and financial management, team building and restructuring and SEC reporting and public accounting experience, including working in the financial services industry through the savings and loan challenges in the 1980s, allow him to provide a valuable perspective on operating a financial services institution to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Mr. Kambeitz should continue as a director.
TIMOTHY S. MCLAIN (age 59) has served as a Park director since January 2010 and as a member of the advisory board of directors of the Century National Bank Division since April 2007. Mr. McLain serves as a member of each of the Audit Committee and the Compensation Committee of the Park Board of Directors. Mr. McLain has served as Vice President of McLain, Hill, Rugg & Associates, Inc., a firm which provides tax and accounting services, since December 1991 and has been associated with that firm since August 1979. Mr. McLain has been a Certified Public Accountant since 1985.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. McLain has developed through more than 35 years as a Certified Public Accountant in public practice allow him to provide tax, accounting and financial expertise to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Mr. McLain should continue as a Park director.
MARK R. RAMSER (age 66) has served as a director of Park since January 2019 and as a member of the advisory board of directors of the First-Knox National Bank Division since January 1997. Mr. Ramser serves as a member of the Risk Committee of the Park Board of Directors. Mr. Ramser has served as President of Ohio Cumberland Gas Company, Mount Vernon, Ohio, a privately-owned natural gas public utility, since January 1987. Over the past 40 years, Mr. Ramser has owned and operated several small companies engaged in providing natural gas public utilities, over 200 oil and gas wells and more than 40 commercial real estate spaces.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Ramser has developed through nearly 40 years of experience in leading, owning and operating natural gas public utility companies and his over 24 years of experience as a member of the advisory board of directors of the First-Knox National Bank Division (including his service as an Audit

Committee member of that advisory board of directors) allow him to provide leadership and management expertise and valuable insight into the corporate governance issues faced by Park National Bank’s divisions to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Mr. Ramser should continue as a Park director.
Directors Continuing in Office (Terms to Expire at the 2023 Annual Meeting)
C. DANIEL DELAWDER (age 71) has served as a Park director since April 1994 and as a member of the Board of Directors of Park National Bank since April 1992. Mr. DeLawder serves as Chair of the Executive Committee of the Park Board of Directors. Mr. DeLawder served as Chairman of the Board of Park from January 2005 through April 2019, as Chief Executive Officer of Park from January 1999 through December 2013, and as President of Park from April 1994 through December 2004. Mr. DeLawder served as Chairman of the Board of Park National Bank from January 2005 through April 2019, as Chief Executive Officer of Park National Bank from January 1999 through December 2013, as President of Park National Bank from April 1993 through December 2004, and as Executive Vice President of Park National Bank from March 1992 to April 1993. Prior to the foregoing, Mr. DeLawder served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two of those years, as Chairman of the Board of Trustees. Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. DeLawder developed through more than 14 years as the Chief Executive Officer of Park and nearly 50 years of service with Park in various capacities, as well as his past service as a director of the Federal Reserve Bank of Cleveland and as a member of each of the Board of Trustees and the Capital Campaign Steering Committee of Ohio University, allow him to provide banking and general financial expertise and comprehensive knowledge regarding Park and the markets within which Park National Bank operates to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Mr. DeLawder should continue as a Park director.
ALICIA J. HUPP (age 60) has served as a Park director since June 2015, and as a member of the advisory board of directors of the Security National Bank Division since March 2012. Ms. Hupp serves as a member of each of the Audit Committee and the Nominating Committee of the Park Board of Directors. Ms. Hupp has served as President since July 1996 and Chief Executive Officer and Chairman of the Board since November 2005, of Sweet Manufacturing Company, Springfield, Ohio, a manufacturer of bulk material handling equipment.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Ms. Hupp has developed through nearly 25 years in leading a manufacturing company based in the market area served by the Security National Bank Division allow her to provide a valuable customer perspective and management expertise to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Ms. Hupp should continue as a Park director.
MATTHEW R. MILLER (age 42) has served as a Park director since May 2019 and as a member of the Board of Directors of Park National Bank since May 2019. Mr. Miller serves as Secretary and a non-voting member of the Executive Committee of the Park Board of Directors. Mr. Miller has served as President of each of Park and Park National Bank since May 2019. Previously, Mr. Miller served as Executive Vice President of each of Park and Park National Bank from April 2017 through April 2019. Prior to that, Mr. Miller served as Chief Accounting Officer and principal accounting officer of Park and Senior Vice President and Chief Accounting Officer of Park National Bank from December 2012 through March 2017; and as Vice President of Accounting of Park National Bank from March 2009 to December 2012. Mr. Miller began his career in 2001 with the accounting firm Deloitte, primarily serving clients in the financial services industry.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. Miller has developed in more than 11 years of service with Park as well as his eight years in public accounting practice allow him to provide technical banking knowledge and accounting expertise to the Board of Directors. The Nominating Committee and the full Board of Directors believe that Mr. Miller should continue as a Park director.
ROBERT E. O’NEILL (age 58) has served as a Park director since April 2013 and as a member of the Board of Directors of Park National Bank since December 2004. Mr. O’Neill serves as a member of each of the Audit Committee, the Executive Committee and the Nominating Committee of the Park Board of Directors. Mr. O’Neill has served as President and a director of Southgate Corporation, Newark, Ohio, a real estate development and management company, since April 2002 and served as Vice President of Southgate Corporation from February 1989 to April 2002.
The Nominating Committee and the full Board of Directors believe that the attributes, skills and qualifications Mr. O’Neill has developed through his years of service as a director of each of Park and Park National Bank (including his service as an Audit Committee member of each Board of Directors), together with more than 31 years of experience in developing and managing industrial, commercial and multi-family real estate in Central Ohio, allow him to provide development and management expertise to the Board of Directors in connection with the loan activities of Park National Bank. The Nominating Committee and the full Board of Directors believe that Mr. O’Neill should continue as a Park director.
BENEFICIAL OWNERSHIP OF PARK COMMON SHARES
The following table furnishes information regarding the beneficial ownership of Park common shares, as of March 1, 2021 (unless otherwise noted), for each of the Park directors (including those nominated for election at the Annual Meeting), each of the individuals named in the Summary Compensation Table for 2020, all current directors and executive officers of Park as a group and each person known by Park to beneficially own more than 5% of Park’s outstanding common shares:

	Beneficial Ownership

Name and Address(1)	Amount and Nature(1)	Percentage(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(3)	2,205,173	13.5%
Trust department of Park National Bank 50 North Third Street Newark, OH 43055(4)	1,651,286	10.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(5)	1,426,435	8.7%
Donna M. Alvarado	6,628	*
C. Daniel DeLawder(6)(7)	138,959	*
F. William Englefield IV(8)	8,084	*
Alicia J. Hupp	2,726	*
Jason N. Judd(9)	920	*
Stephen J. Kambeitz(10)	4,108	*
Timothy S. McLain(11)	3,380	*
Matthew R. Miller(6)(12)	6,574	*
Robert E. O’Neill(13)	22,380	*
Mark R. Ramser(14)	102,718	*
Julia A. Sloat	3,179	*
David L. Trautman(6)(15)	65,492	*
Leon Zazworsky(16)	47,914	*
Brady T. Burt(6)(17)	10,398	*

All current directors and executive officers as a group (14 persons) (18)	423,460	2.6%
________________________
*Less than 1%
(1)    Unless otherwise indicated in the footnotes to this table, each beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table for such beneficial owner. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the directors and executive officers of Park is 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500.

(2)    The “Percent of Class” computation is based upon 16,313,540 common shares outstanding on March 1, 2021.
(3)    Based on information contained in a Schedule 13G/A, dated January 26, 2021 and filed with the SEC on that same day, on behalf of BlackRock, Inc., to report the beneficial ownership by its subsidiaries (BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC) of common shares of Park as of December 31, 2020, and consequently, the beneficial ownership of BlackRock, Inc. may have changed prior to the printing of this Proxy Statement. The Schedule 13G/A reported that BlackRock, Inc., through its subsidiaries, had sole voting power as to 2,178,274 common shares and sole investment power as to 2,205,173 common shares. The Schedule 13G/A also reported that BlackRock Fund Advisors beneficially owned 5% or greater of Park’s outstanding common shares.
(4)    The trust department of Park National Bank beneficially owns 1,651,286 common shares, with sole voting power as to 1,622,023 common shares and sole investment power as to 454,650 common shares. The officers and directors of Park National Bank and the officers and directors of Park disclaim beneficial ownership of the common shares beneficially owned by the trust department of Park National Bank. The number shown does not include 1,161,462 common shares held of record by the trust department of Park National Bank as to which the trust department has no voting or investment power.
(5)    Based on information contained in a Schedule 13G/A dated February 8, 2021, and filed by The Vanguard Group with the SEC on February 10, 2021, to report beneficial ownership by its subsidiaries (Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited) of common shares of Park as of December 31, 2020, and consequently, the beneficial ownership of The Vanguard Group may have changed prior to this printing of this Proxy Statement. The Schedule 13G/A reported that The Vanguard Group, through its subsidiaries, had shared voting power as to 14,514 common shares, sole investment power as to 1,400,434 common shares and shared investment power as to 26,001 common shares.
(6)    Individual named in Summary Compensation Table for 2020. Messrs. DeLawder, Miller and Trautman are also directors of Park.
(7)    The number shown includes: (i) 26,897 common shares held for the account of Mr. DeLawder in the Park KSOP; (ii) 50,232 common shares held by the wife of Mr. DeLawder as to which she has sole voting and investment power and Mr. DeLawder disclaims beneficial ownership; (iii) 1,877 common shares as to which Mr. DeLawder has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. DeLawder until March 31, 2022; (iv) 1,858 common shares as to which Mr. DeLawder has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. DeLawder until March 31, 2023; (v) 1,905 common shares as to which Mr. DeLawder has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. DeLawder until March 29, 2024; and (vi) 910 common shares as to which Mr. DeLawder has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. DeLawder until March 27, 2025. As of March 1, 2021, 55,280 common shares held by Mr. DeLawder and 50,148 common shares held by the wife of Mr. DeLawder were pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(8)    The number shown includes: (i) 4,911 common shares held in a managing agency account with the trust department of Park National Bank as to which common shares the trust department of Park National Bank and Mr. Englefield share voting power and Mr. Englefield has investment power; (ii) 273 common shares held by Mr. Englefield in an individual retirement account with a brokerage firm; (iii) 1,590 common shares held in a cash management account by a brokerage firm as custodian for Mr. Englefield; and (iv) 860 common shares held in a trust with a brokerage firm for the benefit of members of Mr. Englefield’s immediate family, as to which trust Mr. Englefield serves as the trustee with voting power and investment power.
(9)    The number shown includes 920 common shares held jointly by Mr. Judd and his wife as to which he shares voting and investment power.
(10)    The number shown includes 250 common shares held by Mr. Kambeitz in an individual retirement account with a brokerage firm.
(11)    The number shown includes 2,980 common shares held jointly by Mr. McLain and his wife as to which he shares voting and investment power.
(12)    The number shown includes: (i) 3,707 common shares held for the account of Mr. Miller in the Park KSOP; (ii) 534 common shares as to which Mr. Miller has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Miller until March 31, 2022; (iii) 618 common shares as to which Mr. Miller has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Miller until March 31, 2023; (iv) 1,006 common shares as to which Mr. Miller has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Miller until March 29, 2024; and (v) 709 common shares as to which Mr. Miller has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Miller until March 27, 2025. As of March 1, 2021, 1,584 common shares held by Mr. Miller were pledged as security to a financial institution, which is not affiliated with Park, in connection with a personal loan.
(13)    The number shown includes: (i) 500 common shares held by the wife of Mr. O’Neill in a managing agency account with the trust department of Park National Bank as to which she has sole investment power, the trust department of Park National Bank has voting power and Mr. O’Neill disclaims beneficial ownership; and (ii) an aggregate of 2,000 common shares held by two trusts established for the benefit of Mr. O’Neill’s two children as to which Mr. O’Neill disclaims beneficial ownership. The number shown also includes 5,000 common shares held by Southgate Company Limited Partnership. Mr. O’Neill is President of Southgate Corporation, which corporation is the general partner of Southgate Company Limited Partnership, and in such capacity as President, he may be deemed to indirectly exercise voting power and investment power over the common shares held by Southgate Company Limited Partnership. Mr. O’Neill disclaims beneficial ownership of the common shares held by Southgate Company Limited Partnership except to the extent of his pecuniary interest therein. The number shown does not include (x) an aggregate of 902 common shares held in two educational trust accounts established by Mr. Robert E. O’Neill’s father (John J. O’Neill) for the benefit of his grandchildren for which Park National Bank’s trust department serves as trustee and as to which common shares the trust department has voting power and investment power but would request input from Mr. Robert E. O’Neill prior to making investment decisions with respect to these common shares; and (y) 2,000 common shares held by the trust department of Park National Bank for The O’Neill Foundation, an Ohio nonprofit corporation managed by Mr. O’Neill’s wife and two adult children, and as to which common shares Mr. O’Neill has no voting power or investment power.
(14)    The number shown includes: (i) an aggregate of 7,135 common shares held by Mr. Ramser in two individual retirement accounts with Park National Bank; (ii) 20,388 common shares held by the wife of Mr. Ramser as to which she has sole voting and investment power and Mr. Ramser disclaims beneficial ownership; (iii) an aggregate of 8,500 common shares held by three trusts established for the benefit of Mr. Ramser’s three children for which Mr. Ramser serves as trustee and as to which Mr. Ramser disclaims beneficial ownership; (iv) 4,278 common shares held by a trust established for the benefit of Mr. Ramser’s mother for which Mr. Ramser serves as co-trustee and as to which Mr. Ramser disclaims beneficial ownership; (v) 3,421 common shares held by Ramser FLP Inc. of which Mr. Ramser owns 50% of the equity interests and Mr. Ramser disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein; (vi) 25,416 common shares held by Ramser FLP Ltd. of which Mr. Ramser owns 47.5% of the equity interests and Mr. Ramser disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein; (vii) 15,453 common shares held by Ramser Arboretum over which Mr. Ramser shares voting and investment power in his capacity as Secretary and Treasurer and as to which Mr. Ramser disclaims beneficial ownership; and (viii) 13,427 common shares held in the Mary E. Ramser Revocable Trust as to which Mr. Ramser serves as a co-trustee and Mr. Ramser disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest therein. As of March 1, 2020, 3,401 common shares held by Mr. Ramser and 16,465 common shares held by the wife of Mr. Ramser were pledged as security in connection with a business loan through Park National Bank.
(15)    The number shown includes: (i) 15,932 common shares held for the account of Mr. Trautman in the Park KSOP; (ii) 13,230 common shares held by the wife of Mr. Trautman as to which she has sole voting and investment power and Mr. Trautman disclaims beneficial ownership; (iii) 822 common shares held in a rollover plan as to which the wife of Mr. Trautman has sole investment power, the trust department of Park National Bank has voting power and Mr. Trautman disclaims beneficial ownership; (iv) 346 common shares held in an inherited IRA for the benefit of the wife of Mr. Trautman as to which she has sole investment power, the trust department of Park National Bank has voting power and Mr. Trautman disclaims beneficial ownership; (v) 1,891 common shares as to which Mr. Trautman has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Trautman until March 31, 2022; (vi) 1,875 common shares as to which Mr. Trautman has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Trautman until March 31, 2023; (vii) 2,389 common shares as to which Mr. Trautman has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Trautman until March 29, 2024; and (viii) 1,142 common shares as to which Mr. Trautman has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Trautman until March 27, 2025. As of March 1, 2020, 27,865 common shares held by Mr. Trautman and 13,230 common shares held by the wife of Mr. Trautman were pledged as security to a financial institution which is not affiliated with Park, in connection with a personal loan.
(16)    The number shown includes 100 common shares held by the wife of Mr. Zazworsky in a brokerage account as to which she has sole voting and investment power and Mr. Zazworsky disclaims beneficial ownership. The number shown does not include 10 common shares held by an investment club of which Mr. Zazworsky is a member. Mr. Zazworsky disclaims beneficial ownership of these 10 common shares because the voting power and the investment power with respect to these common shares are subject to collective action by the members of the investment club.

(17)    The number shown includes: (i) 6,280 common shares held for the account of Mr. Burt in the Park KSOP; (ii) 709 common shares as to which Mr. Burt has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Burt until March 31, 2022; (iii) 938 common shares as to which Mr. Burt has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Burt until March 31, 2023; (iv) 1,673 common shares as to which Mr. Burt has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Burt until March 29, 2024; and (v) 799 common shares as to which Mr. Burt has voting power and the right to receive dividends but which common shares may not be sold, transferred, assigned or otherwise disposed of by Mr. Burt until March 27, 2025.
(18)    See Notes (7) through (17) above.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that Park’s directors and executive officers and greater-than-10% beneficial owners of Park’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent charges in their beneficial ownership. Specific due dates for such reports have been established by the SEC and Park is required to disclose in this proxy statement any late report or known failure to file a required report. To Park’s knowledge, based solely on a review of the copies of the reports and amendments thereto filed electronically with the SEC and written representations that no other reports were required, Park believes that during the 2020 fiscal year, all Section 16(a) filing requirements applicable to Park’s directors and executive officers and greater-than-10% beneficial owners of Park’s outstanding common shares were complied with, with the exception of one Form 4 reporting one transaction for Mark R. Ramser, a Park director, that was filed late.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
In accordance with the applicable sections of the NYSE American Company Guide (the “NYSE American Rules”) and applicable SEC rules, the Park Board of Directors has adopted the Code of Business Conduct and Ethics, which applies to the directors, officers and employees of Park and of our subsidiaries. The Code of Business Conduct and Ethics is intended to set forth Park’s expectations for the conduct of ethical business practices by the officers, directors, employees and agents of Park and of our subsidiaries, to promote advance disclosure and review of potential conflicts of interest and similar matters, to protect and encourage the reporting of questionable behavior, to foster an atmosphere of self-awareness and prudent conduct and to discipline appropriately those who engage in improper conduct. The Code of Business Conduct and Ethics is posted on the “Corporate Information – Governance Documents” section of the “Investor Relations” page of Park’s Internet website at www.investor.parknationalcorp.com.
Park Improvement Line/Online Reporting
Park has implemented a “whistleblower” hotline called the “PRK Improvement Line.” The PRK Improvement Line number is (800) 418-6423, Ext. PRK (775). Calls that relate to accounting, internal accounting controls or auditing matters or that relate to possible wrongdoing by employees of Park or one of our subsidiaries can be made anonymously through this hotline. An additional method of reporting anonymously is online via www.securityvoice.com/reports. The calls and e-mails are received by an independent third-party service and the information received is forwarded directly to the Chair of the Audit Committee and the head of Park’s Internal Audit Department.
Corporate Governance Guidelines
Upon the recommendation of the Nominating Committee, the Park Board of Directors has adopted Corporate Governance Guidelines to promote the effective functioning of the Board of Directors and its committees and to reflect Park’s commitment to high standards of corporate governance. The Corporate Governance Guidelines are included as Exhibit A to the charter of the Nominating Committee, which is posted on the “Corporate Information – Governance Documents” section of the “Investor Relations” page of Park’s website at www.investor.parknationalcorp.com.
Independence of Directors
Applicable NYSE American Rules require that a majority of the members of the Park Board of Directors be independent directors. The definition of independence for purposes of the NYSE American Rules includes a series of objective tests, which Park has used in determining whether the members of the Park Board of Directors as well as the members of Park’s Compensation Committee are independent. In addition, a member of Park’s Audit Committee will not be considered to be independent under the applicable NYSE American Rules if he or she (i) does not satisfy the independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) has participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time during the past three years.
In making determinations as to the independence of (i) the current directors of Park and (ii) James R. DeRoberts, the Former Director, consistent with the definitions of an “independent director” in the applicable NYSE American Rules, the Board of Directors reviewed, considered and discussed:
•the relevant facts and circumstances of the relationships, whether direct or indirect and whether employment, commercial, industrial, banking, consulting, legal, accounting, charitable, familial or otherwise, between Park and/or any of our subsidiaries (including their divisions) and (i) each current Park director (and the immediate family members of each current Park director) or (ii) the Former Director (and the immediate family members of the Former Director), in each case since January 1, 2018;
•the compensation and other payments (including payments made in the ordinary course of providing business services) that (i) each current Park director (and the immediate family members of each current Park director) or (ii) the Former Director (and the immediate family members of the Former Director):
•has, directly or indirectly, received from or made to Park and/or any of our subsidiaries (including their divisions) since January 1, 2018; or
•presently expects to receive, directly or indirectly, from or make to Park and/or any of our subsidiaries (including their divisions);
•the relationship, if any, between (i) each current Park director (and the immediate family members of each current Park director) or (ii) the Former Director (and the immediate family members of the Former Director) and each independent registered public accounting firm which has served as the outside auditor for Park and/or any of our subsidiaries since January 1, 2018;

•whether (i) any current Park director (or any of the immediate family members of any current Park director) or (ii) the Former Director (or any immediate family member of the Former Director) is or was employed as an executive officer of another entity where, at any time since January 1, 2018, any of Park’s executive officers served or presently serves on the compensation committee of such other entity; and
•whether (i) any current Park director or (ii) the Former Director participated in the preparation of the financial statements of Park or any of our current subsidiaries at any time since January 1, 2018.
Based upon that review, consideration and discussion and the unanimous recommendation of the Nominating Committee, the full Board of Directors has determined that at least a majority of the current Park directors qualify as independent directors. The Board of Directors has determined that each of Donna M. Alvarado, F. William Englefield IV, Alicia J. Hupp, Jason N. Judd, Stephen J. Kambeitz, Timothy S. McLain, Robert E. O’Neill, Mark R. Ramser, Julia A. Sloat and Leon Zazworsky qualifies, and that during his period of service as a Park director in the 2020 fiscal year, James R. DeRoberts qualified, as an independent director because each such individual has or had no financial or personal ties, either directly or indirectly, with Park or any of our subsidiaries other than:
•compensation received and expected to be received in the individual’s capacity as a Park director and a director of Park National Bank (or a member of the advisory board of directors of one of the divisions of Park National Bank);
•non-preferential payments made or received in the ordinary course of providing business services (in the nature of payments of interest or proceeds relating to banking services or loans by Park National Bank);
•ownership of Park common shares;
•in the case of James R. DeRoberts, compensation received by the insurance agency (as to which he is a partner) for insurance and risk management consulting services provided to Park and our subsidiaries in an amount not exceeding $100,000 in each of Park’s past three fiscal years;
•in the case of Alicia J. Hupp, the fact that she served as a member of the Board of Directors of the Greater Springfield Chamber of Commerce until December of 2018, and (i) the Security National Bank Division made payments totaling less than $20,000 in the fiscal year ended December 31, 2018 (the “2018 fiscal year”) in respect of membership in and participation in events sponsored by the Greater Springfield Chamber of Commerce and (ii) the Park National Corporation Foundation approved, in October of 2019, a multi-year pledge commitment to the Greater Springfield Chamber of Commerce totaling $150,000 for five years to be paid in annual installments of $30,000 beginning in 2020, in each case with Ms. Hupp receiving and to receive no direct or indirect benefit in any capacity from the payments made by the Security National Bank Division and the Park National Corporation Foundation;
•in the case of Timothy S. McLain, compensation received by Mr. McLain’s brother (James L. McLain, II) in the capacity of James L. McLain, II as a member of the advisory board of directors of the Fairfield National Bank Division;

•in the case of Timothy S. McLain, the fact that the firm of Timothy S. McLain and James L. McLain, II has provided miscellaneous tax services to fiduciary customers of Park National Bank in a total amount not exceeding $50,000 in each of Park’s past three fiscal years, and continues to do so, and that such services are not provided directly or indirectly to or for the benefit of Park or Park National Bank;
•in the case of Robert E. O’Neill, the fact that he serves as a member of the Governing Board of The Licking County Foundation and (i) Park National Bank and the Park National Corporation Foundation have made donations in an aggregate amount totaling less than $80,000 in each of Park’s past three fiscal years and (ii) the Park National Corporation Foundation approved, in October of 2019, a multi-year pledge commitment totaling $300,000 for five years to be paid in annual installments of $60,000 beginning in 2020, in each case with Mr. O’Neill receiving and to receive no direct or indirect benefit in any capacity from the donations made by Park National Bank and the Park National Corporation Foundation;
•in the case of Robert E. O’Neill, the fact that he serves on the Board of Trustees of the Newark Campus Development Fund and Park National Bank and the Park National Corporation Foundation have made donations in an aggregate amount totaling less than $150,000 in each of Park’s past three fiscal years, with Mr. O’Neill receiving no direct or indirect benefit in any capacity from the donations made by Park National Bank and the Park National Corporation Foundation;
•in the case of Mark R. Ramser, the fact that he serves as a member of the Board of Directors of Knox Community Hospital and Park National Bank and the Park National Corporation have made donations in an aggregate amount totaling less than $70,000 in each of Park’s past three fiscal years to Knox Community Hospital Foundation, with Mr. Ramser receiving no direct or indirect benefit in any capacity from the donations made by Park National Bank and the Park National Corporation Foundation;
•in the case of Julia A. Sloat, the fact that she serves as Executive Vice President and Chief Financial Officer of American Electric Power Company, Inc., an electric public utility holding company that, through one or more of its affiliates, provides utility services to Park and our subsidiaries; and
•in the case of each of Alicia J. Hupp, Timothy S. McLain, Robert E. O’Neill, Mark R. Ramser, Julia A. Sloat and Leon Zazworsky, the fact that he or she serves or served on the Board of Trustees/Directors of, or on a committee of, a non-profit organization to which Park National Bank (or one of its divisions) or the Park National Corporation Foundation made nominal donations not exceeding $50,000 in each of Park’s past three fiscal years, with the applicable director receiving no direct or indirect benefit in any capacity from the donations made.
None of C. Daniel DeLawder, Matthew R. Miller and David L. Trautman qualifies as an independent director because he currently serves as an executive officer and/or an employee of Park and Park National Bank.
Risk Management Oversight
The role of the Park Board of Directors is to provide oversight to ensure an effective enterprise risk management program is in place, including an appropriate enterprise risk management framework and related governance structure. Certain committees of the Board of Directors administer various aspects of the Board of Directors’ risk oversight function. The Risk Committee assists the Board of Directors in overseeing Park’s enterprise-wide risks, including credit risk, market risk, liquidity risk, operational risk, IT/IS risk (including cyber-security, information security and third-party risks), legal risk (together with the Audit Committee), compliance risk (together with the Audit Committee), strategic risk (including capital management) and reputational risk. The Risk Committee’s role and its interaction with the full Board of Directors and other Board committees regarding the Risk Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Risk Committee”. The Compensation Committee evaluates with Park’s Chief Risk Officer risks posed by Park’s compensation policies and practices and makes reasonable efforts required to limit any unnecessary risks Park’s compensation programs pose to Park and ensure that the programs do not encourage executive officers and/or other employees to take unnecessary and excessive risks that threaten the value of Park. The Compensation Committee’s role and its interaction with the full Board of Directors and other Board committees regarding compensation risk are more fully described under the heading “EXECUTIVE COMPENSATION – Compensation Committee Report”. The Audit Committee discusses Park’s systems to monitor and manage business risk with management and Park’s Internal Audit Department. The Audit Committee assists the Board of Directors in overseeing audit risk, financial reporting risk, compliance risk (together with the Risk Committee) and legal risk (together with the Risk Committee). The Audit Committee’s role and its interaction with the full Board of Directors regarding the Audit Committee’s risk oversight responsibilities are more fully described under the heading “STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS – Committees of the Board – Audit Committee”.
Nominating Procedures
The Nominating Committee recommended the nominees identified in “ELECTION OF DIRECTORS (Proposal 1) ̶ Nominees for Election as Directors (Terms Expiring at 2024 Annual Meeting)” for election as directors of Park at the Annual Meeting. As detailed in the Nominating Committee’s charter, the Nominating Committee has the responsibility to identify and recommend to the full Board of Directors individuals qualified to become directors of Park.
Director Qualifications
Each director must be a shareholder of Park.
It is the sense of the Park Board of Directors that each director should be an active leader in the director’s business or profession and in the director’s community. As a result, a Park director who experiences a material change in his/her principal occupation, position, location or responsibility from that held when he/she was elected to the Board of Directors is to promptly advise Park’s Chairman of the Board and the Chair of the Nominating Committee. The Nominating Committee will meet to review the continued appropriateness of such director’s service on the Board of Directors under the new circumstances and make a recommendation to the Board of Directors at the next regularly scheduled meeting of the full Board of Directors. Generally, a director is to no longer continue in service after age 82; however, individuals serving on the Board of Directors as of December 31, 2011 are grandfathered and not subject to this limitation.
A director is expected to submit his/her resignation if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “doubtful” or “loss” under applicable regulatory standards. In addition, a director is expected to submit his/her request for a temporary leave of absence as a director if a loan from Park National Bank or one of its divisions to the director or an entity controlled by the director is classified “substandard” under applicable regulatory standards, with termination of the leave of absence to occur if and when the subject loan has been upgraded to a “pass” status, as defined under applicable regulatory standards.
Criteria Considered by Nominating Committee
Park believes that Board membership should reflect the diversity of the markets served by the Park organization. The Nominating Committee takes into account many factors when considering candidates for the Board of Directors to ensure that the Board is comprised of directors with a variety of experiences and backgrounds, each of whom has high-level managerial experience and represents the interests of Park’s shareholders as a whole rather than those of special interest groups. The Nominating Committee utilizes its pool of existing directors of Park National Bank (and its divisions) as well as the significant network of business contacts of Park’s existing directors and executive officers as the primary source from which director candidates are identified. In addition, the Nominating Committee periodically engages a third-party executive search firm to help identify and evaluate director candidates. When evaluating individual director candidates, the Nominating Committee may consider those factors it deems appropriate, including:
•whether the candidate has exhibited behavior indicating a commitment to the highest ethical standards;
•whether the candidate has special skills, expertise and background that would complement the attributes of the incumbent Park directors, taking into consideration the diverse communities and geographies in which Park and our subsidiaries operate;
•whether the candidate has achieved prominence in his/her business, governmental or professional activities, and has built a reputation that demonstrates the ability to make the kind of important and sensitive judgments that members of the Park Board of Directors are called upon to make;
•whether the candidate possesses a willingness to challenge management while working constructively as a part of a team in an environment of collegiality and trust; and
•whether the candidate will be able to devote sufficient time and energy to the performance of his/her duties as a Park director. Directors are to advise Park’s Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board. The Nominating Committee will then review the individual’s availability to fulfill his/her responsibilities as a Park director if he/she serves on more than three other public company boards.
The Nominating Committee from time to time will identify other selection criteria for Board membership, taking into account the current Board composition and striving to ensure that appropriate knowledge, skills and experience are represented.
Depending on the current needs of the Park Board of Directors, certain factors may be weighed more or less heavily by the Nominating Committee. Diversity is considered by the Nominating Committee when evaluating potential nominees because the Board of Directors believes that Board membership should reflect not only the diversity of the markets served by Park and our subsidiaries, but also diversity in the Board’s overall experience in business, government, education, technology and other areas relevant to the operations of Park and our subsidiaries and diversity in the Board’s composition in terms of age, skills and other factors relevant to the business of Park and our subsidiaries.

Park’s directors embody a well-rounded variety of skills, knowledge, background and experience. The Board of Directors also benefits from directors having a range of tenures as this provides continuity and experience as well as fresh perspectives. The average tenure of our directors is 9.5 years. The directors range in age from 42 to 72 years.
In considering candidates for the Board of Directors, the Nominating Committee evaluates the entirety of each candidate’s credentials. Other than the requirement that a candidate be a Park shareholder, there are no specific minimum qualifications that must be met by a Nominating Committee-recommended nominee. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with performance as a Park director.
The Nominating Committee will consider candidates for the Board of Directors from any reasonable source, including shareholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. During the 2020 fiscal year, the Nominating Committee engaged a third-party executive search firm to help identify and evaluate director candidates.
Nominating Guidelines for Shareholders
Shareholders may recommend director candidates for consideration by the Nominating Committee by writing to Brady T. Burt, Park’s Chief Financial Officer, Secretary and Treasurer, at 51 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The recommendation must give the candidate’s name, age, business address or residence address, principal occupation or employment for the past five years, other public company boards on which the candidate serves, whether the candidate would qualify as an “independent director” under the applicable NYSE American Rules, the number of Park common shares beneficially owned by the candidate, a statement of the candidate’s qualifications to serve on the Park Board of Directors, and the written consent of the candidate to serve as a Park director, if elected. The Nominating Committee may require additional information to determine the qualifications of the candidate recommended. The person making the recommendation must also include such person’s name and address as well as the number of Park common shares owned by such person.
Any shareholder who wishes to nominate an individual for election as a director at an annual meeting of the shareholders of Park must comply with the provisions of our Regulations related to shareholder nominations. Shareholder nominations must be made in writing and delivered or mailed to Park’s President not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if less than 21 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to Park’s President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to the shareholders. Nominations for the 2021 Annual Meeting must be received by Matthew R. Miller, Park’s President, by April 12, 2021. Each shareholder nomination must contain the following information to the extent known by the nominating shareholder:
•the name and address of each proposed nominee;
•the principal occupation of each proposed nominee;
•the total number of Park common shares that will be voted for each proposed nominee;

•the name and residence address of the nominating shareholder; and
•the number of Park common shares beneficially owned by the nominating shareholder.
Nominations which do not comply with the above requirements and our Regulations will be disregarded.
Communications with the Board of Directors
Although Park has not to date developed formal processes by which shareholders may communicate directly with directors, Park believes that the informal process, in which any communication sent to the Board of Directors, in care of the Audit Committee, or to Park’s Chairman of the Board, Park’s Chief Executive Officer or Park’s President, is forwarded to all members of the Board of Directors or specified individual directors, if applicable, has served the needs of the Board of Directors and the Park shareholders. There is no screening process in respect of shareholder communications. All shareholder communications received by the Audit Committee, Park’s Chairman of the Board, Park’s Chief Executive Officer or Park’s President for the attention of the Board of Directors or specified individual directors are forwarded to the appropriate members of the Board.
The Park Board of Directors, or one of the Board committees, may consider the development of more specific procedures related to shareholder communications with the Board. Until other procedures are developed and posted on the “Corporate Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s website at www.investor.parknationalcorp.com, any communication to the Board of Directors or to individual directors may be sent to the Board or one or more individual directors, in care of the Audit Committee, or in care of Park’s Chairman of the Board, Park’s Chief Executive Officer or Park’s President, at our executive offices located at 50 North Third Street, Post Office Box 3500, Newark, Ohio 43058-3500. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication,” as appropriate. All shareholder communications must identify the author as a shareholder of Park and clearly state whether the correspondence is directed to all members of the Board of Directors or to certain specified individual directors. All shareholder communications will be copied and circulated to the appropriate director or directors without any screening. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening.
Transactions with Related Persons
Policies and Procedures with Respect to Related Person Transactions
Park National Bank has made, and expect to make in the future, loans in the ordinary course of business to certain directors and officers of Park. These loans are made on substantially the same terms, including the interest rates charged, collateral required and repayment terms, as those prevailing at the same time for comparable loans with persons not affiliated with Park or one of our subsidiaries. Such loans do not involve more than a normal risk of collectability or present unfavorable features.
On an annual basis, each director and each executive officer of Park must complete a Directors’ and Officers’ Questionnaire which requires disclosure of any transaction, arrangement or relationship with Park and/or any of our subsidiaries since the beginning of the last fiscal year in which the director or executive officer, or any member of his or her immediate family, has or had a direct or indirect interest. Park’s Compliance Department also reviews information quarterly for any outstanding loans with Park National Bank in which the director or executive officer has a direct or indirect material interest. As a part of its review process, Park’s Compliance Department compares information on a quarterly basis to track originations of any new loans for a director or an executive officer and reconciles all then current account information to ensure the data has been gathered and recorded accurately.
The Audit Committee is responsible, under the terms of the Audit Committee’s charter, for reviewing and overseeing procedures designed to identify related person transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under applicable NYSE American Rules or applicable rules adopted by the SEC, including those transactions required to be disclosed under Item 404 of SEC Regulation S-K, or the rules of any other appropriate regulatory agency or body. The Audit Committee has the authority to approve any such transactions. Further, under the terms of Park’s Code of Business Conduct and Ethics, the Audit Committee is responsible for reviewing and overseeing all actions and transactions which involve the personal interest of a director, an executive officer or an employee of Park or one of our subsidiaries (including their divisions), and has the right to determine in advance whether any such action or transaction represents a potential conflict of interest. In addition, under the terms of Park’s Commercial Loan Policy, all loans made to directors of Park or of one of our subsidiaries in excess of $500,000 must be approved by the full Board of Directors of Park or of Park National Bank. To the extent any transaction represents an ongoing business relationship with Park or any of our subsidiaries, such transaction must be reviewed annually and be on terms no more favorable than those which would be usual and customary in similar transactions between unrelated persons dealing at arms’ length.
At least annually, the Nominating Committee receives a report identifying any Park director, or any immediate family member sharing a Park director’s household, who serves as a director, a trustee or an executive officer of a charitable organization that receives contributions or pledges from Park, any of our subsidiaries and/or the Park National Corporation Foundation.
Banking Transactions
During the 2020 fiscal year, certain of the current directors and executive officers of Park, as well as members of their respective immediate families and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions (including loans and loan commitments) with Park National Bank and/or one or more of the divisions of Park National Bank in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future. Loans to these persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectability and present no other unfavorable features. At the close of business on December 31, 2020, the aggregate principal balance of loans to the 13 individuals currently serving as directors of Park as well as the one other current executive officer of Park who does not serve as a Park director, together with their respective associates, as a group was approximately $32 million. As of the date of this proxy statement, none of the loans described in this paragraph is or would be disclosed as past due, nonaccrual or troubled debt restructuring in Park’s consolidated financial statements and each was performing in accordance with its original terms. Each of the loans described in this paragraph was subject to our written policies, procedures and standard underwriting criteria applicable to loans generally as well as made in accordance with the requirements of Regulation O promulgated by the Federal Reserve Board governing prior approval of the loan by the Board of Directors of Park National Bank.
Other Transactions and Relationships
Matthew R. Miller’s brother is a salaried employee of Park National Bank serving in a non-executive officer position. Mr. Miller’s brother received total direct compensation (base salary, annual incentive compensation and long-term equity-based awards at target fair value) of less than $300,000 during 2020. He also participates in the programs providing medical, dental, long-term disability and life insurance benefits to all other employees of Park’s subsidiaries. The compensation of Mr. Miller’s brother is established by Park National Bank in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Miller.
Hedging Policy
The Park Insider Trading Policy prohibits directors, members of advisory boards of directors, officers and employees of Park or of one of our subsidiaries (and their respective divisions) from engaging in any hedging or monetization transactions related to Park securities (including prepaid variable forward contracts, equity swaps, caps, collars and exchange funds) unless:
•the proposed transaction is first submitted to Park’s Chief Executive Officer or Park’s Chief Financial Officer for approval at least two weeks prior to the proposed execution of documents evidencing the proposed transaction, together with a written justification for the proposed transaction; and
•the proposed transaction is approved by Park’s Chief Executive Officer or Park’s Chief Financial Officer. There is no assurance, however, that such approval will be given.
The Park Insider Trading Policy also prohibits directors, advisory board members, officers and employees of Park or of one of our subsidiaries (and their respective divisions) from:
•Trading in Park common shares or any other Park security on a short-term basis, with any Park common shares purchased in the open market or in a privately-negotiated transaction being required to be held for a minimum of six months.
•Engaging in short sales of Park common shares.
•Buying or selling puts or calls of Park common shares.
STRUCTURE AND MEETINGS OF BOARD OF DIRECTORS
Meetings of the Board of Directors and Attendance at Annual Meetings of Shareholders
The Board of Directors held six meetings during the 2020 fiscal year. Each incumbent director of Park attended at least 93% of the aggregate of the total number of meetings held by the full Board of Directors and the total number of meetings held by the Board committees on which he/she served, in each case during the period of his/her service. In accordance with applicable NYSE American Rules and Park’s Corporate Governance Guidelines, the independent directors meet in executive session (without the presence of management and non-independent directors) on a regular basis but not less than twice each year. Such meetings have historically been held immediately following each regular meeting of the full Board of Directors.
Park encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of the 13 then incumbent directors attended Park’s last annual meeting of shareholders, which was held virtually on April 27, 2020.

Board Leadership
Leon Zazworsky serves as the Lead Director for Park, a position which he has held since 2012. Park’s management and the Board of Directors believe that the Lead Director position augments Park’s strong history of shareholder-focused leadership. The Board of Directors retains the authority to modify this structure to best address Park’s unique circumstances as and when the Board of Directors deems appropriate.
The Board of Directors believes that the current leadership structure is efficient and effective for Park for the following reasons:
•The Chairman of the Board/Chief Executive Officer’s day-to-day management and operation of Park and execution of Park’s strategy, in each case with the direct assistance of the President and the Chairman of the Executive Committee (collectively with the Chairman of the Board/Chief Executive Officer, the “Executives”), provide the Executives with a comprehensive understanding of Park’s performance and strategic priorities, which is crucial for participating in discussions with the Board of Directors and executing strategy.
•The Executives, supplemented by the Lead Director, promote strategy development and execution and facilitate the flow of information between management and the Board of Directors, which are essential to effective corporate governance.
•Taken together, the Lead Director and the Executives foster clear accountability, effective decision-making and alignment on corporate strategy. The Executives and the Lead Director confer on the calendar and agendas for the meetings of the Board of Directors and the Lead Director chairs the executive session of each Board meeting, reporting the results of those executive sessions to the Chairman of the Board/Chief Executive Officer. The Lead Director also has the authority to call meetings of the independent directors.
•Leon Zazworsky, in his capacity as the Lead Director, serves as liaison between the Executives and the independent directors. As discussed in his biographical information, Mr. Zazworsky has decades of experience not only with the Park organization, but also as the owner/operator of several successful private businesses. Park’s management and the Board of Directors believe Mr. Zazworsky has executed and will continue to execute his Lead Director duties with the same care and concern he has brought to the Board of Directors of Park National Bank (Park’s lead subsidiary) since 1991 and to the Park Board of Directors since 2003.
The role of the Board of Directors and its committees in the oversight of risk affirms the current Board leadership structure. That is, the current leadership structure supports measured risks, yet monitors and controls them to the benefit of all shareholders.
Committees of the Board
During the 2020 fiscal year, the Board of Directors had five standing committees which held regularly scheduled meetings – the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating Committee and the Risk Committee.

Audit Committee
The Board of Directors has an Audit Committee which was established in accordance with Section 3(a)(58)(A) of the Exchange Act and is currently comprised of Stephen J. Kambeitz (Chair), Donna M. Alvarado, Alicia J. Hupp, Jason N. Judd, Timothy S. McLain and Robert E. O’Neill, each of whom also served as a member of the Audit Committee during the entire 2020 fiscal year. Upon the recommendation of the Nominating Committee, the full Board of Directors has determined that each current member of the Audit Committee qualifies as an independent director under the applicable NYSE American Rules and under Exchange Act Rule 10A-3.
Upon the recommendation of the Nominating Committee, the full Board of Directors has also determined that each of Mr. Judd, Mr. Kambeitz and Mr. McLain qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K, by virtue of their respective experience which is described under the caption “ELECTION OF DIRECTORS (Proposal 1)”. In addition to the qualification of each of Mr. Judd, Mr. Kambeitz and Mr. McLain as an “audit committee financial expert,” the Park Board of Directors strongly believes that each of the members of the Audit Committee is highly qualified to discharge the member’s duties on behalf of Park and our subsidiaries and satisfies the financial literacy requirement of the NYSE American Rules. The Park Board of Directors also believes that each of the members of the Audit Committee satisfies the financial sophistication requirement of the NYSE American Rules.
The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the full Board of Directors (the “Audit Committee Charter”). A copy of the Audit Committee Charter is posted on the “Corporate Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s website at www.investor.parknationalcorp.com. At least annually, the Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter and recommends changes to the full Board of Directors as necessary.
The Audit Committee is responsible, among other things, for:
•overseeing the accounting and financial reporting processes of Park and our subsidiaries;
•overseeing the audits of the consolidated financial statements of Park and reviewing the annual and interim consolidated financial statements of Park (and related disclosures) with Park’s independent registered public accounting firm and Park’s management;
•appointing, compensating and overseeing the work and the independence of the independent registered public accounting firm engaged by Park for the purpose of preparing or issuing an audit report or performing related work for Park or any of our subsidiaries;
•reviewing and evaluating the experience and qualifications of the lead partner and other senior members of the audit team of Park’s independent registered public accounting firm and ensuring that all partner rotations, as required by applicable laws and regulations, are executed;
•discussing with Park’s independent registered public accounting firm the matters required to be communicated to the Audit Committee under applicable auditing standards and SEC rules;
•determining hiring policies for employees or former employees of Park’s independent registered public accounting firm;

•discussing Park’s major financial risk exposures and the steps Park’s management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and management is undertaken;
•coordinating with the Compensation Committee, as appropriate, on compensation matters;
•appointing and determining the compensation for the Chief Auditor (the Head of the Internal Audit Department), reviewing and approving the Internal Audit Department budget, determining the compensation for all of the staff auditors, reviewing and approving the Internal Audit Procedures Manual and overseeing the work of the Internal Audit Department;
•performing an annual independent performance evaluation of Park’s Chief Auditor;
•instituting procedures for the receipt, retention and treatment of complaints received by Park or any of our subsidiaries regarding accounting, internal accounting controls or auditing matters, which procedures are outlined in Park’s Code of Business Conduct and Ethics;
•reviewing and overseeing procedures designed to identify “related person” transactions that are material to Park’s consolidated financial statements or otherwise require disclosure under any applicable laws, rules and regulations and, when appropriate, approving any such “related person” transactions, including those involving Park and/or any of our subsidiaries in which a director or executive officer of Park, or any member of his/her immediate family, has a direct or indirect interest;
•preparing the report of the Audit Committee to be integrated into Park’s annual proxy statement as well as reviewing any other information related to the duties and responsibilities of the Audit Committee required to be disclosed under applicable laws, rules and regulations;
•discussing with Park’s management Park’s processes regarding compliance with applicable laws, rules and regulations and with Park’s Code of Business Conduct and Ethics, with the Audit Committee having the authority to investigate and take any action it deems appropriate with respect to any alleged violation of Park’s Code of Business Conduct and Ethics by any of the officers or directors of Park or our subsidiaries;
•reviewing all significant regulatory examination findings requiring corrective action or relating to Park’s consolidated financial statements, internal controls or accounting policies; and
•assisting the full Board of Directors in the oversight of:
•the integrity of Park’s consolidated financial statements and the effectiveness of Park’s internal control over financial reporting;
•the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department;
•the independent registered public accounting firm’s qualifications and independence; and

•the legal and regulatory compliance and ethics programs established by Park’s management and the full Board of Directors, including the Code of Business Conduct and Ethics.
In addition, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to Park or any of our subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors.
The Audit Committee met nine times during the 2020 fiscal year. The Audit Committee’s report relating to the 2020 fiscal year begins at page 93 of this proxy statement.
Compensation Committee
The Board of Directors has a Compensation Committee which is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain, Julia A. Sloat and Leon Zazworsky, each of whom also served as a member of the Compensation Committee during the entire 2020 fiscal year. Upon the recommendation of the Nominating Committee, the full Board of Directors has determined that each member of the Compensation Committee satisfies the independence standards for members of a compensation committee included in Section 805(c)(1) of the NYSE American Rules. In addition, each Compensation Committee member qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as a “non-employee director” for purposes of SEC Exchange Act Rule 16b-3. If any member of the Compensation Committee were to not qualify as a “non-employee director” or as an “outside director,” such member would be required to abstain from voting on all matters as to which such classification would be relevant.
The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the full Board of Directors (the “Compensation Committee Charter”). A copy of the Compensation Committee Charter is posted on the “Corporate Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s Internet website at www.investor.parknationalcorp.com. At least annually, the Compensation Committee reviews and reassesses the adequacy of the Compensation Committee Charter and recommends changes to the full Board of Directors as necessary.
The Compensation Committee’s primary responsibilities include:
•periodically reviewing with Park’s management and approving the general compensation policy for the executive officers of Park and those other employees of Park and our subsidiaries whom the full Board of Directors directs or as may be required by any applicable laws, rules or regulations;
•evaluating the performance of Park’s executive officers in light of goals and objectives approved by the Compensation Committee and determining those executive officers’ compensation based on that evaluation;
•administering or causing the administration (including through delegation to the Executive Committee to the extent permitted by applicable laws, rules and regulations) of Park’s incentive compensation plans, equity-based plans (in particular, the Park National Corporation 2013 Long-Term Incentive Plan or the “2013 LTIP” and the Park National

Corporation 2017 Long-Term Incentive Plan for Employees or the “2017 Employees LTIP”) and any other plans requiring Compensation Committee administration and approving awards as required to comply with applicable laws, rules and regulations;
•reviewing the relationship between achievement of incentive compensation goals and any accounting adjustments recommended by Park’s management and meeting with representatives of the Audit Committee, as appropriate, in making any related determinations;
•overseeing the preparation of the compensation discussion and analysis (and related disclosures) and recommending to the full Board of Directors the inclusion of such compensation discussion and analysis in the annual proxy statement of Park in accordance with applicable NYSE American Rules and applicable SEC rules;
•approving the Compensation Committee Report to be included in the annual proxy statement of Park in accordance with applicable SEC rules;
•recommending to the full Board of Directors the amount and form of compensation for directors;
•reviewing and making recommendations to the full Board of Directors with respect to incentive compensation plans and equity-based plans in accordance with applicable laws, rules and regulations;
•reviewing and approving any compensation-related matters to be considered by the shareholders at each annual meeting of shareholders and recommending any actions to be taken by the full Board of Directors with respect to those proposals;
•reviewing and making recommendations to the full Board of Directors regarding the frequency with which Park should submit to the Park shareholders an advisory vote on the compensation of Park’s named executive officers, taking into account any prior shareholder advisory vote on such frequency;
•reviewing the results of any shareholder advisory vote on the compensation of Park’s named executive officers and evaluating the executive compensation policies and practices of Park and our subsidiaries in light of such advisory vote;
•annually reviewing the risks that arise from the compensation policies and practices of Park and our subsidiaries and determining whether such risks are reasonably likely to have a material adverse effect on Park;
•reviewing the regulatory compliance of compensation programs, including overseeing Park’s policies on structuring compensation programs to preserve tax deductibility, and as and when required, establishing performance goals and certifying that performance goals have been attained;
•reviewing and assessing the independence of the Compensation Committee’s compensation consultants, legal counsel and other advisers, in accordance with applicable NYSE American Rules and applicable SEC rules; and

•reviewing and evaluating any conflict of interest raised by the work performed by any compensation consultant for the Compensation Committee or Park and/or our subsidiaries and recommending any actions to be taken by Park and/or our subsidiaries.
The Compensation Committee reviews Park’s organizational structure and succession plans for Park’s executive officers with the full Board of Directors as needed. The Compensation Committee will also carry out any other responsibilities delegated to the Compensation Committee by the full Board of Directors.
The Compensation Committee has the authority to retain one or more compensation consultants to assist in the evaluation of director and executive officer compensation. The Compensation Committee has sole authority to retain and terminate any such compensation consultant, including sole authority to approve each consultant’s fees and other retention terms.
Meridian Compensation Partners, LLC (“Meridian”) has served as the Compensation Committee’s independent compensation advisor since the summer of 2016. The Compensation Committee has direct access to its compensation advisor and may engage its compensation advisor on an as needed basis for advice with respect to the amount and form of executive and director compensation. During the 2020 fiscal year, Meridian did not provide, and during the 2021 fiscal year, Meridian has not provided and will not provide, services to Park or our subsidiaries other than those provided to or at the request of the Compensation Committee. Please see the discussion under the heading “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis – Process Used to Set Compensation for 2020 – Role of Outside Advisors” for a detailed explanation of the consulting services rendered by Meridian.
The Compensation Committee determined that the work performed by Meridian during the 2020 fiscal year did not raise any actual conflict of interest or compromise the independence of Meridian. Additionally, the Compensation Committee determined that Meridian qualified as independent for purposes of SEC Rule 10C-1(b)(4) and Section 805(c) of the NYSE American Rules, after considering the six factors listed in SEC Rule 10C-1(b)(4)(i) through (vi) and restated as Section 805(c)(4) in the NYSE American Rules.
The Compensation Committee most recently conducted its assessment of the independence of Meridian at the Compensation Committee’s meeting on November 30, 2020. The Compensation Committee has determined that since November 30, 2020, there have been no changes in circumstances through the date of this proxy statement which would require the Compensation Committee to change its determinations that: (i) the work performed and to be performed by Meridian had not raised and did not raise any conflict of interest or compromise the independence of Meridian; and (ii) Meridian qualified and continues to qualify as independent for purposes of SEC Rule 10C-1(b)(4) and Section 805(c) of the NYSE American Rules.
The Compensation Committee met four times during the 2020 fiscal year. The compensation discussion and analysis regarding executive compensation for the 2020 fiscal year begins at page 41 of this proxy statement and the Compensation Committee Report for the 2020 fiscal year begins on page 60 of this proxy statement.
Executive Committee
The Board of Directors has an Executive Committee which is currently comprised of C. Daniel DeLawder (Chair), David L. Trautman (Vice Chair), F. William Englefield IV, Robert E. O’Neill and Leon Zazworsky, each of whom also served as a member of the Executive Committee during the entire

2020 fiscal year. In addition, Matthew R. Miller serves as Secretary and a non-voting member of the Executive Committee.
The Executive Committee is organized and conducts its business pursuant to a written charter adopted by the full Board of Directors (the “Executive Committee Charter”). A copy of the Executive Committee Charter is posted on the “Corporate Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s web site at www.investor.parknationalcorp.com. The Executive Committee periodically reviews and reassesses the adequacy of the Executive Committee Charter and recommends changes to the full Board of Directors as necessary.
The Executive Committee acts in place of, and on behalf of, the full Board of Directors in the intervals between meetings of the Board of Directors. The Executive Committee has all of the authority of the full Board of Directors, other than the authority: (i) to fill vacancies on the Board of Directors or in any Board committee; (ii) to amend our Regulations; (iii) that has been delegated by the full Board of Directors exclusively to one or more other Board committees; (iv) that applicable law or our governing documents do not permit to be delegated to a Board committee; (v) to recommend to the shareholders any action that requires shareholder approval, other than the election of directors; and (vi) to approve any merger or share exchange which does not require shareholder approval. The Executive Committee has been delegated the authority to assist the Compensation Committee in the administration of Park’s incentive compensation plans and equity-based plans to the extent permitted by applicable laws, rules and regulations.
The Executive Committee met 19 times during the 2020 fiscal year.
Nominating Committee
The Board of Directors has a Nominating Committee which is currently comprised of Donna M. Alvarado (Chair), F. William Englefield IV, Alicia J. Hupp, Robert E. O’Neill and Leon Zazworsky, each of whom also served as a member of the Nominating Committee during the entire 2020 fiscal year. The full Board of Directors has determined that each current member of the Nominating Committee qualifies as an independent director under the applicable NYSE American Rules.
The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the full Board of Directors (the “Nominating Committee Charter”). A copy of the Nominating Committee Charter is posted on the “Corporate Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s Internet website at www.investor.parknationalcorp.com. At least annually, the Nominating Committee reviews and reassesses the adequacy of the Nominating Committee Charter and recommends changes to the full Board of Directors as necessary.
The primary purpose of the Nominating Committee is to identify qualified candidates for election, nomination or appointment to the Board of Directors and to recommend to the full Board of Directors a slate of director nominees for each annual meeting of the Park shareholders or as vacancies occur between annual meetings of the shareholders. The Nominating Committee implements the procedure for shareholders to submit recommendations for Board candidates to the Nominating Committee for consideration, with the current procedures being outlined in an exhibit to the Nominating Committee Charter. In addition, the Nominating Committee provides oversight on matters surrounding the composition and operation of the full Board of Directors, including the evaluation of Board performance and processes, and makes recommendations to the full Board of Directors with respect to determinations as to the independence of directors under applicable standards and in the areas of Board committee selection, including Board committee chairpersons and committee rotation practices. At least once a year, the Nominating Committee is to review the composition and the operations and effectiveness of the full Board of Directors including the size of the Board and the collective Board performance as well as the performance of each Board committee. At least once every two years, the Nominating Committee is to review Park’s Code of Business Conduct and Ethics (which has historically been done annually) and recommend changes to the full Board of Directors as necessary. At least annually, the Nominating Committee is to assess and make recommendations to the full Board of Directors concerning appropriate corporate governance policies and the Nominating Committee periodically reviews and accesses Park’s compliance with applicable corporate governance requirements. The Nominating Committee will review any proposed amendments to our Articles of Incorporation or our Regulations and recommend appropriate action to the full Board of Directors. The Nominating Committee will also carry out any other responsibilities delegated to the Nominating Committee by the full Board of Directors.
The Nominating Committee met seven times during the 2020 fiscal year.
Risk Committee
The Board of Directors has a Risk Committee which is currently comprised of Leon Zazworsky (Chair), Donna M. Alvarado, Stephen J. Kambeitz, Mark R. Ramser and Julia A. Sloat, each of whom also served as a member of the Risk Committee during the entire 2020 fiscal year. James R. DeRoberts served on the Risk Committee during the 2020 fiscal year from January 1, 2020 until he retired from the Park Board of Directors on April 27, 2020.
The Risk Committee is organized and conducts its business pursuant to a written charter adopted by the full Board of Directors (the “Risk Committee Charter”). A copy of the Risk Committee Charter is posted on the “Corporation Information ̶ Governance Documents” section of the “Investor Relations” page of Park’s website at www.investor.parknationalcorp.com. At least annually, the Risk Committee reviews and reassesses the adequacy of the Risk Committee Charter and recommends changes to the full Board of Directors as necessary.
The Risk Committee assists the full Board of Directors in monitoring management’s implementation and maintenance of Park’s enterprise-wide risk management framework. The Risk Committee’s primary duty and responsibility is to ensure that Park has in place an appropriate enterprise-wide process to identify, assess, monitor and control Park’s credit, market, liquidity, operational, IT/IS (including cyber-security, information security and third-party risks), legal, compliance, strategic (including capital management) and reputational risks. The Risk Committee also:
•reviews and approves Park’s risk management framework;
•receives and reviews reports from Park’s Chief Risk Officer regarding Park’s risk assessment and risk profile for Park and our subsidiaries;
•receives and reviews reports from Park’s Chief Risk Officer regarding risk management deficiencies and actions implemented to address any risk management deficiencies;
•reviews and approves items related to Park’s Loan Review function, in particular with respect to the commercial loan portfolio;
•reviews and approves Park’s activity relative to new initiatives;
•provides oversight with respect to Park’s model risk management and third-party risk management activities;

•reviews Park’s overall compliance risk profile;
•reviews regulatory findings directed to the attention of the Board of Directors, assesses the adequacy of management’s response to material regulatory findings and monitors compliance with management’s response; and
•performs an annual independent performance evaluation of Park’s Chief Risk Officer.
The Risk Committee will also carry out any other responsibilities delegated to the Risk Committee by the full Board of Directors.
The Risk Committee met four times during the 2020 fiscal year.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee of the Park Board of Directors is currently comprised of F. William Englefield IV (Chair), Stephen J. Kambeitz, Timothy S. McLain, Julia A. Sloat and Leon Zazworsky, each of whom served as a member of the Compensation Committee during the entire 2020 fiscal year. All of the members of the Compensation Committee are independent directors for purposes of the applicable NYSE American Rules and none of them is a present or past employee or officer of Park or any of our subsidiaries. During the 2020 fiscal year and during the 2021 fiscal year through the date of this proxy statement, none of Park’s executive officers served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on the Park Board of Directors or Compensation Committee.
Each of Messrs. Englefield, Kambeitz, McLain and Zazworsky and Ms. Sloat as well as firms, corporations or other entities with which they are affiliated were customers of and had banking transactions (including loans and loan commitments) with Park National Bank, in the ordinary course of their respective businesses and in compliance with applicable federal and state laws and regulations. The loans to these persons were made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or one of our subsidiaries. In addition, the loans to these persons have been, and are presently, subject to no more than a normal risk of uncollectability and present no other unfavorable features.
EXECUTIVE OFFICERS
Each of the Park executive officers is elected annually and serves at the pleasure of the Park Board of Directors. This following table lists each executive officer’s age as of the date of this proxy statement as well as the positions presently held by each executive officer with Park and our principal subsidiaries and each executive officer’s individual business experience.

Name	Age	Positions Held with Park and Our Principal Subsidiaries and Principal Occupation
David L. Trautman	59
Chairman of the Board since May 2019, Chief Executive Officer since January 2014, a member of the Board of Directors since January 2005, President from January 2005 through April 2019, and Secretary from July 2002 to December 2013, of Park; Chairman of the Board since May 2019, Chief Executive Officer since January 2014, a member of the Board of Directors since February 2002, and President from January 2005 through April 2019, of Park National Bank. Mr. Trautman also serves as Vice Chair of the Executive Committee. Prior to January 2005, Mr. Trautman served in executive positions with Park National Bank and the then ‒ First-Knox National Bank Division for over ten years.

Matthew R. Miller	42	President since May 2019, a member of the Board of Directors since May 2019, Executive Vice President from April 2017 through April 2019, and Chief Accounting Officer and principal accounting officer from December 2012 through March 2017, of Park; President since May 2019, a member of the Board of Directors since May 2019, Executive Vice President from April 2017 through April 2019, Senior Vice President and Chief Accounting Officer from December 2012 through March 2017, and Vice President of Accounting from March 2009 to December 2012, of Park National Bank.
Brady T. Burt	48	Secretary since January 2014, Treasurer since April 2013, Chief Financial Officer since December 2012 and Chief Accounting Officer from April 2007 to December 2012, of Park; Senior Vice President and Chief Financial Officer since December 2012 and Vice President and Chief Accounting Officer from April 2007 to December 2012, of Park National Bank. Mr. Burt has served as a director of the Federal Home Loan Bank of Cincinnati since January 1, 2017, where he has been a member of each of the Audit Committee (serving as the Chair thereof since January 1, 2021) and the Risk Committee.
C. Daniel DeLawder	71
Chairman of the Board from January 2005 through April 2019, a member of the Board of Directors since April 1994, Chief Executive Officer from January 1999 through December 2013, and President from April 1994 to December 2004, of Park; Chairman of the Board from January 2005 through April 2019, a member of the Board of Directors since April 1992, Chief Executive Officer from January 1999 through December 2013, President from April 1993 through December 2004 and Executive Vice President from March 1992 to April 1993, of Park National Bank. Mr. DeLawder also serves as the Chair of the Executive Committee. Prior to the foregoing, Mr. DeLawder served in executive positions with the Fairfield National Bank Division for seven years. Mr. DeLawder served as a director of the Federal Reserve Bank of Cleveland from 2007 to 2012, including as Chair of the Operations/Resources Committee from 2009 to 2012. Mr. DeLawder also served as a member of the Board of Trustees of Ohio University, Athens, Ohio, from 2000 to 2009, and for the last two years, as Chairman of the Board of Trustees. Mr. DeLawder also served on the Ohio University Capital Campaign Steering Committee from 2010 through 2015.

VOTE ON APPROVAL OF NON-BINDING ADVISORY RESOLUTION TO APPROVE
THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS
(Proposal 2)
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and corresponding SEC rules enable the Park shareholders to vote to approve, on an advisory and non-binding basis, the compensation of Park’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, in accordance with Exchange Act Rule 14a-21(a), Park is asking shareholders to approve the following advisory resolution at the Annual Meeting:
“RESOLVED, that the shareholders of Park National Corporation (“Park”) approve, on an advisory basis, the compensation of Park’s named executive officers as disclosed in Park’s proxy statement for its 2021 Annual Meeting of Shareholders pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the “Summary Compensation Table for 2020,” and the related executive compensation tables, notes and narratives.”
The Board of Directors believes that Park’s compensation policies and procedures as well as Park’s executive compensation programs, which are reviewed and approved annually by the Compensation Committee, with advice from the Compensation Committee’s independent compensation consultant, are effective in aligning the compensation of Park’s named executive officers with Park’s short-term goals and long-term success and fostering the alignment of the interests of Park’s key executives with the interests of the Park shareholders. Park’s incentive programs are based on Park’s performance in comparison to Park’s peer financial services holding companies. The Board of Directors believes that Park’s executive compensation programs are reasonable in comparison both to those peer financial services holding companies and to Park’s performance during the 2020 fiscal year. Shareholders are urged to read the section of this proxy statement captioned “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” which describes in detail how Park’s compensation policies and procedures and executive compensation program achieve Park’s compensation objectives.
The Board of Directors believes that Park’s compensation policies and practices do not threaten the value of Park or the investments of the Park shareholders or create incentives to engage in behaviors or business activities that are reasonably likely to have a material adverse impact on Park. The Board of Directors further believes that Park’s culture focuses executives on sound risk management and appropriately rewards executives for performance.
The vote on the advisory resolution relates to the compensation of Park’s named executive officers as a whole. Because your vote is advisory, the outcome of the vote will not: (i) be binding upon the Park Board of Directors or the Compensation Committee with respect to future executive compensation decisions, including those relating to Park’s named executive officers, or otherwise; (ii) overrule any decision made by the Park Board of Directors or the Compensation Committee; or (iii) create or imply any additional fiduciary duty by the Park Board of Directors or the Compensation Committee. However, the Compensation Committee expects to take into account the outcome of the advisory vote when considering future executive compensation arrangements. The next advisory vote to approve the compensation of Park’s named executive officers will occur at the 2022 Annual Meeting.

Recommendation
THE COMPENSATION COMMITTEE AND THE FULL BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE PARK SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF PARK’S NAMED EXECUTIVE OFFICERS.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
The Compensation Committee determines the compensation of Park’s named executive officers (also known as the “NEOs”), consisting of the following individuals for 2020:
•David L. Trautman, Chairman of the Board and Chief Executive Officer (the “Chairman/CEO”)
•Brady T. Burt, Chief Financial Officer, Secretary and Treasurer (the “CFO”)
•Mathew R. Miller, President (the “President”)
•C. Daniel DeLawder, Chairman of the Executive Committee of the Board of Directors (the “Executive Committee Chairman”)
COVID-19 Impact
In response to the COVID-19 pandemic (“COVID-19”), Park’s management adapted operations to continue to serve customers in many ways to ensure the safety of associates (i.e., employees) and customers. Certain associates have been impacted in the form of reduced hours resulting from closed offices and working from home. In order to keep those associates whole, Park’s management continued to pay those associates in the form of calamity pay, ensuring that associates were paid in full for their typical work week, even when typical work weeks were not possible. During 2020, Park paid an aggregate amount of approximately $1.3 million to these associates. Further, Park paid bonuses to certain customer-facing associates during 2020, who were asked to work in the office throughout the COVID-19 pandemic, in the aggregate amount of $2.3 million. COVID-19 did not materially impact the decisions of the Compensation Committee when determining the compensation of Park’s NEOs, although, as discussed below in “Performance Highlights,” these “COVID-19 related expenses” were taken into account when considering the incentive compensation for NEOs based on Park’s performance relative to the Midwest Regional Compensation Peer Group and the $3 Billion to $10 Billion Industry Index, as described below.
Performance Highlights
Park continues to be a high performer and the results for 2020 continued that trend. Park’s management believes that its more mature markets in Ohio offer solid growth possibilities. They also believe newer markets in North Carolina, South Carolina and Louisville, Kentucky offer more robust growth potential in the future. COVID-19 has presented many challenges to Park and the financial services industry in general; however, Park achieved strong financial results in 2020. Park achieved the results summarized below for 2020, which include financial information presented as reported under

United States generally accepted accounting principles (“U.S. GAAP”) and on an “adjusted” basis. The adjusted results reflect Park’s performance excluding (i) the merger-related expenses and purchase accounting accretion related to the acquisition of NewDominion Bank and the merger with CAB Financial Corporation (and related acquisition of Carolina Alliance Bank); (ii) prepayment penalties from the early payoff of borrowings; and (iii) other unusually large items (such as the COVID-19 related expenses) whose outsized impact was believed to be infrequent or short-term in nature. Additional information related to Park’s adjusted financial performance can be found in “Table 31 - Items impacting comparability” included in “ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Park’s 2020 Form 10-K. Park’s management as well as the Park Board of Directors (including the Compensation Committee and the Executive Committee) felt it was important to consider the adjusted results, after excluding merger-related expenses, SEPH recoveries and related expenses and other one-time/non-recurring items such as severance and restructuring charges and COVID-19 related expenses (bonuses and calamity pay), when considering the incentive compensation for the NEOs due to the outsized impact of these items when comparing period results.
Park achieved the following results for 2020 and 2019 on an adjusted basis, in each case taking into account the adjustments described in footnote (1) to the table on page 44 of this proxy statement.
•Net income increased by $19.3 million (from $107.2 million for 2019 to $126.5 million for 2020).
•Return on average assets (“ROAA”) increased to 1.37% for 2020 from 1.27% for 2019.
•Return on average common equity (“ROAE”) increased to 12.54% for 2020 from 11.63% for 2019.
•Return on average tangible common equity (“ROATE”) increased to 15.08% for 2020 from 14.04% for 2019. ROATE is calculated by dividing net income for the applicable year by average tangible equity (which excludes the impact of average goodwill and other intangibles on average shareholders’ equity) during such year. Average goodwill and other intangibles were $170.0 million for 2020 and $158.2 million for 2019.
Park maintained strong capital and continued its long history of paying a consistently competitive dividend, increasing the amount of the dividend from the prior year. Park declared dividends in the aggregate amount of $4.28 per common share in 2020, compared to the aggregate amount of $4.24 per common share in 2019 and the aggregate amount of $4.07 per common share in 2018. Further, Park bolstered total capital and parent company liquidity during 2020 by issuing $175 million aggregate principal amount of subordinated notes, with a coupon of 4.50%.
On a relative basis, Park’s results continued to exceed the median of both the ROAE and ROAA for the Midwest Regional Compensation Peer Group (our compensation peer group identified in the table on page 45 of this proxy statement and used for comparison purposes), as well as a broader Industry Index of financial services holding companies in the United States with assets of $3 billion to $10 billion, excluding corporations classified for federal income tax purposes as “S corporations” (the “$3 Billion to $10 Billion Industry Index”). The $3 Billion to $10 Billion Industry Index was used to measure performance for our long-term incentive performance-based restricted stock units (“PBRSUs”) granted in 2018 and prior years. The PBRSU awards granted effective on January 1, 2019 used the Midwest Regional Compensation Peer Group to measure performance for these PBRSUs. However, the Compensation Committee determined that the PBRSUs granted effective on January 1, 2020 and January 1, 2021 would revert back to the historical comparison and will use the $3 Billion to $10 Billion Industry

Index to measure performance for the PBRSUs. Park’s performance on a reported U.S. GAAP basis and on an adjusted basis is compared to the two comparison groups in the following tables:

Reported U.S. GAAP Financial Performance	For the Year Ended December 31, 2020			For the Year Ended December 31, 2019
	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(1)	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median
ROAA	1.38%	0.99%	0.92%	1.21%	1.31%	1.17%
ROAE	12.68%	8.11%	8.69%	11.14%	10.32%	10.14%
Net Interest Margin	3.93%	3.36%	3.23%	3.89%	3.70%	3.53%
Other Fee Income/Average Total Assets	1.36%	1.02%	0.85%	1.15%	1.06%	0.83%
Other Expenses/Average Total Assets(2)	3.10%	2.52%	2.43%	3.12%	2.72%	2.51%
Efficiency Ratio(3)	62.83%	58.04%	57.97%	66.35%	56.82%	58.48%
________________________

(1)    The $3 Billion to $10 Billion Industry Index results excluded corporations classified for federal income tax purposes as “S corporations,” due to the lack of comparability of their financial results.
(2)    Lower is better.
(3)    Lower is better. The efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Additional information about the calculation of this measure can be found in the “Consolidated Five-Year Selected Financial Data” table included in “ITEM 6. SELECTED FINANCIAL DATA” of Park’s 2020 Form 10-K.

Adjusted Financial Performance(1)	For the Year Ended December 31, 2020			For the Year Ended December 31, 2019
	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(2)	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(2)
ROAA	1.37%	0.99%	0.92%	1.27%	1.31%	1.17%
ROAE	12.54%	8.11%	8.69%	11.63%	10.32%	10.14%
Net Interest Margin	3.86%	3.36%	3.23%	3.81%	3.70%	3.53%
Other Fee Income/Average Total Assets	1.31%	1.02%	0.85%	1.15%	1.06%	0.83%
Other Expenses/Average Total Assets(3)	2.78%	2.52%	2.43%	2.95%	2.72%	2.51%
Efficiency Ratio(4)	57.51%	58.04%	57.97%	63.63%	56.82%	58.48%
________________________

(1)    Park’s adjusted financial performance excludes the impact of certain income and expense items (and the tax impact of those items) that impact the comparability of financial results. Additional information related to Park’s adjusted financial performance can be found in “Table 31 – Items impacting comparability” included in “ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” of Park’s 2020 Form 10-K.
(2)    The $3 Billion to $10 Billion Industry Index results excluded corporations classified for federal income tax purposes as “S corporations,” due to the lack of comparability of their financial results.
(3)    Lower is better.
(4)    Lower is better. The efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Additional information about the calculation of this measure can be found in the “Consolidated Five-Year Selected Financial Data” table included in “ITEM 6. SELECTED FINANCIAL DATA” of Park’s 2020 Form 10-K.
By most measures, Park’s performance in 2020 continued to exceed the median results of not only the Midwest Regional Compensation Peer Group but also the median results of all other financial services holding companies in the $3 Billion to $10 Billion Industry Index. As of December 31, 2020, there were 135 financial services holding companies in the $3 Billion to $10 Billion Industry Index and they are identified in Appendix A to this proxy statement.

The financial services holding companies included in the Midwest Regional Compensation Peer Group for purposes of determining the base salaries of the NEOs for 2020 are identified in the following table. At the time these determinations were made, the financial services holding companies identified in the following table were the Midwest financial services holding companies with asset sizes that positioned Park at approximately the median:

Midwest Regional Compensation Peer Group for 2020 Base Salaries
1st Source Corporation
Byline Bancorp, Inc.
Community Bank System, Inc.
Enterprise Financial Services Corp
First Bancorp
First Busey Corporation
First Commonwealth Financial Corporation
First Financial Bancorp.
First Merchants Corporation
First Midwest Bancorp, Inc.

Horizon Bancorp, Inc.
Midland States Bancorp, Inc.
NBT Bancorp Inc.
Northwest Bancshares, Inc.
Peoples Bancorp Inc.
QCR Holdings, Inc.
Republic Bancorp, Inc.
S&T Bancorp, Inc.
Tompkins Financial Corporation
WesBanco, Inc.

The financial services holding companies included in the Midwest Regional Compensation Peer Group for purposes of determining the annual cash incentive awards earned by the NEOs for performance with respect to the twelve-month period ended September 30, 2020 and the base salaries of the NEOs for 2021 were consistent with the group disclosed above.
Overall, Park’s performance in 2020 supports the pay levels of our executive officers as compared to similarly-situated executive officers at other financial services holding companies in the Midwest Regional Compensation Peer Group.
Compensation Program Highlights
Park’s executive compensation program includes a number of features that we believe reflect best practices and promote the interests of Park’s shareholders:
•100% performance-based long-term incentives: Park’s executive officers are granted 100% of their long-term incentive compensation as equity-based compensation in the form of PBRSUs which have historically been earned based on the cumulative ROAA for a three-fiscal-year performance period as compared to the cumulative ROAA results for the $3 Billion to $10 Billion Industry Index for that same period (the Midwest Regional Compensation Peer Group being used as the comparison group only for grants made effective on January 1, 2019). In addition, in order to earn any of the PBRSUs, Park’s consolidated net income for each fiscal year within the performance period must be equal to or greater than 110% of all cash dividends declared and paid during each applicable fiscal year. Additionally, PBRSUs have a more challenging payout curve than market practice as they require median relative performance for target payouts and 80th percentile performance to receive a maximum payout.
•Significant vesting periods: PBRSUs earned based upon the financial results for the three-fiscal-year performance period, are subject to additional vesting requirements. One-half of the PBRSUs earned will vest on the date the Compensation Committee (or, when delegated such authority, the Executive Committee) certifies the results for the applicable performance period, with the remaining 50% of the earned PBRSUs vesting on the first anniversary of the certification date.
•Additional holding requirements: Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.
•Limited executive benefits: NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs which are intended to provide total retirement benefits (in terms of income replacement) that are comparable to those available to other employees in the Park organization with similar years of service.
•No employment agreements: Park does not offer employment contracts, specific change-in-control agreements or termination benefits to the NEOs, in contrast to practices which are fairly common among other financial services holding companies of Park’s asset size. The impact of the termination of an NEO’s employment and the impact of a change in control upon the PBRSUs held by the NEO are described in the footnotes to the table included in the section captioned “Grants of Plan-Based Awards”.
•Strong shareholder support: At the 2020 Annual Meeting, Park’s shareholders approved Park’s executive compensation program through the annual “say on pay” vote, with approximately 97.5% of the total votes cast (excluding abstentions) voting “FOR” approval.
Elements of Compensation for 2020
Park’s compensation program for 2020 relied on the following elements:
•Base salary, which rewards an NEO’s skills, competencies, experience and individual performance. Base salaries were set based on the NEO’s duties and responsibilities, market pay levels and individual performance.
•Annual incentive compensation for Messrs. Trautman, Burt, Miller and DeLawder, is discretionary in nature. While discretionary, actual incentive compensation awards for 2020 took into consideration both Park’s reported and adjusted ROAA, ROAE and ROATE, in each case relative to other financial services holding companies in the $3 Billion to $10 Billion Industry Index and in the Midwest Regional Compensation Peer Group as well as subjective evaluations by the Compensation Committee and the Executive Committee of the Park Board of Directors. ROAA and ROAE for Park, on a reported U.S. GAAP basis and on an adjusted basis, for the twelve-month periods ended September 30, 2020 and September 30, 2019 are summarized below:

	Twelve Months Ended September 30, 2020
	Reported U.S. GAAP Results			Adjusted Results
	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(1)	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(1)
ROAA	1.17%	0.98%	0.93%	1.26%	0.98%	0.93%
ROAE	10.75%	8.17%	8.57%	11.55%	8.17%	8.57%

	Twelve Months Ended September 30, 2019
	Reported U.S. GAAP Results			Adjusted Results
	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(1)	Park	Midwest Regional Compensation Peer Group Median	$3 Billion to $10 Billion Industry Index Median(1)
ROAA	1.27%	1.32%	1.20%	1.34%	1.32%	1.20%
ROAE	11.86%	10.66%	10.38%	12.44%	10.66%	10.38%
________________________
(1)    The $3 Billion to $10 Billion Industry Index results excluded corporations classified for federal income tax purposes of “S corporations,” due to the lack of comparability of their financial results.
Cash incentive awards earned for performance for the twelve-month period ended September 30, 2020 were 40%, 47%, 40% and 30% of the respective 2020 base salaries for each of Messrs. Trautman, Burt, Miller and DeLawder, respectively. This represented increases of 1% and 15% and a decrease of <28%> in the level of incentive compensation for the twelve-month period ended September 30, 2020 for each of Messrs. Burt, Miller and DeLawder, respectively, as compared to the level of incentive compensation for the twelve-month period ended September 30, 2019. The Compensation Committee felt that since absolute and relative performance for the twelve-month period ended September 30, 2020 modestly decreased compared to the same metrics for the twelve-month period ended September 30, 2019, incentive compensation for the NEOs should remain fairly consistent and, in fact, did not change the amount of incentive compensation received by Mr. Trautman. The decrease in the amount of incentive compensation received by Mr. DeLawder reflected a planned progression in Mr. DeLawder’s compensation reflecting the changes in his job responsibilities during 2019 after he ceased to serve as Chairman of the Board of the Park and of Park National Bank effective April 30, 2019, which changes in job responsibilities continued into 2020. The increase in the amount of incentive compensation for Mr. Miller reflected the changes in his job responsibilities in 2019, following the promotion of Mr. Miller to President of Park and of Park National Bank effective May 1, 2019.

•Long-term incentives in the form of PBRSUs which will vest based on Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2020 through December 31, 2022, compared to the cumulative ROAA results of the $3 Billion to $10 Billion Industry Index for the same period. PBRSUs reward the NEOs for long-term financial results that are comparable to or better than those of other similarly-sized financial services holding companies, build ownership of Park common shares, strengthen alignment with Park shareholders’ interests and help retain key employees who are critical to Park’s long-term success.
On December 3, 2019, the Compensation Committee granted awards of PBRSUs under the 2017 Employees LTIP to the NEOs with an effective date of January 1, 2020. The grant date target fair value of these awards, which is based on achieving at least the 50th percentile of relative performance during the three-year performance period, ranged from approximately 35% to 49% of the NEOs’ respective 2020 base salaries. These opportunities are generally conservative as compared to the long-term incentive opportunities offered to similarly-situated executive officers of the financial services holding companies in the $3 Billion to $10 Billion Industry Index, while requiring above median relative performance to receive a payout.
The following discussion summarizes the foregoing factors and examines: (i) Park’s compensation philosophy and objectives; (ii) the process used to set executive compensation for 2020; (iii) the factors influencing compensation in 2020; (iv) the elements of compensation awarded; and (v) other policies affecting Park’s executive compensation program.
Compensation Philosophy and Objectives
Park’s success depends largely on the contributions of motivated, focused and energized leadership at each of Park’s subsidiaries (and their divisions), all working to achieve Park’s strategic objectives. The Compensation Committee and the senior leadership within the Park organization develop compensation programs for leaders within the Park organization intended to provide a total compensation package that:
•Attracts, rewards and retains NEOs and other highly-qualified employees.
•Motivates NEOs as well as other employees to achieve Park’s annual and long-term goals.
•Rewards individual effort and performance with the primary objectives of improving ROAE as well as ROAA.
•Considers the pay levels of the NEOs relative to executive officers serving in comparable positions at financial services holding companies in the Midwest Regional Compensation Peer Group. We review our performance relative to the Midwest Regional Compensation Peer Group as well as the broader $3 Billion to $10 Billion Industry Index.
•Encourages ownership of Park common shares by the NEOs and other senior leadership to foster a culture of ownership and increase their alignment with shareholders’ interests.
Process Used to Set Compensation for 2020
The following four groups worked together to establish Park’s compensation program for 2020:

•Compensation Committee
•NEOs
•Other Senior Leadership
•Outside Advisors
Role of Compensation Committee
The Compensation Committee is responsible for overseeing Park’s current executive compensation program and approving any modifications to this program, subject to any required approval by the Park shareholders. The Compensation Committee may request information from senior leadership within the Park organization regarding Park’s performance, compensation practices and programs to assist the Compensation Committee in its deliberations. The Compensation Committee retains the right to hire outside advisors as needed to assist the Compensation Committee in reviewing and revising Park’s compensation programs. In addition, outside advisors may provide information regarding competitive compensation levels, practices and policies in light of current trends.
The Compensation Committee annually assesses the performance of Park and the level of achievement of the Chairman/CEO relative to annual performance goals, many of which are subjective in nature. Based on this evaluation, which includes input from the other members of the Park Board of Directors, the Compensation Committee determines the compensation of the Chairman/CEO for the year. The Compensation Committee also reviews the Chairman/CEO’s compensation recommendations for the President, the CFO and the Executive Committee Chairman, seeks appropriate input from Park’s outside advisors and other members of senior leadership within the Park organization and approves final compensation levels for the President, the CFO and the Executive Committee Chairman.
Role of NEOs and Other Senior Leadership
Members of senior leadership within the Park organization serve in an advisory or support capacity to the Compensation Committee. Typically, the NEOs participate in meetings of the Compensation Committee. These individuals provide the Compensation Committee with information regarding Park’s performance. They also provide input regarding the NEO compensation recommendations made by outside advisors or the Compensation Committee. These individuals may also present alternatives to these compensation recommendations for the Compensation Committee’s consideration. However, the Compensation Committee is the ultimate decision-making body.
The Chairman/CEO evaluates the annual performance of the President, the CFO and the Executive Committee Chairman, including their respective levels of achievement relative to annual performance goals, many of which are subjective in nature. The goals focus, directly or indirectly, on the performance of Park and on shareholder value. Based on this evaluation, the Chairman/CEO recommends the compensation for each of the President, the CFO and the Executive Committee Chairman for consideration, input and approval by the Compensation Committee. The Compensation Committee authorizes the Chairman/CEO to establish the compensation for all other employees. Discussions regarding the NEOs’ compensation take place during executive sessions of the Compensation Committee, after the NEOs have left the meeting.

Role of Outside Advisors
The Compensation Committee considers input from outside compensation advisors as the Compensation Committee manages Park’s compensation programs. During 2020, Meridian Compensation Partners LLC (“Meridian”) provided consulting advice which included: (i) assisting Park’s management and the Compensation Committee with the drafting of the Compensation Discussion and Analysis included in the proxy statement for the 2020 Annual Meeting; (ii) sharing general non-company-specific information with Park’s management regarding compensation issues to be considered in a pandemic; and (iii) providing feedback to Park’s management and the Compensation Committee with respect to potential changes in the compensation program for Park’s executive officers and senior officers with Park’s subsidiaries. Meridian reports directly to the members of the Compensation Committee, who approve the work conducted by Meridian. The Compensation Committee’s outside compensation advisor interacted with senior leadership within the Park organization as needed to complete the work requested by the Compensation Committee. During 2020, Meridian did not provide services to Park or any of our subsidiaries other than those described above, supplementing the Compensation Committee’s governance of the executive compensation program. The Compensation Committee conducted an assessment to evaluate whether the work performed and to be performed by Meridian raises any conflicts of interest or compromises the independence of Meridian. Based upon this assessment, the Compensation Committee determined that no conflicts of interest exist and Meridian qualifies as independent for purposes of the applicable NYSE American and SEC rules.
Periodically, the Compensation Committee asks its independent compensation advisor to review the financial services holding companies included in the Midwest Regional Compensation Peer Group and analyze Park’s compensation and ROAE results (as well as financial achievements) relative to the members of that peer group to establish reasonable and rational compensation levels. The Midwest Regional Compensation Peer Group used for purposes of determining the 2020 base salaries of the NEOs, and the annual cash incentive awards earned by the NEOs for performance with respect to the twelve-month period ended September 30, 2020 consisted of 20 regional financial services holding companies, all with assets between $4 billion and $18 billion at the time of selection (or approximately one-half to two times Park’s asset size). The median assets of the members of the Midwest Regional Compensation Peer Group generally reflect Park’s asset size, with Park’s asset size ranking at approximately the median of such Midwest Regional Compensation Peer Group. The table identifying the financial services holding companies included in the Midwest Regional Compensation Peer Group for purposes of 2020 compensation decisions is included in the section captioned “Executive Summary – Performance Highlights”.
In addition to Meridian, the Compensation Committee relies on legal advice from Park’s outside counsel, Vorys, Sater, Seymour and Pease LLP, whose attorneys participate in meetings of the Compensation Committee as requested. In connection with obtaining such legal advice, the Compensation Committee has taken into consideration those factors outlined in both SEC Rule 10C-1(b)(4)(i) through (vi) and Section 805(c)(4) of the NYSE American Rules.
Park believes its approach to determining the compensation of its NEOs is both conservative and consistent with the practices for other financial services holding companies of Park’s asset size, reflects customary practices regarding the governance of executive compensation programs and supports the compensation program’s objectives of delivering compensation aligned with shareholders’ interests. Moreover, the approach has been consistently applied for the past several years.

Factors Influencing Compensation in 2020
The following factors influenced Park’s compensation program for 2020:
•The shareholders’ advisory vote at the 2020 Annual Meeting regarding management’s proposal for approval of the compensation of Park’s NEOs.
•Park’s continued strong financial performance in 2019 and 2020, as shown in the section captioned “Executive Summary – Performance Highlights”.
•Park’s performance in comparison to the financial services holding companies in each of the $3 Billion to $10 Billion Industry Index and the Midwest Regional Compensation Peer Group as shown in the section captioned “Executive Summary – Performance Highlights”.
•Pay practices at the financial services holding companies in the Midwest Regional Compensation Peer Group.
2020 Shareholders’ Advisory Vote on Executive Compensation
At the 2020 Annual Meeting, Park’s shareholders approved Park’s executive compensation, with approximately 97.5% of the total votes cast (excluding abstentions) in respect of the non-binding advisory vote on executive compensation, voting “FOR” approval. The result was similar to the results from the non-binding advisory vote by Park’s shareholders on executive compensation held in 2019. As such, Park and the Compensation Committee viewed the results of this advisory vote as a continued indication that shareholders generally support Park’s executive compensation program. While important, the vote was only one of several factors influencing Park’s executive compensation decisions and policies for 2020.
2020 Compensation Programs and Decisions
Approximately 57% of Messrs. Trautman, Miller and DeLawder’s (and 51% for Mr. Burt) total direct compensation (the total of base salary, annual incentive and long-term incentive at target fair value) in 2020 was delivered in the form of base salary. Total incentive opportunities (annual incentive compensation and the estimated grant date fair value of the target PBRSU awards) comprised the approximate remaining 43% for Messrs. Trautman, Miller and DeLawder and 49% for Mr. Burt, with approximately 17% to 24% delivered in the form of annual incentive compensation and approximately 17% to 25% in the form of the estimated grant date fair value of the target PBRSU award.
Base Salary
Base salary is an annual part of an executive officer’s compensation. Park pays base salary to its NEOs to recognize the skills, competencies, experience and individual performance each such NEO brings to his role. As a result, annual changes in base salary result primarily from changes in the NEO’s responsibilities, market data for the role, an assessment of annual performance and Park’s financial ability to provide increases (if any) to the NEO.
In determining base salaries for the NEOs for 2020, the Compensation Committee and the Executive Committee of the Park Board of Directors considered the following factors:
•Base salary levels of similarly-situated executive officers at financial services holding companies of similar asset size and the base salary increases of executive officers of those other financial services holding companies in general and the financial services holding companies in the Midwest Regional Compensation Peer Group in particular.
•The merit increase budget for other senior leadership and employees within the Park organization.
•The Compensation Committee’s evaluation of the performance of the Chairman/CEO and the Chairman/CEO’s evaluation of the performance of the President, the CFO and the Executive Committee Chairman.
•Park’s ROAE in 2019, which continued to represent one of the highest levels among the financial services holding companies in the Midwest Regional Compensation Peer Group.
Based on these factors, individual performance and the base salaries for other executive officers with similar duties at financial services holding companies in the Midwest Regional Compensation Peer Group, no changes were made to the NEOs’ base salaries for 2020.
Annual Incentive Compensation
Annual incentive compensation is an element of pay that is “at risk” and subject to achieving relative performance results with respect to ROAE. Historically, Park has paid annual incentive compensation awards to motivate and reward achievement of annual financial objectives and individual goals. As a result, annual incentive compensation awards increase the focus of the NEOs and other key employees on specific short-term corporate financial goals.
The Compensation Committee made discretionary incentive compensation awards taking into account Park’s performance in 2020 compared to the Midwest Regional Compensation Peer Group, the $3 Billion to $10 Billion Industry Index and prior year results for Park. These discretionary incentive compensation awards of $314,500 to Mr. Trautman, $177,000 to Mr. Burt, $225,000 to Mr. Miller, and $87,500 to Mr. DeLawder, were paid in 2021 and based on the following factors:
•Park’s adjusted ROAE for the twelve months ended September 30, 2020 relative to the levels of ROAE for the financial services holding companies in the Midwest Regional Compensation Peer Group and the $3 Billion to $10 Billion Industry Index for the same period. Park’s adjusted ROAE of 11.32% for the twelve months ended September 30, 2020 was at the 75th percentile and the 100th percentile for the Midwest Regional Compensation Peer Group and the $3 Billion to $10 Billion Industry Index, respectively.
•Park’s anticipated overall performance for the 2020 fiscal year as measured by Park’s net income, ROAE and ROATE for the twelve months ended December 31, 2020. Park’s actual performance reflected $127.9 million in net income, ROAE of 12.68% and ROATE of 15.24%. On an adjusted basis, net income was $126.5 million, ROAE was 12.54% and ROATE was 15.08%.
•The Board of Directors’ evaluation of the performance of the Chairman/CEO and the evaluation by the Chairman/CEO of the performance of the President, the CFO and the Executive Committee Chairman.
Annual incentive compensation based on performance over the twelve months ended September 30, 2020 for Park’s NEOs approximated between 30% and 47% of each NEO’s 2020 base salary, which represented a decline of 28% for Mr. DeLawder and a 15% increase for Mr. Miller, both the result of changing job responsibilities commensurate with their changed functions and titles in 2019 as compared to the percentage of each NEO’s 2019 base salary (for those in the same positions) for the annual incentive compensation based on performance over the twelve months ended September 30, 2019. These results were supported by annual results for the years ended December 31, 2020 and 2019 that continued to equal or exceed the median results of the Midwest Regional Compensation Peer Group and the $3 Billion to $10 Billion Industry Index in many of the key indicators of performance as shown in the tables included in the section captioned “Executive Summary – Performance Highlights”.
Long-Term Incentives – 2020 Performance Grants
Annual long-term incentive awards are granted under the 2017 Employees LTIP, which permits the Compensation Committee to award a variety of equity-based as well as cash-based incentive compensation awards. These awards are expected to be earned over a multi-year period, distinguishing them from Park’s annual incentive compensation, providing balance in Park’s compensation program for NEOs and other key employees, helping retain and align the interests of the NEOs and other key employees with those of the Park shareholders.
As in 2019, the Compensation Committee and Park’s management agreed that equity-based compensation in the form of PBRSUs should be awarded to the NEOs. The grants for 2020 were approved by the Compensation Committee on December 3, 2019 and made under the 2017 LTIP for Employees effective on January 1, 2020. The Compensation Committee and Park’s management believe that PBRSUs are the best mechanism for aligning executive pay with shareholder value as they are only earned if Park meets specific long-term financial objectives.
The terms and conditions of the PBRSUs approved by the Compensation Committee for 2020 are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards”.
The Compensation Committee and Park’s management believe Park’s program is considerably more demanding than such programs at other financial services holding companies of similar size based on several provisions:
•the requirement that annual net income for each fiscal year within the performance period exceed at least 110% of dividends paid in the applicable fiscal year;
•no PBRSUs granted effective on January 1, 2020 will be earned for results below the 50th percentile of the $3 Billion to $10 Billion Industry Index used as the comparison group, as measured by ROAA;
•the maximum number of PBRSUs granted effective on January 1, 2020 will be earned for ROAA results at the 80th percentile of the $3 Billion to $10 Billion Industry Index used as the comparison group; and
•awards are subject to a five-year post-vesting holding requirement.
In the views of the Compensation Committee and the NEOs, all of these factors serve to better align the interests of holders of PBRSUs with those of the Park shareholders and emphasize sustained long-term financial performance.
In determining the target number of PBRSUs to be awarded to each NEO for 2020, the Compensation Committee considered the common shares available under the 2017 Employees LTIP, Mr. Trautman’s recommendations for the other NEOs, individual performance of the NEOs, the cash compensation (base salary and annual incentive compensation) earned by the NEOs in 2019 and the long-

term incentive opportunities received by similarly-situated executive officers at financial services holding companies in the $3 Billion to $10 Billion Industry Index used as the comparison group. The fair value of the target level of PBRSUs equaled roughly 35% of Mr. Trautman’s 2020 base salary and between 36% and 49% of the other NEOs’ 2020 base salaries, based on the closing price for Park common shares of $102.38 on December 31, 2019 (the last trading day before the January 1, 2020 effective date of the awards).
The following table illustrates the potential vesting (i.e., payouts) based on Park’s cumulative ROAA performance relative to that of the $3 Billion to $10 Billion Industry Index used as the comparison group:

	ROAA <50th Percentile $3 Billion to $10 Billion Industry Index	(Target) ROAA = 50th Percentile $3 Billion to $10 Billion Industry Index	ROAA = 65th Percentile $3 Billion to $10 Billion Industry Index	(Maximum) ROAA ≥ 80th Percentile $3 Billion to $10 Billion Industry Index
David L. Trautman	0 PBRSUs	2,700 PBRSUs	3,375 PBRSUs	4,050 PBRSUs
Brady T. Burt	0 PBRSUs	1,800 PBRSUs	2,250 PBRSUs	2,700 PBRSUs
Matthew R. Miller	0 PBRSUs	2,025 PBRSUs	2,531 PBRSUs	3,038 PBRSUs
C. Daniel DeLawder	0 PBRSUs	1,350 PBRSUs	1,687 PBRSUs	2,025 PBRSUs
Long-Term Incentives – 2017-2020 Performance Vesting
On March 17, 2020, with a grant certification date of March 27, 2020, the Executive Committee certified the performance level achieved and the resulting number of common shares underlying the PBRSUs earned with respect to the PBRSUs granted effective January 1, 2017, with a performance period from January 1, 2017 through December 31, 2019 (the “2017 PBRSUs”). The 2017 PBRSUs were earned based upon two performance criteria: (i) annual net income for each fiscal year within the performance period exceeding at least 110% of dividends paid in the applicable fiscal year and (ii) relative ROAA performance as compared to the $3 Billion to $10 Billion Industry Index.
Based on results through December 31, 2019, the Executive Committee certified that the annual net income for each fiscal year exceeded the 110% of dividends paid hurdle and that Park’s three-year ROAA performance was at the 68 2/3 percentile of the $3 Billion to $10 Billion Industry Index. This performance resulted in 131.11% of the target PBRSUs being earned. Common shares underlying the earned PBRSUs vested 50% on the March 27, 2020 certification date and will vest 50% on the first anniversary of the March 27, 2020 certification date, with a five-year post-vesting holding requirement in each case.

	Target 2017 PBRSUs	Earned 2017 PBRSUs
David L. Trautman	2,500	3,278
Brady T. Burt	1,750	2,294
Matthew R. Miller	1,500	1,967
C. Daniel DeLawder	2,000	2,622

Total Direct Compensation
The table below provides total direct compensation actually received by each individual then serving as an NEO during 2020, 2019 and 2018. Because the amounts in the table reflect what was received during each year rather than what was earned with respect to each year, the numbers reported in the table below in respect of “Annual Incentive Compensation” for each year differ from those reported for each year in the “Bonus” column of the “Summary Compensation Table for 2020”. The amounts shown in the table for “Long-Term Equity-Based Awards” reflects the grant date fair value of the PBRSUs at the expected award level as of grant date. See the “Stock Awards” column of the “Summary Compensation Table for 2020”.

	Base Salary			Annual Incentive Compensation	Total Cash	Long-Term Equity-Based Awards	Total Direct Compensation
David L. Trautman	2020	$785,000		$314,500	$1,099,500	$368,568	$1,468,068
	2019	$785,000		$370,000	$1,155,000	$339,800	$1,494,800
	2018	$785,000		$259,000	$1,044,000	$260,000	$1,304,000
Brady T. Burt	2020	$375,000		$171,000	$546,000	$245,712	$791,712
	2019	$375,000		$185,000	$560,000	$226,533	$786,533
	2018	$350,000		$148,500	$498,500	$181,653	$680,153
Matthew R. Miller (1)	2020	$575,000		$142,000	$717,000	$276,426	$993,426
	2019	$491,058	(2)	$92,000	$583,058	$169,900	$752,958
C. Daniel DeLawder	2020	$287,500		$166,000	$453,500	$184,284	$637,784
	2019	$394,760	(3)	$265,000	$659,760	$254,850	$914,610
	2018	$575,000		$212,000	$787,000	$208,000	$995,000
________________________
(1)    Effective May 1, 2019, Mr. Miller became President of each of Park and Park National Bank and an executive officer of Park. Since Mr. Miller did not qualify as an NEO under applicable SEC rules until the 2019 fiscal year, this table shows his information for only the 2020 fiscal year and the 2019 fiscal year.
(2)    Mr. Miller’s base salary (on an annual basis) was $350,000 from January 1, 2019 through April 30, 2019, increasing to $575,000 from May 1, 2019 through December 31, 2019 in connection with his promotion to President of each of Park and Park National Bank and an executive officer position of Park effective May 1, 2019.
(3)    Mr. DeLawder’s base salary (on an annual basis) was $575,000 from January 1, 2019 through April 30, 2019, decreasing to $287,500 from May 1, 2019 through December 31, 2019 in connection with his ceasing to serve as Chairman of the Board of each of Park and Park National Bank effective May 1, 2019.
Other Benefits
Park provides the NEOs with medical, dental, long-term disability and life insurance benefits under the same programs used to provide these benefits to all other employees of our subsidiaries. NEO benefits are not tied to individual or corporate performance, which is the same approach used for other employees. Moreover, changes to the benefits provided to the NEOs reflect changes to the benefits provided to other employees.
The NEOs are also eligible to participate in several retirement programs. These programs recognize contributions made by individuals over their respective careers and benefits normally are paid at retirement. As a result, they can serve as a tool in retaining the NEOs.
•The NEOs participate in the Park Defined Benefit Pension Plan (the “Park Pension Plan”) on the same terms and conditions as other employees. The Park Pension Plan provides all participants, including the NEOs, a benefit based on the same formula of years of service and compensation, subject to limitations imposed by the Internal Revenue Code on the amount of annual compensation used to determine plan benefits and on the amount of plan benefits payable annually. The Park Pension Plan is discussed under the caption “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan”.
•The NEOs and other employees are eligible to participate in the Park KSOP. Under the Park KSOP, eligible employees can defer a portion of their cash compensation (base salary and bonus/annual incentive compensation) and receive matching contributions by Park. Park’s matching contributions in 2020 were 50% of the cash compensation contributed by an employee, up to the annual limits imposed under the Internal Revenue Code and United States Treasury regulations, in order to balance the cost of the Park KSOP with a desire to encourage employees to save for retirement. While Park’s contributions are made in the form of Park common shares to help build stock ownership, participants have the ability to diversify their accounts into other investments, including mutual funds and a “bank savings account” held at Park National Bank.
•NEOs receive the same fringe benefits as other employees, except that Park and Park National Bank have entered into supplemental executive retirement benefits agreements (“SERP Agreements”) with the NEOs. Each of Messrs. Trautman and DeLawder is party to a SERP Agreement with Park made as of February 18, 2008. Supplemental SERP Agreements were entered into between Messrs. Trautman and DeLawder and Park National Bank on June 15, 2015, which were intended to increase the aggregate amount of the “Full Benefit” payable under the SERP Agreements to a level which would provide total retirement benefits more reflective of their current income, but no greater than the benefits they would receive under Park’s retirement plans if the regulatory limits on benefits which may be received by highly-compensated individuals had not been in place. In addition, SERP Agreements were entered into on June 15, 2015 between Park National Bank and Messrs. Burt and Miller, neither of whom had previously been party to a SERP Agreement. Finally, on January 27,

2020, a supplemental SERP Agreement was entered into between Park National Bank and Mr. Miller, which was intended to increase the aggregate amount of the “Full Benefit” payable under his SERP Agreements to a level which would provide total retirement benefits more reflective of his current income, but no greater than the benefits he would receive under Park’s retirement plans if the regulatory limits on benefits which may be received by highly-compensated individuals had not been in place. The SERP Agreements are intended to provide total retirement benefits (in terms of income replacement) for the NEOs that are comparable to those available to other employees in the Park organization with similar years of service but who are not subject to regulatory limits on the benefits which they may receive under the Park Pension Plan and the Park KSOP. As a result, the SERP Agreements will not result in the NEOs receiving benefits in terms of income replacement that are greater than those they would have otherwise received under Park’s retirement plans if the regulatory limits on benefits had not been in place.
Messrs. Trautman, Burt and Miller will forfeit the benefits under their respective SERP Agreements if they terminate their employment with Park National Bank prior to age 62. These forfeiture provisions help enhance the retention and recruitment of highly-qualified senior leadership. Mr. DeLawder’s benefits under his 2008 SERP Agreement and his supplemental 2015 SERP Agreement are fully vested. The SERP Agreements have change in control provisions whereby if a defined change in control were to occur before Mr. Trautman, Mr. Burt or Mr. Miller terminates his employment with Park National Bank, he will become 100% vested and thus entitled to his Full Benefit under the relevant SERP Agreement(s) upon any subsequent termination of employment, other than for cause, prior to age 65.
The SERP Agreements provide several important protections to Park. The affected NEO must repay any SERP benefits received and forfeit any right to future SERP benefits if, following the NEO’s termination of employment, Park or Park National Bank determines that “cause” existed to terminate the NEO prior to receipt of such benefits. An NEO also forfeits any SERP benefits if, within 12 months of the NEO’s separation from service, the NEO violates the non-competition and non-solicitation provisions of his SERP Agreement(s).
The SERP Agreements are discussed more fully under the captions “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements,” “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2015 Agreements” and “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2020 Agreement”.
•Park National Bank has also entered into two forms of split-dollar agreements (“Split-Dollar Agreements”) with each of the NEOs. One form of Split-Dollar Agreement (the “Maximum Benefit Split-Dollar Agreements”) provides for the payment of benefits in an amount which is equal to the lesser of (i) a specified “Death Benefit” (the amount of which will be reduced if the NEO dies after he has terminated employment with Park National Bank) and (ii) 100% of the difference between the total death proceeds payable under the related life insurance policy(ies) and the cash surrender value of such life insurance policy(ies) at the time of the NEO’s death. Park National Bank will receive the balance of the death proceeds not paid to an NEO’s beneficiary(ies). The reduction in the amount payable under each Maximum Benefit Split-Dollar Agreement following the termination of an NEO’s employment reflects the fact that the life insurance policies related to the Maximum Benefit Split-Dollar Agreements also serve to fund the benefits paid under the SERP Agreements and the NEO will have received those SERP Agreement benefits after his termination of employment.

The second form of Split-Dollar Agreement (the “Compensation-Based Split-Dollar Agreements”) provides for the payment of benefits in an amount which is based on each NEO’s annual total compensation (defined as annual base salary and annual cash bonus/incentive compensation paid) with the portion of the death proceeds payable under the related life insurance policy to be paid to the NEO’s beneficiary(ies) equal to approximately two times the NEO’s highest annual total compensation during any calendar year of his employment with Park National Bank.
Each NEO has the opportunity to designate one or more beneficiaries to receive his share of the death proceeds payable under the life insurance policies related to his Split-Dollar Agreements. The Split-Dollar Agreements remain in effect following each NEO’s termination of employment as long as he has reached age 62, has not been employed by another financial services firm and was not terminated for cause. Certain of the Split-Dollar Agreements include change in control provisions whereby the NEO’s beneficiary(ies) will receive the maximum amount of benefits payable upon the NEO’s death if the NEO terminates employment with Park National Bank within 12 months after a defined change in control even if he has not yet reached age 62. The Split-Dollar Agreements are discussed under the caption “Potential Payouts upon Termination of Employment or Change in Control – Split-Dollar Agreements”.
•Park has not historically entered into employment or specific change-in-control agreements with executive officers as part of its compensation program. However, as previously noted, there are change in control provisions in the SERP Agreements, in the Split-Dollar Agreements and in the award agreements evidencing PBRSUs granted under the 2013 LTIP and the 2017 Employees LTIP.
Other Compensation Policies
Accounting: Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally does not allow a tax deduction to publicly-held companies (such as Park) for compensation over $1,000,000 paid in any fiscal year to certain current and former executive officers.
Neither the Compensation Committee nor the full Park Board of Directors has adopted a formal policy regarding tax deductibility of compensation paid to Park’s NEOs and other members of senior leadership within the Park organization. While the Compensation Committee carefully considers the net cost and value to Park of maintaining the deductibility of all compensation, it also desires the flexibility to reward NEOs and other members of senior leadership within the Park organization in a manner that enhances Park’s ability to attract and retain individuals as well as to create longer term value for shareholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding Park’s compensation program. The Compensation Committee may authorize compensation that might not be deductible, and may modify compensation that was initially intended to be exempt from the deduction limitations of Section 162(m), if the Compensation Committee determines that such compensation decisions are in the best interests of Park and its subsidiaries.
Clawbacks: As discussed above, Park can recover SERP payments received by an NEO if Park determines that the NEO could have been terminated for cause prior to the receipt of benefits. In addition, the award agreements for all PBRSUs granted to NEOs after November 19, 2018 identify certain events (generally conditions related to non-solicitation, non-disparagement, confidentiality and cooperation or an activity that would constitute cause for termination of an NEO’s employment) the occurrence of which, at any time during an NEO’s employment with Park or during the 12-month period following the termination of an NEO’s employment with Park, will result in the forfeiture of the PBRSUs and any common shares delivered to the NEO pursuant the award agreement.
Hedging Policy: Park’s hedging policy is described in the section of this proxy statement captioned “CORPORATE GOVERNANCE ‒ Hedging Policy”.
Stock Ownership Guidelines: While Park’s compensation program aims to encourage and build stock ownership, Park has not adopted stock ownership guidelines. Nonetheless, the Chairman/CEO and the Executive Committee Chairman have personal holdings of Park common shares, and the non-NEO directors as a group have average personal holdings of Park common shares, that are significantly greater than the typical stock ownership practice for individual(s) holding the same position.

Individual Or Group	Value of Common Share Holdings (12/31/2020)	2020 Base Salary or Total Director Compensation	Value of Common Share Holdings / 2020 Base Salary or Total Director Compensation	Typical Practice for Individual(s) Holding Same Position
David L. Trautman	$6,877,315	$785,000	8.8 x	5 x Base Salary
Brady T. Burt	$1,087,799	$375,000	2.9 x	3 x Base Salary
Matthew R. Miller	$684,245	$575,000	1.2 x	3-4 x Base Salary
C. Daniel DeLawder	$14,592,085	$287,500	50.8 x	3-4 x Base Salary
Average for Non- NEO Directors (1)	$2,121,696	$90,474	23.5 x	3 x Annual Retainer
________________________
(1)    Does not include David L. Trautman, Matthew R. Miller and C. Daniel DeLawder since they are executive officers.
2021 Compensation Decisions
At its meeting on December 8, 2020, the Compensation Committee decided to maintain the 2021 base salaries of Messrs. Trautman, Burt, Miller and DeLawder at the 2020 levels. At that same meeting, the Compensation Committee made PBRSU awards under the 2017 Employees LTIP to be effective on January 1, 2021. These awards will be earned with respect to the three-fiscal-year performance period from January 1, 2021 through December 31, 2023. The target number of PBRSUs awarded to Messrs. Trautman, Burt, and Miller were 3,000, 2,000, and 2,250, respectively. Based on a pre-determined plan, Mr. DeLawder was not awarded any PBRSU’s. This was based on the change in his job responsibilities during 2019 when he ceased to serve as Chairman of the Board of the Company, which changes continued into 2020. The target PBRSU award for each of Messrs. Trautman, Burt and Miller was slightly higher than the award granted effective on January 1, 2020. The target fair value of the PBRSUs on the January 1, 2021 grant date approximated 40% of his 2020 base salary for each of Mr. Trautman and Mr. Miller and 56% of his 2020 base salary for Mr. Burt. While providing the NEOs with a meaningful capital accumulation opportunity, the Compensation Committee and Park’s management continue to believe the PBRSU awards are conservative relative to the long-term incentive opportunities received by similarly-situated executive officers at other financial services holding companies of Park’s asset size.

Conclusion
As it has for the past several years, the compensation program in 2020 for Park’s NEOs reflected Park’s compensation philosophy and remained conservative relative to the practices of other financial services holding companies of Park’s asset size. These relative compensation levels occurred with 2020 financial results for Park, as measured by ROAA and ROAE, which exceeded the median performance of financial services holding companies in both the Midwest Regional Compensation Peer Group used as the comparison group for base salaries and annual incentive compensation and the $3 Billion to $10 Billion Industry Index used as the comparison group for the PBRSUs granted effective January 1, 2020. In addition, Park’s executive compensation program intentionally excludes a number of less attractive compensation practices (e.g., excessive perquisites, retention awards, employment contracts and specific change-in-control agreements).
As a result, the Compensation Committee believes Park’s executive compensation program continues to represent shareholders’ interests in a responsible, reasonable and conservative fashion.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Park’s management and, based on such review and discussion, the Compensation Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Risk Analysis
The Compensation Committee has performed a risk review and evaluation of Park’s compensation plans. The specific compensation plans reviewed were: (i) the annual incentive compensation program, which provides for annual incentive compensation based on Park’s ROAE as compared to that of the $3 Billion to $10 Billion Industry Index and the Midwest Regional Compensation Peer Group; (ii) the 2017 Employees LTIP; (iii) miscellaneous incentive compensation plans, which are informal arrangements that allow Park employees to earn small amounts of incentive compensation; (iv) the SERP Agreements, pursuant to which Messrs. Trautman, Burt, Miller and DeLawder may receive supplemental retirement benefits; and (v) the Split-Dollar Agreements, which provide the NEOs with death benefits.
The following bullets outline the process by which the Compensation Committee reviews and evaluates the compensation programs identified above as well as Park’s compensation policies and procedures as they relate to risk management so as to prevent unnecessary and excessive risks that are reasonably likely to have a material adverse effect on Park and could threaten the value of Park for the Park shareholders:
•The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;
•To further mitigate risk, the Compensation Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based short-term and long-term incentive compensation plans; and
•The Compensation Committee has responsibility to review and ratify Park’s non-executive incentive compensation plans. The Compensation Committee’s review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a periodic review, which includes a risk evaluation, of the components of Park’s incentive compensation plans by human resources, finance, and risk management personnel.
Based on this review and evaluation, the Compensation Committee has concluded that:
•the annual incentive compensation program does not create incentives for Park’s NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amount of the payment to any individual is discretionary and based in significant part on Park’s performance in comparison to other financial services holding companies in the $3 Billion to $10 Billion Industry Index and the Midwest Regional Compensation Peer Group – the latter being a factor over which employees have little control;
•the types of awards granted under the 2017 Employees LTIP – i.e., PBRSUs with performance-based earning and service-based vesting requirements, together with a five-year post-vesting holding requirement, do not create incentives for recipients of the awards to take unnecessary and excessive risks because the number of PBRSUs earned is based on Park’s comparative performance and the service-based vesting and post-vesting holding requirements align the long-term interests of the recipients of PBRSU awards with those of Park’s shareholders generally;
•the miscellaneous incentive compensation plans do not create incentives for the NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amounts payable under these informal arrangements are not a material element of compensation; and
•none of the other plans or arrangements create incentives for the NEOs or other employees of Park and our subsidiaries to take unnecessary and excessive risks because the amounts payable under these plans and arrangements are not contingent on Park’s financial or other performance.
Submitted by the members of the Compensation Committee:
F. William Englefield (Chair)    Julia A. Sloat
Stephen J. Kambeitz        Leon Zazworsky
Timothy S. McLain
Summary Compensation Table
The following table summarizes the total compensation for each of the NEOs for each of the 2020 fiscal year, the fiscal year ended December 31, 2019 (the “2019 fiscal year”) and the 2018 fiscal year in accordance with applicable SEC rules. Dollar amounts have been rounded up to the nearest whole dollar. Park has not entered into any employment agreements with any of the NEOs.
No option awards were made to the NEOs for any of the fiscal years reported. In addition, no awards were made under any non-equity incentive plans (as defined in the applicable SEC rules) to the NEOs for any of the fiscal years reported.

Summary Compensation Table for 2020

Name and Principal Position During 2020 Fiscal Year	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
David L. Trautman Chairman of the Board and Chief Executive Officer of Park and Park National Bank(4)	2020	$785,000		$314,500	$368,568	$569,153	$73,771	(5)	$2,110,992
	2019	$785,000		$314,500	$339,800	$608,977	$65,571	(6)	$2,113,848
	2018	$785,000		$370,000	$260,000	$334,011	$57,464	(7)	$1,806,475
Brady T. Burt Chief Financial Officer, Treasurer and Secretary of Park and Senior Vice President and Chief Financial Officer of Park National Bank	2020	$375,000		$177,000	$245,712	$144,080	$48,342	(8)	$990,134
	2019	$375,000		$171,000	$226,533	$157,078	$38,848	(9)	$968,459
	2018	$350,000		$185,000	$181,653	$47,335	$25,362	(10)	$789,350
Matthew R. Miller President of Park and Park National Bank(11)	2020	$575,000		$225,000	$276,426	$125,518	$37,063	(13)	$1,239,007
	2019	$491,058	(12)	$142,000	$169,900	$100,266	$25,904	(14)	$929,128
C. Daniel DeLawder Former Chairman of the Board of Park and Park National Bank(15)	2020	$287,500		$87,500	$184,284	$—	$75,638	(17)	$634,922
	2019	$394,760	(16)	$166,000	$254,850	$—	$72,423	(18)	$888,033
	2018	$575,000		$265,000	$208,000	$163,629	$67,814	(19)	$1,279,443
________________________
(1)     The amounts shown reflect the discretionary annual incentive compensation award earned by each of the NEOs as part of the annual incentive compensation program for each of the 2020 fiscal year, the 2019 fiscal year and the 2018 fiscal year. The discretionary annual incentive compensation awards for the 2020 fiscal year are discussed in more detail under the heading “Compensation Discussion and Analysis – 2020 Compensation Programs and Decisions  – Annual Incentive Compensation”.
(2)    The amounts reported for the 2020 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $276,426, $184,284, $207,320 and $138,213 for Messrs. Trautman, Burt, Miller and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $414,639, $276,426, $311,030 and $207,320 for Messrs. Trautman, Burt, Miller and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2019 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $254,850, $169,900, $127,425 and $191,138 for Messrs. Trautman, Burt, Miller and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $382,275, $254,850, $191,138 and $286,706 for Messrs. Trautman, Burt, Miller and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
The amounts reported for the 2018 fiscal year represent the aggregate grant date fair value of PBRSUs at the expected award level as of the grant date. The grant date fair value of the PBRSUs at the target level would be $195,000, $136,240, and $156,000 for Messrs. Trautman, Burt and DeLawder, respectively. The grant date fair value of the PBRSUs at the maximum level would be $292,552, $204,360, and $234,000 for Messrs. Trautman, Burt and DeLawder, respectively. In each case, the amount reported excludes the impact of estimated forfeitures, as required by the applicable SEC rules.
No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year.
Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three-fiscal-year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered.
See the table included in the section captioned “Grants of Plan-Based Awards” for more information concerning the PBRSUs granted during the 2020 fiscal year. Also see “Note 1. Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 19. Share-Based Compensation” of the Notes to Consolidated Financial Statements included under “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” in Park’s 2020 Form 10-K for the assumptions used and additional information regarding the PBRSU awards made in the 2020 fiscal year, the 2019 fiscal year and the 2018 fiscal year.
(3)    The amounts shown reflect the aggregate change, where such change reflects an increase, in the actuarial present value of the NEO’s accumulated benefits under the Park Pension Plan and, where applicable, the SERP (and each individual’s SERP Agreement(s) as in effect during the applicable fiscal year), determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements. The benefits to be provided under the Park Pension Plan and the SERP (and the related SERP Agreements) are more fully described under the heading “Post-Employment Payments and Benefits”.
(4)    Effective May 1, 2019, Mr. Trautman became Chairman of the Board of each of Park and Park National Bank, while continuing to serve as Chief Executive Officer of each of Park and Park National Bank. Mr. Trautman served as Chief Executive Officer and President of each of Park and Park National Bank during all of the 2018 fiscal year and from January 1, 2019 through April 30, 2019 in the 2019 fiscal year.
(5)    The amount shown reflects:
•$3,765, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2020;
•$9,750, representing the matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2020 pre-tax elective deferral contributions;

•$9,230, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2020; and
•$51,026, representing the amount of cash paid to Mr. Trautman with respect to dividend equivalent rights which vested on March 27, 2020 and March 29, 2020, as described more fully under the heading “Equity Awards Exercised and Vested”.
(6)    The amount shown reflects:
•$3,447, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2019;
•$9,500, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2019 pre-tax elective deferral contributions;
•$8,497, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2019; and
•$44,127, representing the amount of cash paid to Mr. Trautman with respect to dividend equivalent rights which vested on March 29, 2019 and March 31, 2019.
(7)    The amount shown reflects:
•$3,252, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2018;
•$8,073, representing the final matching contribution to the Park KSOP on Mr. Trautman’s behalf to match his 2018 pre-tax elective deferral contributions (of the $9,065 matching contribution which had been reported in the “Summary Compensation Table for 2018” included in Park’s Proxy Statement for the 2019 Annual Meeting, $992 was forfeited in 2019 in conjunction with the partial refund of Mr. Trautman’s 2018 pre-tax elective deferral contributions);
•$7,850, representing the amount of the premium deemed to have been paid on behalf of Mr. Trautman for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2018; and
•$38,289, representing the amount of cash paid to Mr. Trautman with respect to dividend equivalent rights which vested on March 31, 2018.

(8)    The amount shown reflects:
•$721, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2020;
•$9,503, representing the matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2020 pre-tax elective deferral contributions;
•$2,400, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreement in effect during 2020; and
•$35,718, representing the amount of cash paid to Mr. Burt with respect to dividend equivalent rights which vested on March 27, 2020 and March 29, 2020, as described more fully under the heading “Equity Awards Exercised and Vested”.
(9)    The amount shown reflects:
•$659, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2019;
•$9,500, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2019 pre-tax elective deferral contributions;
•$2,235, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreement in effect during 2019; and
•$26,454, representing the amount of cash paid to Mr. Burt with respect to dividend equivalent rights which vested on March 29, 2019 and March 31, 2019.
(10)    The amount shown reflects:
•$601, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policy related to his Compensation-Based Split-Dollar Agreement in effect during 2018;
•$6,311, representing the final matching contribution to the Park KSOP on Mr. Burt’s behalf to match his 2018 pre-tax elective deferral contributions (of the $7,231 matching contribution which had been reported in the “Summary Compensation Table for 2018” included in Park’s Proxy Statement for the 2019 Annual Meeting, $920 was forfeited in 2019 in conjunction with the partial refund of Mr. Burt’s 2018 pre-tax elective deferral contributions);
•$2,047, representing the amount of the premium deemed to have been paid on behalf of Mr. Burt for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreement in effect during 2018; and

•$16,404, representing the amount of cash paid to Mr. Burt with respect to dividend equivalent rights which vested on March 31, 2018.
(11)    Effective May 1, 2019, Mr. Miller became President of each of Park and Park National Bank and an executive officer of Park. He served as Executive Vice President of each of Park and Park National Bank from April 2017 to April 30, 2019. Since Mr. Miller did not qualify as an NEO under applicable SEC rules until the 2019 fiscal year, this table shows his information for only the 2020 fiscal year and the 2019 fiscal year.
(12)    Mr. Miller’s base salary (on an annual basis) was $350,000 from January 1, 2019 through April 30, 2019, increasing to $575,000 from May 1, 2019 through December 31, 2019 in connection with his promotion to President of each of Park and Park National Bank and an executive officer of Park effective May 1, 2019.
(13)    The amount shown reflects:
•$646, representing the amount of the premium deemed to have been paid on behalf of Mr. Miller for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2020;
•$9,750, representing the matching contribution to the Park KSOP on Mr. Miller’s behalf to match his 2020 pre-tax elective deferral contributions;
•$1,900, representing the amount of the premium deemed to have been paid on behalf of Mr. Miller for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2020; and
•$24,767, representing the amount of cash paid to Mr. Miller with respect to dividend equivalent rights which vested on March 27, 2020 and March 29, 2020, as described more fully under the heading “Equity Awards Exercised and Vested”.
(14)    The amount shown reflects:
•$372, representing the amount of the premium deemed to have been paid on behalf of Mr. Miller for the life insurance policy related to his Compensation-Based Split Dollar Agreement in effect during 2019;
•$9,500, representing the final matching contribution to the Park KSOP on Mr. Miller’s behalf to match his 2019 pre-tax elective deferral contributions;
•$599, representing the amount of the premium deemed to have been paid on behalf of Mr. Miller for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreement in effect during 2019; and
•$15,433, representing the amount of cash paid to Mr. Miller with respect to dividend equivalent rights which vested on March 29, 2019 and March 31, 2019.
(15)    Effective May 1, 2019, Mr. DeLawder ceased to serve as Chairman of the Board of each of Park and Park National Bank but continued to serve as an executive officer of Park. Mr. DeLawder served as Chairman of the Board of each of Park and Park National Bank during all of the 2018 fiscal year and from January 1, 2019 through April 30, 2019 during the 2019 fiscal year.
(16)    Mr. DeLawder’s base salary (on an annual basis) was $575,000 from January 1, 2019 through April 30, 2019, decreasing to $287,500 from May 1, 2019 through December 31, 2019 in connection with his ceasing to serve as Chairman of the Board of each of Park and Park National Bank effective May 1, 2019.
(17)    The amount shown reflects:
•$10,553, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2020;
•$9,750, representing the matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2020 pre-tax elective deferral contributions;
•$14,514, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2020; and
•$40,821, representing the amount of cash paid to Mr. DeLawder with respect to dividend equivalent rights which vested on March 27, 2020 and March 29, 2020 as described more fully under the heading “Equity Awards Exercised and Vested”.
(18)    The amount shown reflects:
•$9,492, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2019;
•$9,500, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2019 pre-tax elective deferral contributions;
•$13,695, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2019; and
•$39,736, representing the amount of cash paid to Mr. DeLawder with respect to dividend equivalent rights which vested on March 29, 2019 and March 31, 2019.
(19)    The amount shown reflects:
•$8,553, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Compensation-Based Split-Dollar Agreement in effect during 2018;
•$8,073, representing the final matching contribution to the Park KSOP on Mr. DeLawder’s behalf to match his 2018 pre-tax elective deferral contributions (of the $9,250 matching contribution which had been reported in the “Summary Compensation Table for 2018” included in Park’s Proxy Statement for the 2019 Annual Meeting, $1,177 was forfeited in 2019 in conjunction with the partial refund of Mr. DeLawder’s 2018 pre-tax elective deferral contributions);
•$12,899, representing the amount of the premium deemed to have been paid on behalf of Mr. DeLawder for the life insurance policies related to his Maximum Benefit Split-Dollar Agreement which also funded his SERP Agreements in effect during 2018; and
•$38,289, representing the amount of cash paid to Mr. DeLawder with respect to dividend equivalent rights which vested on March 31, 2018.
CEO Pay Ratio
Item 402(u) of SEC Regulation S-K, which was adopted pursuant to the Dodd-Frank Act, requires that the following information about the 2020 annual total compensation of Park’s Chairman/CEO (who serves as Park’s principal executive officer) and the median employee be disclosed:
•the annual total compensation of Park’s Chairman/CEO, as reported in the Summary Compensation Table for 2020, which was $2,110,992;
•the annual total compensation of the median employee of all employees of Park and our subsidiaries (other than Park’s Chairman/CEO), which was $68,619; and
•the ratio of (i) the annual total compensation of Park’s Chairman/CEO to (ii) the annual total compensation of the median employee, which was 30.76 to 1.
Although there was no significant change to Park’s employee compensation arrangements during the 2020 fiscal year, Park consolidated branch offices (closing 23 branch offices during 2020) and restructured various functional areas within the Park organization. As a result, Park determined that it was appropriate to identify a new median employee. In order to identify the new median employee, management of Park included all employees of Park and our subsidiaries who were employed as of November 4, 2020 (including part-time employees). In addition to the Chairman/CEO, any employee who was hired after November 4, 2020, was excluded. The measure of compensation used to identify the median employee included base salary, any overtime compensation and any bonus or other incentive compensation, where applicable.
Once the median employee was identified, all elements of the median employee’s compensation were included in determining the median employee’s annual total compensation. In addition to base salary, any overtime compensation and any bonus or other incentive compensation, the annual total compensation of the median employee also included any change in pension value, matching contributions to the Park KSOP and stock awards. This allowed for the elements of compensation for the median employee to be as comparable as possible to the elements of the annual total compensation of Park’s Chairman/CEO.
Grants of Plan-Based Awards
The following table sets forth information regarding PBRSU awards granted to the NEOs under the 2017 Employees LTIP during the 2020 fiscal year. No other plan-based awards were granted to the NEOs during the 2020 fiscal year.

Fiscal 2020 Grants of Plan-Based Awards

Estimated Future Payouts under Equity Incentive Plan Awards(1)
Name	Grant Date	Compensation Committee Approval Date	Threshold (#)	Target (#)	Maximum (#)
David L. Trautman	1/1/2020	12/3/2019	2,700(2)(3)	2,700(2)(3)	4,050(2)(3)
Brady T. Burt	1/1/2020	12/3/2019	1,800(2)(3)	1,800(2)(3)	2,700(2)(3)
Matthew R. Miller	1/1/2020	12/3/2019	2,025(2)(3)	2,025(2)(3)	3,038(2)(3)
C. Daniel DeLawder	1/1/2020	12/3/2019	1,350(2)(3)	1,350(2)(3)	2,025(2)(3)
________________________
(1)    The awards shown in this table are in the form of PBRSUs, with each PBRSU representing the right to receive one Park common share if earned and settled. Each award of PBRSUs also provides the holder with dividend equivalent rights which will vest and be settled in cash if, when and to the extent the related PBRSUs vest and are settled.
(2)    PBRSUs will be earned based on Park’s cumulative ROAA for the three-fiscal-year performance period beginning January 1, 2020 and ending December 31, 2022 as compared to the cumulative ROAA results for the $3 Billion to $10 Billion Industry Index (which excludes corporations classified for federal income tax purposes as “S corporations”). No PBRSUs will be earned, regardless of Park’s relative ROAA results, if Park’s consolidated net income for each fiscal year of the performance period does not equal or exceed 110% of all cash dividends declared and paid during the applicable fiscal year. In addition, no PBRSUs will be earned if Park’s cumulative ROAA for the performance period is below the 50th percentile (or median) of the $3 Billion to $10 Billion Industry Index. If Park’s cumulative ROAA for the performance period equals the 50th percentile of the $3 Billion to $10 Billion Industry Index, holders of PBRSUs will earn the target number (which is also the threshold number) of PBRSUs. If Park’s cumulative ROAA for the performance period equals or exceeds the 80th percentile of the $3 Billion to $10 Billion Industry Index, holders of PBRSUs will earn PBRSUs equal to 150% of the target number, with the number of PBRSUs earned for results in between the 50th and 80th percentiles determined using interpolation on a straight-line basis.
(3)    Earned PBRSUs will also be subject to additional service-based vesting – 50% of the PBRSUs earned will vest at the end of the three-fiscal-year performance period once results are certified by the Compensation Committee, with the other 50% of the earned PBRSUs vesting on the first anniversary of the certification date. Common shares received upon settlement of earned and vested PBRSUs cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the date they are delivered. If an NEO dies or terminates employment with Park and our subsidiaries due to disability or retirement (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan) at any time during the three-fiscal-year performance period, a prorated portion of the PBRSUs will vest on the last day of the performance period based on the number of PBRSUs that would have been earned based on the actual level of performance achieved during the performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of death or termination of employment due to disability or retirement, as appropriate, divided by the number of months in the performance period. If an NEO dies or terminates employment with Park and our subsidiaries due to disability or retirement after the performance period has ended but before the service-

based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest. If an NEO’s employment with Park and our subsidiaries terminates for any other reason, including for “cause” (as defined in the 2017 Employees LTIP), all unvested PBRSUs will be immediately forfeited. In the event of a “change in control” (as defined in the 2017 Employees LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 Billion to $10 Billion Industry Index had been achieved at the level of achievement (i.e., the percentile of the $3 Billion to $10 Billion Industry Index) which would have been achieved if the performance period had begun on January 1, 2020 and ended on December 31 of the fiscal year most recently completed before the change in control as long as the other performance-based criteria for vesting had been satisfied as of the date of the change in control. The service-based vesting requirement will be deemed to have been satisfied as of the date of the change in control.
Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2020, the only type of equity award held by the NEOs was PBRSU awards. The following table sets forth information regarding the outstanding PBRSU awards held by the NEOs at December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Stock Awards
Name	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David L. Trautman	1/1/2017	1,638.89(2)	$172,100	_	_
	1/1/2018	-	-	1,875(3)	$196,894
	1/1/2019	-	-	3,000(4)	$315,030
	1/1/2020	-	-	2,700(5)	$283,527
Brady T. Burt	1/1/2017	1,147.22(2)	$120,470	_	_
	1/1/2018	-	-	1,310(3)	$137,563
	1/1/2019	-	-	2,000(4)	$210,020
	1/1/2020	-	-	1,800(5)	$189,018
Matthew R. Miller	1/1/2017	983.33(2)	$103,259	_	_
	1/1/2018	-	-	1,200(3)	$126,012
	1/1/2019	-	-	1,500(4)	$157,515
	1/1/2020	-	-	2.0255)	$212,645
C. Daniel DeLawder	1/1/2017	1,311.11(2)	$137,680	_	_
	1/1/2018	-	-	1,5003)	$157,515
	1/1/2019	-	-	2,250(4)	$236,273
	1/1/2020	-	-	1,350(5)	$141,764
________________________________________________
(1)    Market value represents the product of the closing price of the Park common shares as of December 31, 2020 (the last trading day of the 2020 fiscal year), which was $105.01, multiplied by the number of PBRSUs shown in the table. Dollar amounts have been rounded up to the nearest whole dollar.
(2)    On March 17, 2020, with a Grant Certification Date of March 27, 2020 (the “2017 Grant Certification Date”), the Executive Committee certified the level of achievement with respect to the performance criteria for the three-fiscal-year performance period applicable to PBRSUs granted to the NEO on January 1, 2017 pursuant to the 2013 LTIP. The PBRSUs convert into Park common shares on a one-for-one basis. The PBRSUs earned based on the performance level achieved are also subject to service-based vesting with 50% vesting on the 2017 Grant Certification Date and the other 50% to vest on the first anniversary of the 2017 Grant Certification Date. The number shown reflects the number of common shares underlying PBRSUs that were earned based on the performance level achieved and are also subject to service-based vesting pursuant to which they are to vest on March 27, 2021.
(3)    The number shown represents the target number of PBRSUs which would be earned under the award granted pursuant to the 2017 LTIP, based on: (i) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2018 to December 31, 2020 equaling the 50th percentile of the $3 Billion to $10 Billion Industry Index; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2020” for more information on (i) grant date fair value of the target number of PBRSUs (which is also the threshold number) and (ii) the grant date fair value of the maximum number of PBRSUs, in each case that could be earned.
(4)    The number shown represents the target number of PBRSUs which would be earned under the award granted pursuant to the 2017 Employees LTIP, based on: (i) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2019 to December 31, 2021 equaling the 50th percentile of the Midwest Regional Compensation Peer Group used as the comparison group; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2020” for more information on (i) the grant date fair value of the target number of PBRSUs (which is also the threshold number) and (ii) the grant date fair value of the maximum number of PBRSUs, in each case that could be earned.
(5)    The number shown represents the target number of PBRSUs which would be earned under the award granted pursuant to the 2017 Employees LTIP, based on: (i) Park’s cumulative ROAA for the three-fiscal-year performance period from January 1, 2020 to December 31, 2022 equaling the 50th percentile of the $3 Billion to $10 Billion Industry Index; and (ii) Park’s net income for each fiscal year of the performance period equaling or exceeding 110% of all cash dividends declared and paid during the applicable fiscal year. See footnote (2) to the “Summary Compensation Table for 2020” and the table under the heading “Grants of Plan-Based Awards” for more information on (i) the target number of PBRSUs (which is also the threshold number) and the grant date fair value thereof and (ii) the maximum number of PBRSUs and the grant date fair value thereof, in each case that could be earned.
Equity Awards Exercised and Vested
The only type of equity award which has been granted to the NEOs under either the 2013 LTIP or the 2017 Employees LTIP has been PBRSU awards. The following table provides information with respect to PBRSUs that not only were earned based on the performance level achieved for the applicable performance period but also satisfied the service-based vesting requirement during the 2020 fiscal year.

Stock Awards Vested in 2020

Name	Number of Common Shares Acquired on Vesting(#)(1)(2)	Value Realized on Vesting($)(3)
David L. Trautman	3,354.17	$292,090
Brady T. Burt	2,347.91	$204,463
Matthew R. Miller	1,669.44	$144,750
C. Daniel DeLawder	2,683.33	$233,672
________________________
(1)    On the 2017 Grant Certification Date, the Executive Committee certified the level of achievement with respect to the performance criteria for the three-fiscal-year performance period applicable to PBRSUs granted to each NEO on January 1, 2017 pursuant to the 2013 LTIP. The PBRSUs convert into Park common shares on a one-for-one basis. The PBRSUs earned based on the performance level achieved are also subject to service-based vesting with 50% vesting on the 2017 Grant Certification Date and the other 50% to vest on the first anniversary of the 2017 Grant Certification Date. The number shown includes the following number of common shares underlying PBRSUs that were earned by each NEO based on the performance level achieved and satisfaction of the service-based vesting requirement on the 2017 Grant Certification Date: (i) for Mr. Trautman, 1,638.89 common shares; (ii) for Mr. Burt, 1,147.22 common shares; (iii) for Mr. Miller, 983.33 common shares; and (iv) for Mr. DeLawder, 1,311.11 common shares. These common shares cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the 2017 Grant Certification Date.
(2)    On March 29, 2019 (the “2016 Grant Certification Date”), the Compensation Committee certified the level of achievement with respect to the performance criteria for the three-fiscal-year performance period applicable to PBRSUs granted to each NEO on January 1, 2016 pursuant to the 2013 LTIP. The number shown includes the following number of common shares underlying PBRSUs that were earned by each NEO based on the performance level achieved and satisfaction of the service-based vesting requirement on the one-year anniversary of the 2016 Grant Certification Date: (i) for Mr. Trautman, 1,715.28 common shares; (ii) for Mr. Burt, 1,200.69 common shares; (iii) for Mr. Miller, 686.11 common shares; and (iv) for Mr. DeLawder, 1,372.22 common shares. These common shares cannot be sold, transferred, assigned or otherwise similarly disposed of for five years after the 2016 Grant Certification Date.
(3)    The value realized on vesting represents the sum of (i) the product of the closing price of the Park common shares as of March 27, 2020 ($71.87), multiplied by the number of common shares shown in footnote (1) to the table; (ii) the product of the closing price of the Park common shares as of March 27, 2020 (since March 29, 2020 was not a trading day), multiplied by the number of common shares shown in footnote (2) to the table; (iii) the amount of cash paid to each NEO with respect to dividend equivalent rights which also vested on the one-year anniversary of the 2016 Grant Certification Date (approximately $17.05 with respect to the dividend equivalent right related to each vested PBRSU); and (iv) the amount of cash paid to each NEO with respect to dividend equivalent rights which also vested on the 2017 Grant Certification Date (approximately $13.29 with respect to the dividend equivalent right related to each vested PBRSU). Dollar amounts have been rounded up to the nearest whole dollar.

Post-Employment Payments and Benefits
Pension and Supplemental Benefits
Park Pension Plan
The Park Pension Plan covers employees of our subsidiaries who have attained age 21 and completed one year of service. Under the Park Pension Plan, annual benefits are paid in monthly installments for life with 120 months of payments guaranteed. As of the date of this proxy statement, an employee’s “normal retirement date” for purposes of the Park Pension Plan was defined as the earlier of the first day of the month coincident with or next following the employee reaching age 70 1/2 or the employee reaching age 65 and completing five years of service. For each employee hired after March 31, 2021, such employee’s “normal retirement date” will be defined as the first day of the month coincident with or next following the employee reaching age 65 and completing five years of service.
The amount of annual “normal retirement benefit” to be paid in monthly installments to an eligible employee is the greater of:
•29% of the average monthly compensation of the employee reduced for expected years of service at normal retirement less than 25; or
•29% of the average monthly compensation plus 16% of the average monthly compensation in excess of one-twelfth of covered compensation reduced for expected years of service at normal retirement less than 35.
The average monthly compensation of an employee is calculated by averaging the highest five consecutive calendar years of compensation as reported on the employee’s Forms W-2 during the ten calendar years preceding the date of termination. Base salary and incentive compensation, including elective deferral contributions, are included in calculating an employee’s monthly compensation for purposes of the Park Pension Plan.
In addition, the employees of certain of the divisions of Park National Bank (which had previously been separate banks prior to their merger into Park National Bank) participated in pension plans maintained for their benefit prior to the banks being acquired by Park and the merger of the bank’s pension plan into the Park Pension Plan. Benefits under the Park Pension Plan cannot be less than the sum of the benefit provided under the merged pension plan and the Park Pension Plan based on years of service since the date of merger of the two plans.
Applicable provisions of the Internal Revenue Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan.  Total compensation in excess of the limit will not be taken into account for benefit calculation purposes.  The average of the maximum annual total compensation which may be used in determining plan benefits under qualified defined benefit plans for the past five years is $275,000. The 2020 monthly rate of total compensation used to determine benefits was limited to $23,750 per month, which is the equivalent of an annual total compensation of $285,000.
If an employee elects to retire after completing ten years of service and reaching 55 years of age, the employee may receive a monthly benefit for life with 120 months of payments guaranteed beginning at his or her normal retirement date equal to the “accrued benefit” at the early retirement date. Payments to the employee may begin immediately, with the benefit being actuarially reduced to reflect early payment. For purposes of the Park Pension Plan, the “accrued benefit” at any time prior to an employee’s normal retirement date is the normal retirement benefit as described above multiplied by a fraction, the numerator of which is the employee’s total years of service as of the date of determination and the denominator of which is the employee’s expected years of service at normal retirement.
An employee may continue employment with Park and/or one of our subsidiaries after his or her normal retirement date. In such an event, the employee will receive the benefit he or she would have received on his or her normal retirement date actuarially increased to reflect delayed payment. Notwithstanding the foregoing, the benefit received by such an employee will not be less than the benefit accrued at delayed retirement reflecting service and compensation to such date.
Upon termination of employment after five or more years, an employee has a vested interest in his or her accrued benefit which will be payable on the normal retirement date. An employee will generally have no vested interest if he/she terminates employment after less than five years of service with Park and/or one of our subsidiaries. An employee who terminates employment with ten or more years of service with Park and/or one of our subsidiaries may elect to receive his or her vested interest as early as age 55.
If an employee becomes totally and permanently disabled prior to his or her normal retirement date and retires after being determined to be disabled under the provisions of the Social Security Act and the related regulations for at least six months, he/she will receive a disability retirement benefit equal to his or her “accrued benefit” at disability reduced actuarially for payment preceding normal retirement.
In the event of a married employee’s death after the completion of five years of service, but prior to meeting the eligibility requirements for early retirement, the participant will be assumed to have terminated employment the day before his/her death, survived to his/her early retirement date, elected a joint and 100% survivor benefit, and passed away the following day. If an unmarried employee dies prior to the early retirement age, the survivor annuity will be the 10-year certain and life annuity payable to such employee if such employee had terminated employment one day prior to his/her death.
In the event of a married employee’s death after meeting the requirements for early retirement, his/her surviving spouse will receive the joint and 100% survivor benefit calculated on the day before his/her death. If an unmarried employee or unmarried “inactive” employee dies on or after the early retirement age, the survivor annuity will be computed as if he/she started receiving a 10-year certain and life annuity on the day before his or her death.
For a vested terminated employee, death benefits are calculated the same as for active employees, but based on the employee’s accrued benefit at his/her termination date.
An eligible employee of Park and/or one of our subsidiaries may opt to receive his/her benefits pursuant to the following methods of settlement that are actuarially equivalent to the normal form of annuity:
•a benefit to be paid during the employee’s lifetime with one-half of the benefit to be continued to be paid to the employee’s beneficiary for his/her lifetime after the employee’s death;
•a benefit to be paid during the employee’s lifetime with three-fourths of the benefit to be continued to be paid to the employee’s beneficiary for his/her lifetime after the employee’s death;

•a benefit to be paid during the employee’s lifetime with the same benefit to be continued to be paid to the employee’s beneficiary for his/her lifetime after the employee’s death;
•a benefit payable in equal installments during the employee’s lifetime;
•a benefit to be paid for 120 months certain and thereafter for life; or
•an unlimited lump-sum settlement for retirees and a lump-sum settlement under $15,000 (applicable since October 1, 2013) for vested employees who have not yet attained retirement age.
It is not possible for an employee’s years of service under the Park Pension Plan to exceed the employee’s actual years of service with Park and/or our subsidiaries.
Supplemental Executive Retirement Benefits – 2008 Agreements
David L. Trautman and Park are parties to a Supplemental Executive Retirement Benefits Agreement made as of February 18, 2008 (his “2008 SERP Agreement”). Mr. Trautman’s 2008 SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of aggregate retirement benefits for Mr. Trautman. His 2008 SERP Agreement terminates upon Mr. Trautman’s death.
Under his 2008 SERP Agreement, Mr. Trautman will be entitled to receive an annual supplemental retirement benefit of $125,000 (his “2008 Full Benefit”) commencing on the first business day of the March following the later of (i) the date on which Mr. Trautman separates from service with Park and our affiliates (within the meaning of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder (collectively, “Section 409A”) and (ii) Mr. Trautman’s attainment of age 62 (his “2008 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. Trautman. If Mr. Trautman is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation of service with Park and our affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
If Mr. Trautman separates from service with Park and our affiliates for any reason prior to his 2008 SERP Payment Commencement Date, generally he will forfeit any right to payment under his 2008 SERP Agreement. However, in the event that Mr. Trautman becomes “substantially disabled” (as defined in his 2008 SERP Agreement) while employed by Park and our affiliates prior to his 2008 SERP Payment Commencement Date, he will be entitled to receive a reduced Limited Benefit, the amount of which varies depending on the year in which Mr. Trautman becomes substantially disabled. In the event a “change in control” (as defined in his 2008 SERP Agreement) occurs before Mr. Trautman experiences a separation from service with Park and our affiliates, Mr. Trautman will become fully vested in his 2008 Full Benefit upon any subsequent separation from service, other than for “cause” (as defined in his 2008 SERP Agreement) as though he remained continuously employed with Park and our affiliates until his 2008 SERP Payment Commencement Date and payments of his 2008 Full Benefit will begin on his 2008 Payment Commencement Date as described above. If Mr. Trautman experiences a separation from service with Park and our affiliates for “cause” or if Park determines, following his 2008 SERP Payment Commencement Date or Mr. Trautman’s becoming substantially disabled, that cause existed to terminate Mr. Trautman, his 2008 SERP Agreement will immediately terminate, Mr. Trautman will forfeit any right to receive future payments and Mr. Trautman must return all payments previously made under his 2008

SERP Agreement within 30 days. In addition, Mr. Trautman will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and our affiliates.
C. Daniel DeLawder and Park are parties to an Amended and Restated Supplemental Executive Retirement Benefits Agreement made as of February 18, 2008 (as amended, his “2008 SERP Agreement”). Mr. DeLawder’s 2008 SERP Agreement also represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for Mr. DeLawder. His 2008 SERP Agreement terminates upon Mr. DeLawder’s death.
Mr. DeLawder became vested with respect to Full Benefit of $127,900 under his 2008 SERP Agreement (his “2008 SERP Full Benefit”) at age 62. Payments under Mr. DeLawder’s 2008 SERP Agreement will begin on the first business day of the March following the date Mr. DeLawder separates from service with Park and our affiliates (his “2008 SERP Payment Commencement Date”) and continue on the first business day on or immediately after each anniversary of his 2008 SERP Payment Commencement Date until the death of Mr. DeLawder. If Mr. DeLawder dies before payments have begun under his 2008 SERP Agreement, all benefits under his 2008 SERP Agreement will immediately cease. However, if Mr. DeLawder dies after payments have begun but before he has received 15 annual payments under his 2008 SERP Agreement, his designated beneficiary will receive the balance of the 15 annual payments at the same time and in the same form as Mr. DeLawder would have if he had survived. If Mr. DeLawder is a “specified employee” (within the meaning of Section 409A), no payment to be made following his separation from service with Park and our affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
If Mr. DeLawder experiences a separation from service with Park and our affiliates for “cause” (as defined in his 2008 SERP Agreement) or if Park determines, following his 2008 SERP Payment Commencement Date, that cause existed to terminate Mr. DeLawder, his 2008 SERP Agreement will immediately terminate, Mr. DeLawder will forfeit any right to receive future payments and Mr. DeLawder must return all payments previously made under his 2008 SERP Agreement within 30 days. In addition, Mr. DeLawder will forfeit the right to receive future payments under his 2008 SERP Agreement if he violates the non-competition or non-solicitation covenants in his 2008 SERP Agreement during the 12 months following his separation from service with Park and our affiliates.
Supplemental Executive Retirement Benefits – 2015 Agreements
On June 15, 2015, Park National Bank entered into Supplemental Executive Retirement Benefits Agreements (the “2015 SERP Agreements”) with each of David L. Trautman, Brady T. Burt, Matthew R. Miller and C. Daniel DeLawder.
Each of the 2015 SERP Agreements represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for the affected NEO. Under their respective 2015 SERP Agreements, Mr. Trautman, Mr. Burt and Mr. Miller will be entitled to receive an annual supplemental retirement benefit of $253,800, $201,000 and $121,900, respectively (each of their “2015 SERP Full Benefit”), commencing on the first business day of the March following the later of (i) the date on which Mr. Trautman, Mr. Burt or Mr. Miller, as appropriate, separates from service with Park National Bank and its affiliates and (ii) their attainment of age 65 (each of their “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of their respective 2015 SERP Payment Commencement Dates until the death of Mr. Trautman, Mr. Burt or Mr. Miller. Under his 2015 SERP Agreement, Mr. DeLawder will be entitled to receive an annual supplemental retirement benefit of $56,700 (his “2015 SERP Full Benefit”) commencing on the first day of the March following the date on which Mr. DeLawder separates from service with Park National Bank and its affiliates (his “2015 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2015 SERP Payment Commencement Date. Mr. DeLawder vested in his 2015 SERP Full Benefit when he attained age 69. In each case, if the NEO is a “specified employee” (within the meaning of Section 409A), no payment to be made following the NEO’s separation from service with Park National Bank and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
Each 2015 SERP Agreement with Mr. Trautman, Mr. Burt and Mr. Miller terminates upon the death of the affected NEO. If Mr. DeLawder dies before payments have begun under his 2015 SERP Agreement, all benefits under his 2015 SERP Agreement will immediately cease. However, if Mr. DeLawder dies after payments have begun but before he has received 15 annual payments under his 2015 SERP Agreement, his designated beneficiary will receive the balance of the 15 annual payments at the same time and in the same form as Mr. DeLawder would have if he had survived.
If Mr. Trautman, Mr. Burt or Mr. Miller voluntarily resigns from full-time employment with Park National Bank and its affiliates for any reason before attaining age 62, or Park National Bank or any of its affiliates discharges Mr. Trautman, Mr. Burt or Mr. Miller for any reason before he attains age 62, then the affected NEO will not be entitled to any supplemental retirement benefits under his 2015 SERP Agreement which will be immediately terminated.
If Mr. Trautman, Mr. Burt or Mr. Miller experiences a separation from service with Park National Bank and its affiliates after age 62 but before age 65, the respective NEO will receive, instead of his 2015 SERP Full Benefit, a “2015 SERP Early Benefit” in a lesser amount which will be based on the year in which the NEO separates from service. The 2015 SERP Early Benefit will be paid in the same manner as described above with respect to a 2015 SERP Full Benefit.
If a “change in control” (as defined in the 2015 SERP Agreements) occurs before any of the NEOs experiences a separation from service with Park National Bank and its affiliates, the affected NEO(s) will become 100% vested and thus entitled to his/their 2015 SERP Full Benefit upon any subsequent separation from service, other than for cause, prior to age 65, in the case of each of Mr. Trautman, Mr. Burt and Mr. Miller. The 2015 SERP Full Benefit will be paid in the same manner as described above with the respect to the payment of a 2015 SERP Full Benefit without the occurrence of a change in control.
For purposes of Mr. Trautman’s 2008 SERP Agreement, each of the 2015 SERP Agreements and Mr. Miller’s 2020 SERP Agreement described below under the caption “– Supplemental Executive Retirement Benefits – 2020 Agreement,” a “change in control” means any of the following has occurred:
•the consummation (execution in the case of the Trautman 2008 SERP Agreement) of an agreement for the sale of all, or a material portion, of the assets of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement);
•the consummation of a merger or recapitalization of Park National Bank (Park in the case of the Trautman 2008 SERP Agreement), or any merger or recapitalization, whereby Park National Bank (Park in the case of the Trautman 2008 SERP Agreement) is not the surviving entity; or

•the acquisition, directly or indirectly, of the beneficial ownership of 25% or more of the outstanding voting securities of Park National Bank or Park by any person or group.
If Mr. Trautman, Mr. Burt, Mr. Miller or Mr. DeLawder experiences a separation from service with Park National Bank and its affiliates for “cause” (as defined in the applicable 2015 SERP Agreement) or if the Board of Directors of Park National Bank determines, following the affected NEO’s Payment Commencement Date, that cause existed to terminate the NEO, his 2015 SERP Agreement will immediately terminate, the NEO will forfeit any right to receive future payments and must return all payments previously made under the 2015 SERP Agreement within 30 days after receipt of a written demand by Park National Bank for such repayment. In addition, an NEO will forfeit the right to receive future payments under his 2015 SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employees covenants set forth in his 2015 SERP Agreement during a period of 12 months following his separation from service with Park National Bank and its affiliates.
Although neither Park nor Park National Bank is under any obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under the 2008 SERP Agreement(s) and the 2015 SERP Agreement(s) to which it is a party, and the NEOs are and will remain unsecured general creditors of Park and/or Park National Bank, as appropriate, Park and Park National Bank have purchased life insurance policies with respect to each of the NEOs in order to informally fund their respective obligations under the SERP Agreements. Park and Park National Bank anticipate that the life insurance policies will also provide a life insurance benefit for each NEO if he should die before age 84, in the case of Mr. Trautman and Mr. DeLawder, or age 82, in the case of Mr. Burt and Mr. Miller. The amount of this life insurance benefit is intended to approximate the present value of the stream of future benefits which would have been paid under the applicable SERP Agreement(s) to the NEO but had not been paid at the time of his death. These life insurance policies are related to the Maximum Benefit Split-Dollar Agreements described below in the section captioned “Potential Payments upon Termination of Employment or Change in Control – Split-Dollar Agreements – Split-Dollar Agreements with Specified Maximum Death Benefit”.
Supplemental Executive Retirement Benefits – 2020 Agreement
On January 27, 2020, Park National Bank entered into a Supplemental Executive Retirement Benefits Agreement (his “2020 SERP Agreement”) with Mr. Miller.
Mr. Miller’s 2020 SERP Agreement represents an unfunded, non-qualified benefit arrangement designed to constitute a portion of the aggregate retirement benefits for Mr. Miller. Under his 2020 SERP Agreement, Mr. Miller will be entitled to receive an annual supplemental retirement benefit of $190,100 (his “2020 SERP Full Benefit”), commencing on the first business day of the month of March following the later of (i) the date on which Mr. Miller separates from service with Park National Bank and its affiliates and (ii) Mr. Miller’s attainment of age 65 (his “2020 SERP Payment Commencement Date”) and continuing on the first business day on or immediately after each anniversary of his 2020 SERP Payment Commencement Date until Mr. Miller’s death. If Mr. Miller is a “specified employee” (within the meaning of Section 409A), no payment to be made following Mr. Miller’s separation from service with Park National Bank and its affiliates may be made until the first day of the seventh month following such separation from service. The amount paid on this later date will include the cumulative amount that could not be paid during the prior six-month period.
Mr. Miller’s 2020 SERP Agreement terminates upon his death.
If Mr. Miller voluntarily resigns from full-time employment with Park National Bank and its affiliates for any reason before attaining age 62, or Park National Bank or any of its affiliates discharges

Mr. Miller for any reason before he attains age 62, then Mr. Miller will not be entitled to any supplemental retirement benefits under his 2020 SERP Agreement which will be immediately terminated.
If Mr. Miller experiences a separation from service with Park National Bank and its affiliates after age 62 but before age 65, Mr. Miller will receive, instead of his 2020 SERP Full Benefit, a “2020 SERP Early Benefit” in a lesser amount which will be based on the year in which Mr. Miller separates from service. The 2020 SERP Early Benefit will be paid in the same manner as described above with respect to a 2020 SERP Full Benefit.
If a defined “change in control” occurs before Mr. Miller experiences a separation from service with Park National Bank and its affiliates, Mr. Miller will become 100% vested and thus entitled to his 2020 SERP Full Benefit upon any subsequent separation from service, other than for cause, prior to age 65. The 2020 SERP Full Benefit will be paid in the same manner as described above with the respect to the payment of a 2020 SERP Full Benefit without the occurrence of a change in control.
If Mr. Miller experiences a separation from service with Park National Bank and its affiliates for “cause” (as defined in his 2020 SERP Agreement) or if the Board of Directors of Park National Bank determines, following Mr. Miller’s 2020 SERP Payment Commencement Date, that cause exists or existed, as appropriate, to terminate Mr. Miller, his 2020 SERP Agreement will immediately terminate, Mr. Miller will forfeit any right to receive future supplemental retirement benefits and must return all payments previously made under his 2020 SERP Agreement within 30 days after written demand by Park National Bank for such repayment. In addition, Mr. Miller will forfeit the right to receive future payments of benefits under his 2020 SERP Agreement if he violates certain non-competition, non-solicitation of customers and non-solicitation of employee covenants set forth in the 2020 SERP Agreement during a period of 12 months following his separation from service with Park National Bank and its affiliates.
Although Park National Bank is under no obligation to set aside, earmark or otherwise segregate any funds with which to pay its obligations under his 2020 SERP Agreement, and Mr. Miller is and will remain an unsecured general creditor of Park National Bank, Park National Bank has purchased life insurance policies with respect to Mr. Miller in order to fund Park National Bank’s obligations under Mr. Miller’s 2020 SERP Agreement. Park National Bank anticipates that the life insurance policies will also provide a life insurance benefit for Mr. Miller if he should die before age 82. The amount of this life insurance benefit is intended to be equal to the present value of the stream of future supplemental retirement benefits which would have been paid under his 2020 SERP Agreement to Mr. Miller but had not been paid at the time of his death. These life insurance policies are related to the Maximum Benefit Split-Dollar Agreements described below in the section captioned “Potential Payments upon Termination of Employment or Change in Control – Split-Dollar Agreements – Split-Dollar Agreements with Specified Maximum Death Benefit”.
Pension Benefits for 2020
The following table shows the actuarial present value of each NEO’s accumulated benefit, including the number of years of service credited to each NEO, under each of the Park Pension Plan and the respective SERP Agreement(s) as in effect during the 2020 fiscal year, determined using interest rate and mortality rate assumptions consistent with those used in Park’s consolidated financial statements and summarized in “Note 20. Benefit Plans” of the Notes to Consolidated Financial Statements included under “ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA” of Park’s 2020 Form 10-K.

Pension Benefits for 2020

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David L. Trautman	Park Pension Plan	37		$1,209,702	$0
	2008 SERP Agreement	—	(1)	$1,350,882	$0
	2015 SERP Agreement	—	(1)	$1,140,819	$0
Brady T. Burt	Park Pension Plan	13		$376,420	$0
	2015 SERP Agreement	—	(1)	$290,466	$0
Matthew R. Miller	Park Pension Plan	11		$270,241	$0
	2015 SERP Agreement	—	(1)	$107,284	$0
	2020 SERP Agreement	—	(1)	$33,694	$0
C. Daniel DeLawder	Park Pension Plan	(2)		(2)	(2)
	2008 SERP Agreement	—	(1)	$1,368,561	$0
	2015 SERP Agreement	—	(1)	$579,634	$0
________________________
(1)    Due to the structure of the 2008 SERP Agreements, the 2015 SERP Agreements and the 2020 SERP Agreement, years of credited service are not applicable.
(2)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder.
Potential Payouts upon Termination of Employment or Change in Control
PBRSUs
The impact of the termination of an NEO’s employment and the impact of a change in control upon the PBRSUs held by an NEO that were granted during the 2020 fiscal year are described in the footnotes to the table in the section captioned “Grants of Plan-Based Awards”.
In the case of PBRSUs held by an NEO, the impact of the termination of an NEO’s employment and the impact of a change in control upon these PBRSUs are as follows:
•If an NEO dies or terminates employment with Park and our subsidiaries due to disability at any time during the applicable three-fiscal-year performance period, a prorated portion of the PBRSUs will vest on the last day of the applicable performance period based on the number of PBRSUs that would have been earned based on the actual level of performance achieved during the applicable performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of death or termination of employment due to disability, as appropriate, divided by the number of months in the applicable performance period.
•If an NEO dies or terminates employment with Park and our subsidiaries due to disability after the applicable performance period has ended but before the service-based vesting requirements have been satisfied, the outstanding unvested PBRSUs will immediately vest.

•If an NEO retires (i.e., has a “normal retirement” or an “early retirement” for purposes of the Park Pension Plan), at any time during the applicable three-fiscal-year performance period, all outstanding unvested PBRSUs will vest on a pro-rated basis on the last day of the performance period based on the number of PBRSUs that would have been earned based on the actual level of performance achieved during the applicable performance period and the quotient of the number of full calendar months elapsed between the grant date and the date of termination of employment due to retirement divided by the number of months in the performance period.
•If an NEO retires after the applicable performance period has ended but before the service-based vesting requirements have been satisfied, all outstanding unvested PBRSUs will immediately vest.
•If an NEO’s employment with Park and our subsidiaries terminates for any other reason, including for “cause” (as defined in the 2013 LTIP and the 2017 Employees LTIP), all unvested PBRSUs will be immediately forfeited.
•In the event of a “change in control” (as defined in the 2013 LTIP and the 2017 Employees LTIP), each NEO will immediately vest in all unvested PBRSUs as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 Billion to $10 Billion Industry Index or the cumulative ROAA results of the Midwest Regional Compensation Peer Group, as applicable, had been achieved at the level of achievement (i.e., the percentile of the $3 Billion to $10 Billion Industry Index or the percentile of the Midwest Regional Compensation Peer Group, as applicable) which would have been achieved if the performance period had begun as of the first date of the performance period applicable to such PBRSUs and ended on December 31 of the fiscal year most recently completed before the change in control as long as the other performance-based criteria for vesting had been satisfied as of the date of the change in control. The service-based vesting requirement will be deemed satisfied as of the date of the change in control.
Supplemental Executive Retirement Benefits
The provisions of the SERP Agreements addressing the impact of the termination of the employment of the individual covered thereby and the impact of a change in control are described under the headings “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Supplemental Executive Retirement Benefits – 2008 Agreements,” “– Supplemental Executive Retirement Benefits – 2015 Agreements” and “– Supplemental Executive Retirement Benefits – 2020 Agreement”.
Split-Dollar Agreements
Split-Dollar Agreements with Specified Maximum Death Benefit
On June 15, 2015, Park National Bank entered into Amended and Restated Split-Dollar Agreements (each, a “Maximum Benefit Split-Dollar Agreements”) with each of David L. Trautman and C. Daniel DeLawder, which superseded their respective prior maximum benefit split-dollar agreements. In addition, on June 15, 2015, Park National Bank entered into a Maximum Benefit Split-Dollar Agreement with each of Brady T. Burt and Matthew R. Miller. Mr. Miller’s June 15, 2015 Maximum Benefit Split-Dollar Agreement was subsequently amended and restated on January 27, 2020 to modify the amount of the Death Benefit. The life insurance policies covered by the Maximum Benefit Split-Dollar Agreements fund the SERP Agreements to which Messrs. Trautman, Burt, Miller and DeLawder are parties.

Under the terms of each Maximum Benefit Split-Dollar Agreement, Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) owns the life insurance policies to which the Maximum Benefit Split-Dollar Agreement relates and controls all rights of ownership with respect to such life insurance policies. Each NEO has the right to designate one or more beneficiaries to whom a portion of the death proceeds payable under the life insurance policies covering him is to be paid in accordance with the Maximum Benefit Split-Dollar Agreement. Upon each NEO’s death, his beneficiary(ies) will be entitled to an amount equal to the lesser of (i) the “Death Benefit” described in the Maximum Benefit Split-Dollar Agreement or (ii) 100% of the difference between the total death proceeds payable under the related life insurance policies and the cash surrender value of such life insurance policies at the time of the NEO’s death (such difference being referred to as the “Net at Risk Amount”), but in no event will the amount payable to an NEO’s beneficiary(ies) exceed the Net at Risk Amount under the related life insurance policies.
The Death Benefit under Mr. Trautman’s Maximum Benefit Split-Dollar Agreement will be $4,313,000 if:  (i) Mr. Trautman dies while a full-time employee of Park National Bank; (ii) Mr. Trautman experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Trautman attains age 62; or (iii) Mr. Trautman dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Trautman dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Trautman dies on or after attaining age 84.
The Death Benefit under Mr. Burt’s Maximum Benefit Split-Dollar Agreement will be $2,353,000 if: (i) Mr. Burt dies while a full-time employee of Park National Bank; (ii) Mr. Burt experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Burt attains age 62; or (iii) Mr. Burt dies after he has retired following the attainment of age 62 and prior to attaining age 66. If Mr. Burt dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Burt dies on or after attaining age 82.
The Death Benefit under Mr. Miller’s January 27, 2020 Maximum Benefit Split-Dollar Agreement will be $3,653,000: (i) Mr. Miller dies while a full-time employee of Park National Bank; (ii) Mr. Miller experiences a separation from service with Park National Bank and its affiliates within 12 months after a defined “change in control” even if that separation of service occurs before Mr. Miller attains age 62; or (iii) Mr. Miller dies after he has retired following the attainment of age of 62 and prior to attaining age 66. If Mr. Miller dies after retiring and attaining age 66, the Death Benefit will be reduced each year and will be $0 if Mr. Miller dies on or after attaining age 82.
The Death Benefit under Mr. DeLawder’s Maximum Benefit Split-Dollar Agreement will be $3,175,883 if Mr. DeLawder dies while a full‑time employee of Park National Bank. If Mr. DeLawder dies after retiring, the Death Benefit will be reduced each year and will be $0 if Mr. DeLawder dies on or after attaining age 84.
In each case, payment of the Death Benefit after the NEO’s termination of employment with Park National Bank and its affiliates will be subject to the following conditions:
•after the NEO’s termination of employment with Park National Bank and its affiliates, the NEO has not been employed by another financial services firm unless the NEO has terminated employment within 12 months after a change in control; and
•the NEO’s termination of employment from Park National Bank has not been for cause as determined by the Board of Directors of Park National Bank.

Park National Bank (and, in the case of Mr. DeLawder, Park National Bank and Park) will be entitled to any death proceeds payable under the life insurance policies related to the Maximum Benefit Split-Dollar Agreements remaining after payment to each NEO’s beneficiary(ies). Park National Bank and an NEO’s beneficiary(ies) will share in any interest due on the death proceeds of the life insurance policies on a pro rata basis based on the amount of proceeds due each person divided by the total amount of proceeds, excluding any such interest.
Compensation-Based Split-Dollar Agreements
Park National Bank maintains life insurance policies on behalf of David L. Trautman and C. Daniel DeLawder, in their respective capacities as executive officers of Park National Bank, pursuant to Amended and Restated Split-Dollar Agreements entered into on June 15, 2015 (each, a “Compensation-Based Split-Dollar Agreement”), which superseded their respective prior compensation-based split-dollar agreements. Each of Messrs. Trautman and DeLawder has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policies is to be paid. Such share will be approximately two times his highest annual total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during any calendar year of his employment with Park National Bank. The death proceeds paid to each covered individual’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policies and the cash accumulation account of such life insurance policies as of the date of the covered individual’s death. Park National Bank will be entitled to the remainder of the death proceeds. Each of Mr. Trautman’s and Mr. DeLawder’s Compensation-Based Split-Dollar Agreement remains in effect following the covered individual’s retirement as long as the covered individual: (i) is fully vested in the Park Pension Plan; (ii) has reached age 62 (unless permanently disabled as determined under Park’s disability insurance plan); (iii) has not been employed by another financial services firm; and (iv) was not terminated for cause. If Mr. Trautman’s share of the proceeds under the life insurance policies subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2020, his share would have been $2,268,062. If Mr. DeLawder’s share of the proceeds under the life insurance policies subject to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2020, his share would have been $2,041,228.
On June 15, 2015 and August 5, 2015, respectively, each of Brady T. Burt and Matthew R. Miller entered into a Compensation-Based Split-Dollar Agreement with Park National Bank, which superseded his prior compensation-based split-dollar agreements. Each of Messrs. Burt and Miler has the right to designate the beneficiary(ies) to whom his share of the death proceeds payable under the life insurance policy(ies) is to be paid. Such share will be approximately two times his highest total compensation (defined as the sum of the annual base salary and the annual cash bonus/incentive compensation paid) during the last ten calendar years of his employment with Park National Bank. The death proceeds paid to each covered individual’s beneficiary(ies) may not, however, exceed 100% of the difference between the total death proceeds payable under the related life insurance policy(ies) and the cash surrender value of such life insurance policy(ies) as of the date of the covered individual’s death. Park National Bank will be entitled to the balance of the total death proceeds payable. Each of Mr. Burt’s and Mr. Miller’s Compensation-Based Split-Dollar Agreement remains in effect following his retirement as long as: (i) except in the case of a separation from service with Park National Bank and its affiliates within 12 months after a defined change in control, he has not been employed by another financial services firm; and (ii) he was not terminated for cause. If Mr. Burt’s share of the proceeds under the life insurance policy related to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2020, his share would have been $1,162,525. If Mr. Miller’s share of the proceeds under the life insurance policies related to his Compensation-Based Split-Dollar Agreement were computed as of December 31, 2020, his share would have been $1,196,983.

Other Potential Payouts
Regardless of the manner in which an NEO’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts would include:
•the balance of the NEO’s account under the Park KSOP;
•unused vacation pay; and
•to the extent not previously paid, amounts accrued and vested under the Park Pension Plan which will be paid in accordance with the terms of the Park Pension Plan, as discussed in more detail in the section captioned “Post-Employment Payments and Benefits – Pension and Supplemental Benefits – Park Pension Plan”. If an NEO retires after reaching age 55, the NEO will be entitled to receive a lump-sum payment of the present value of the benefit to which he would have been entitled under the Park Pension Plan (to the extent not previously paid).
In the event of the disability of an NEO, in addition to the benefits identified in the preceding paragraph, the NEO will receive benefits under Park’s disability insurance plan.
The following table summarizes payments which would have been made and the benefits which would have been provided to Messrs. Trautman, Burt, Miller and DeLawder if a retirement or other termination event had occurred on December 31, 2020. Actual amounts to be paid out can only be determined at the time of an NEO’s actual separation from service with Park and our subsidiaries.

	Voluntary Termination on 12/31/20	Early Retirement on 12/31/20	Normal Retirement on 12/31/20	Involuntary Not for Cause Termination on 12/31/20	For Cause Termination on 12/31/20	Disability on 12/31/20	Death on 12/31/20
David L. Trautman
Value of PBRSUs(1)	$ –	$ 921,705	$ –	$ –	$ –	$ 921,705	$ 921,705
Park KSOP	$ 1,673,131	$ 1,673,131	$ 1,673,131	$ 1,673,131	$ 1,673,131	$ 1,673,131	$ 1,673,131
Park Pension Plan(2)	$ 1,209,702	$ 1,173,411	$ 1,209,702	$ 1,209,702	$ 1,209,702	$ 1,209,702	$ 1,209,702
2008 SERP Agreement(3)	$ –(5)	$ –(5)	$ –(5)	$ –(5)	$ –	$ –(5)	$ –
2015 SERP Agreement(3)	$ –(5)	$ –(5)	$ –(5)	$ –(5)	$ –	$ –(5)	$ –
Maximum Benefit Split-Dollar Agreement	$ –	$ –	$ –	$ –	$ –	$ –	$ 4,313,000
Compensation-Based Split-Dollar Agreement	$ –	$ –	$ –	$ –	$ –	$ –	$ 2,268,062
Total	$ 2,882,833	$ 3,768,247	$ 2,882,833	$ 2,882,833	$ 2,882,833	$ 3,804,538	$ 10,385,600
Brady T. Burt
Value of PBRSUs(1)	$ –	$ –(6)	$ –	$ –	$ –	$ 630,665	$ 630,665
Park KSOP	$ 819,901	$ (6)	$ 819,901	$ 819,901	$ 819,901	$ 819,901	$ 819,901
Park Pension Plan (2)	$ 376,420	$ (6)	$ 376,420	$ 376,420	$ 376,420	$ 376,420	$ 376,420
2015 SERP Agreement(3)	$ –(5)	$ –(5)	$ –(5)	$ –(5)	$ –	$ –(5)	$ –
Maximum Benefit Split-Dollar Agreement	$ –	$ (6)	$ –	$ –	$ –	$ –	$ 2,353,000
Compensation-Based Split-Dollar Agreement	$ –	$ (6)	$ –	$ –	$ –	$ –	$ 1,162,525
Total	$ 1,196,321	$ (6)	$ 1,196,321	$ 1,196,321	$ 1,196,321	$ 1,826,986	$ 5,342,511
Matthew R. Miller
Value of PBRSUs(1)	$ –	$ –(6)	$ –	$ –	$ –	$ 555,993	$ 555,993
Park KSOP	$ 383,148	$ (6)	$ 383,148	$ 383,148	$ 383,148	$ 383,148	$ 383,148
Park Pension Plan(2)	$ 270,241	$ (6)	$ 270,241	$ 270,241	$ 270,241	$ 270,241	$ 270,241
2015 SERP Agreement(3)	$ –(5)	$ –(5)	$ –(5)	$ –(5)	$ –	$ –(5)	$ –
2020 SERP Agreement(3)	$ –(5)	$ –(5)	$ –(5)	$ –(5)	$ –	$ –(5)	$ –
Maximum Benefit Split-Dollar Agreement	$ –	$ (6)	$ –	$ –	$ –	$ –	$ 3,653,000
Compensation-Based Split-Dollar Agreement	$ –	$ (6)	$ –	$ –	$ –	$ –	$ 1,196,983
Total	$ 653,389	$ (6)	$ 653,389	$ 653,389	$ 653,389	$ 1,209,382	$ 6,059,365
C. Daniel DeLawder
Value of PBRSUs(1)	N/A	N/A	$ 682,763	$ –	$ –	$ 682,763	$ 682,763
Park KSOP	N/A	N/A	$ 2,824,469	$ 2,824,469	$ 2,824,469	$ 2,824,469	$ 2,824,469
Park Pension Plan(4)	N/A (4)	N/A (4)	N/A (4)	N/A (4)	N/A (4)	N/A (4)	N/A (4)
2008 SERP Agreement(3)	N/A (7)	N/A (7)	$1,368,561(7)	$1,368,561(7)	$ –	$1,368,561(7)	$ –
2015 SERP Agreement(3)	N/A (8)	N/A (8)	$ 579,634(8)	$ 579,634(8)	$ –	$ 579,634(8)	$ –
Maximum Benefit Split-Dollar Agreement	N/A	N/A	$ –	$ –	$ –	$ –	$ 3,175,883
Compensation-Based Split-Dollar Agreement	N/A	N/A	$ –	$ –	$ –	$ –	$ 2,041,228
Total	N/A	N/A	$ 5,455,427	$ 4,772,664	$ 2,824,469	$ 5,455,427	$ 8,724,343
________________________

(1)    The amount shown reflects the aggregate value of PBRSUs which would vest in the case of early retirement, normal retirement, disability or death.
(2)    The amount shown reflects the estimated lump-sum present value of the benefits to which the NEO would be entitled under the Park Pension Plan.
(3)    In each case, the amount shown reflects the present value of the accumulated benefit that would be paid to the NEO under his 2008 SERP Agreement, his 2015 SERP Agreement or his 2020 SERP Agreement, as appropriate.
(4)    Mr. DeLawder was eligible for early retirement under the Park Pension Plan beginning in October of 2004. The present value of his early retirement benefit was $1,386,082 at November 3, 2014, at which time it was paid out in full to Mr. DeLawder. As a result, this amount is not shown in the table.
(5)    If a change in control were to have occurred before an NEO’s termination of employment, he would be entitled to receive his 2015 SERP Full Benefit, the present value of which was $2,349,950 for Mr. Trautman, $1,138,250 for Mr. Burt and $526,150 for Mr. Miller, in each case as of December 31, 2020. In addition, Mr. Trautman would be entitled to receive his 2008 SERP Full Benefit, the present value of which was $1,555,100 as of December 31, 2020 and Mr. Miller would be entitled to receive his 2020 SERP Full Benefit, the present value of which was $820,500 as of December 31, 2020.
(6)    Since, as of December 31, 2020, neither Mr. Burt nor Mr. Miller had reached age 55, they were not eligible for early retirement. However, if Mr. Burt or Mr. Miller had retired on December 31, 2020, he would have been eligible to receive the same payments as those identified in the column captioned “Voluntary Termination on 12/31/2020.”
(7)    At age 62, Mr. DeLawder became vested with respect to his 2008 SERP Full Benefit of $127,900. The present value of such 2008 SERP Full Benefit was $1,368,561 as of December 31, 2020.
(8)    At age 69, Mr. DeLawder became vested with respect to his 2015 SERP Full Benefit of $56,700. The present value of such 2015 SERP Full Benefit was $579,634 as of December 31, 2020.
If a change in control had occurred as of December 31, 2020: (i) each NEO’s outstanding PBRSUs granted during the 2020 fiscal year would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 Billion to $10 Billion Industry Index (i.e., the percentile of the $3 Billion to $10 Billion Industry Index) which would have been achieved if the performance period had begun on January 1, 2020 and ended on December 31, 2020; (ii) each NEO’s outstanding PBRSUs granted during the 2019 fiscal year would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the Midwest Regional Compensation Peer Group used as the comparison group had been achieved at the level of achievement (i.e., the percentile of the Midwest Regional Compensation Peer Group) which would have been achieved if the performance period had begun on January 1, 2019 and ended on December 31, 2020; (iii) each NEO’s outstanding PBRSUs granted during the 2018 fiscal year would have vested as though the cumulative ROAA of Park as compared to the cumulative ROAA results of the $3 Billion to $10 Billion Industry Index had been achieved at the level of achievement (i.e., the percentile of the $3 Billion to $10 Billion Industry Index) which would have been achieved if the performance period had begun on January 1, 2018 and ended on December 31, 2020; and (iv) each NEO’s outstanding PBRSUs granted prior to the 2018 fiscal year and still subject to a service-based vesting requirement as of December 31, 2020, would have vested. The following table shows the aggregate number of PBRSUs which would have vested for each NEO and the market value of the PBRSUs which would have vested, based on the $105.01 closing price of the Park common shares as of December 31, 2020 (the last trading day of the 2020 fiscal year).

	Aggregate Number of PBRSUs Which Would Have Vested	Aggregate Market Value of PBRSUs Which Would Have Vested
David L. Trautman	11,719	$ 1,230,614
Brady T. Burt	7,949	$ 834,687
Matthew R. Miller	7,305	$ 767,148
C. Daniel DeLawder	8,072	$ 847,645

EQUITY COMPENSATION PLAN INFORMATION
As of December 31, 2020, Park had three compensation plans under which common shares of Park are authorized for issuance to directors, officers or employees of Park and of our subsidiaries in exchange for consideration in the form of goods or services – the 2013 LTIP, the 2017 Employees LTIP and the 2017 Long-Term Incentive Plan for Non-Employee Directors (the “2017 Non-Employee Directors LTIP”). Since April 24, 2017, Park has only granted awards under the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP. In addition, Park maintains the Park KSOP, which is intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. Each of the 2013 LTIP, the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP was approved by the Park shareholders.
The following table shows the number of common shares issuable upon the vesting of outstanding PBRSUs and the aggregate number of common shares remaining available for awards under the 2017 Employees LTIP and the 2017 Non-Employee Directors LTIP, in each case at December 31, 2020. No further awards can be made under the 2013 LTIP.

Plan category	(a) Number of common shares to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding common shares reflected in column (a)
Equity compensation plans approved by shareholders	204,108	–	625,250
Equity compensation plans not approved by shareholders	–	–	–
Total	204,108	–	625,250

________________________
(1)    Includes: (i) an aggregate of 18,695 common shares underlying PBRSUs granted on January 1, 2017 under the 2013 LTIP that were earned based on the performance level achieved and are subject to service-based vesting pursuant to which they are to vest on March 27, 2021; and (ii) an aggregate of 52,121, 71,890 and 61,402 common shares underlying PBRSUs granted under the 2017 Employees LTIP during the 2018 fiscal year, the 2019 fiscal year and the 2020 fiscal year, respectively, assuming in each case that the maximum number of PBRSUs is earned with respect to outstanding awards. The target number (which is also the threshold number) of PBRSUs that could be earned with respect to outstanding awards granted under the 2017 Employees LTIP during the 2018 fiscal year, the 2019 fiscal year and the 2020 fiscal year is 34,748, 47,926 and 40,936, respectively.
(2)    Weighted-average exercise price does not apply to the outstanding PBRSUs since they require no cash contribution upon the vesting of the PBRSUs and the subsequent issuance of Park common shares.
DIRECTOR COMPENSATION
Park uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. To align the interests of the Park directors and shareholders, our Regulations require that all directors of Park be shareholders. Park does not have a requirement which addresses the number of common shares that need to be retained by directors.
Annual Retainers and Meeting Fees
Annual Retainers Payable in Common Shares
Each Park director who is not an employee of Park or of one of our subsidiaries (a “non-employee director”) receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of common shares awarded under the 2017 Non-Employee Directors LTIP. The number of common shares awarded as the annual retainer for the 2020 fiscal year was 300 common shares. These common shares were delivered on October 26, 2020, the date of the regular meeting of the Park Board of Directors held during the fourth quarter of the 2020 fiscal year. The number of common shares to be awarded with respect to the 2021 fiscal year will be the same as that awarded for the 2020 fiscal year.
Each non-employee director of Park also serves on either the board of directors of Park National Bank or the advisory board of directors of one of the divisions of Park National Bank, and receives, on the date of the regular meeting of the Park Board of Directors held during the fourth fiscal quarter, an annual retainer in the form of: (i) 150 common shares for members of the board of directors of Park National Bank; and (ii) 100 common shares for members of the advisory board of directors of a division of Park National Bank. These common shares were also delivered on October 26, 2020. The number of common shares to be awarded with respect to the 2021 fiscal year will be the same as that awarded for the 2020 fiscal year.
Cash Compensation
The following table sets forth the cash compensation paid by Park to each individual who served as a non-employee director of Park during the 2020 fiscal year. Park’s non-employee directors will receive the same cash compensation for the 2021 fiscal year.

Meeting Fees:
Each meeting of Board of Directors attended (1)	$ 1,200
Each meeting of Executive Committee attended	$ 900
Each meeting of Audit Committee attended	$ 900
Each meeting of each other Board Committee attended	$ 750
Annual Retainers (2):
Annual Retainer for Committee Chairs:
Audit Committee	$ 10,000
Compensation Committee	$ 7,000
Nominating Committee	$ 7,000
Risk Committee	$ 7,000
Annual Retainer for Other Committee Members:
Executive Committee	$ 5,000
Audit Committee	$ 5,000
Compensation Committee	$ 3,500
Nominating Committee	$ 3,500
Risk Committee	$ 3,500
Lead Director Additional Annual Retainer	$ 15,000
_______________________
(1)    If the date of a meeting of the full Park Board of Directors is changed from that provided for by resolution of the Park Board of Directors and a Park non-employee director is not able to attend the rescheduled meeting, he or she receives the meeting fee as though he or she attended the meeting.
(2)    The annual retainers are paid on or about the date of the annual meeting of the Park shareholders held during the fiscal year. Only those individuals continuing to serve as non-employee directors immediately following the annual meeting of the Park shareholders receive the annual retainers applicable to the positions they hold.
Each non-employee director of Park also serves either on the board of directors of Park National Bank or on the advisory board of directors of one of the divisions of Park National Bank and, in some cases, receives a specified amount of cash for such service as well as fees for attendance at meetings of the board of directors of Park National Bank or of the advisory board of directors of the applicable division of Park National Bank (and committees of the respective boards).
In addition to the annual retainers and meeting fees discussed above, non-employee directors also receive reimbursement of all reasonable travel and other expenses of attending board and committee meetings.
David L. Trautman, Matthew R. Miller and C. Daniel DeLawder receive no compensation for: (i) serving as a member of the Park Board of Directors; (ii) serving as a member of the board of directors of Park National Bank; or (iii) serving as a member of any committee of the respective boards of directors of Park and Park National Bank.

Split-Dollar Life Insurance Policies
Effective as of December 28, 2007, Donna M. Alvarado, F. William Englefield IV, Robert E. O’Neill, Mark R. Ramser and Leon Zazworsky entered into split-dollar agreements (the “Split-Dollar Agreements”) which amended and restated the split-dollar agreements to which they had been parties. The Split-Dollar Agreements are intended to comply with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of each Split-Dollar Agreement, Park National Bank owns the life insurance policy to which the Split-Dollar Agreement relates. Each individual party to a Split-Dollar Agreement has the right to designate the beneficiary(ies) to whom a portion of the death proceeds of the policy are to be paid in accordance with the terms of the Split-Dollar Agreement. Upon the death of the individual, his or her beneficiary(ies) will be entitled to an amount equal to the lesser of (i) $100,000 or (ii) 100% of the difference between the total death proceeds under the policy and the cash surrender value of the policy (such difference being referred to as the “Net at Risk Amount”). In no event will the amount payable to an individual’s beneficiary(ies) exceed the Net at Risk Amount in the policy as of the date of the individual’s death. Park National Bank will be entitled to any death proceeds payable under the policy remaining after payment to the individual’s beneficiary(ies).
Change in Control Payments
None of the directors is entitled to payment of any benefits upon a change in control of Park.
Director Compensation for 2020
The following table summarizes the compensation paid by Park to each individual who served as a non-employee director of Park during the 2020 fiscal year for service on the Park Board of Directors and the board of directors of Park National Bank or the advisory board of directors of a division of Park National Bank. Dollar amounts have been rounded up to the nearest whole dollar.

Director Compensation for 2020

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donna M. Alvarado	$57,050	$42,656	$0	$ 1,031 (3)	$100,737
James R. DeRoberts (4)	$8,700	$ 0	$0	$ 0	$ 8,700
F. William Englefield IV	$75,050	$42,656	$0	$ 495 (3)	$118,201
Alicia J. Hupp	$35,800	$37,916	$0	$ 0	$73,716
Jason N. Judd	$26,300	$42,656	$0	$ 0	$68,956
Stephen J. Kambeitz	$47,300	$42,656	$0	$ 0	$89,956
Timothy S. McLain	$32,200	$37,916	$0	$ 0	$70,116
Robert E. O’Neill	$69,150	$42,656	$0	$ 297 (3)	$112,103
Mark R. Ramser	$19,700	$37,916	$0	$ 432 (3)	$58,048
Julia A. Sloat	$29,200	$42,656	$0	$ 0	$71,856
Leon Zazworsky	$97,450	$42,656	$0	$ 952 (3)	$141,058
________________________
(1)    David L. Trautman, who served as Park’s Chairman of the Board and Chief Executive Officer throughout the 2020 fiscal year; Matthew R. Miller, who served as Park’s President throughout the 2020 fiscal year; and C. Daniel DeLawder, who served as an executive employee of Park National Bank throughout the 2020 fiscal year, are not included in this table as they are executive officers of Park and Park National Bank and employees of Park National Bank and thus receive no compensation for their services as directors. The compensation received by Messrs. Trautman, Miller and DeLawder as executive officers of Park and Park National Bank is shown in the “Summary Compensation Table for 2020”.
(2)    Represents (a) the number of common shares granted on October 26, 2020 in the form of an annual retainer under the 2017 Non-Employee Directors LTIP, times (b) the closing price of Park’s common shares on NYSE American on October 23, 2020 (the last trading day prior to the grant date) of $94.79. This amount also represents the grant date fair value of the common shares awarded computed in accordance with FASB ASC Topic 718. The following individuals received an aggregate of 450 common shares of Park as an annual retainer: Donna M. Alvarado; F. William Englefield IV; Jason N. Judd; Stephen J. Kambeitz; Robert E. O’Neill; Julia A. Sloat; and Leon Zazworsky. Alicia J. Hupp; Timothy S. McLain; and Mark R. Ramser received an aggregate of 400 common shares as an annual retainer. Since James R. DeRoberts was no longer a director on October 26, 2020, he did not receive an annual retainer under the 2017 Non-Employee Directors LTIP.
(3)    Reflects the amount of premium deemed to have been paid on behalf of the named individual under the split-dollar life insurance policy maintained on his/her behalf.
(4)    James R. DeRoberts retired from the Park Board of Directors on April 27, 2020 immediately prior to the 2020 Annual Meeting. Mr. DeRoberts also retired from the Park National Bank Board of Directors on April 27, 2020.

RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

Crowe LLP, together with its predecessors Crowe Horwath LLP and Crowe Chizek and Company LLC, has served as Park’s independent registered public accounting firm since March 15, 2006. Crowe LLP audited Park’s consolidated financial statements as of and for the fiscal year ended December 31, 2020 and the effectiveness of Park’s internal control over financial reporting as of December 31, 2020. Representatives of Crowe LLP are expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The appointment of Park’s independent registered public accounting firm is made annually by the Audit Committee. The Audit Committee evaluates Crowe LLP’s qualifications, performance and independence in accordance with regulatory requirements and guidance. As part of this evaluation, factors considered by the Audit Committee include: Crowe LLP’s capabilities and expertise; the recent performance of Crowe LLP on Park’s audit; the assessment by Park’s management of Crowe LLP’s performance; the external data on audit quality, including results of recent PCAOB reports on Crowe LLP and its peers; Crowe LLP’s independence; the terms of the audit engagement; and the quality and candor of Crowe LLP’s communications to the Audit Committee. Subject to ratification by the shareholders of Park, the Audit Committee has unanimously appointed Crowe LLP as the independent registered public accounting firm to audit Park’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2021. Park has determined to submit the appointment of the independent registered public accounting firm for the 2021 fiscal year to the shareholders for ratification because of such firm’s role in reviewing the quality and integrity of Park’s consolidated financial statements and internal control over financial reporting.
Recommendation
THE AUDIT COMMITTEE AND THE FULL BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE PARK SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP.
Even if the appointment of Crowe LLP is ratified by the Park shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Crowe LLP and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Crowe LLP is not ratified, the Audit Committee will reconsider (but may decide to maintain) the appointment.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee for the Fiscal Year Ended December 31, 2020
Role of the Audit Committee, the Independent Registered Public Accounting Firm and
Park’s Management
The Audit Committee consists of six directors, each of whom qualifies as an independent director under the applicable NYSE American Rules and Exchange Act Rule 10A-3. The Audit Committee operates under the Audit Committee Charter adopted by the Park Board of Directors. The Audit Committee is responsible for assisting the full Board of Directors in the oversight of the accounting and financial reporting processes of Park and Park’s subsidiaries. In particular, the Audit Committee assists the full Board of Directors in providing independent, objective oversight of: (i) the integrity of Park’s consolidated financial statements and the effectiveness of Park’s systems of disclosure controls and procedures and internal control over financial reporting; (ii) the legal and regulatory compliance and ethics programs established by Park’s management and the Board of Directors; (iii) the qualifications and independence of Park’s independent registered public accounting firm; (iv) the performance of Park’s independent registered public accounting firm and Park’s Internal Audit Department; (v) compliance with Park’s Code of Business Conduct and Ethics; (vi) Park’s major financial risk exposures and the steps Park’s management has taken to monitor and control such exposure; and (vii) the annual independent audit of Park’s consolidated financial statements.
The Audit Committee is responsible for the appointment, compensation and oversight of the work of Park’s independent registered public accounting firm. On an annual basis, the Audit Committee evaluates the qualifications, performance, tenure and independence of Crowe LLP and determines, after also considering the impact of a change in Park’s independent registered public accounting firm, whether to re-engage Crowe LLP. Crowe LLP, together with its predecessors, has served as Park’s independent registered public accounting firm since 2006. Crowe LLP rotates its lead audit engagement partner every five years and the Audit Committee takes a lead role in the process of evaluating and selecting the new lead audit engagement partner. The Audit Committee believes there are benefits to having an independent registered public accounting firm with an extensive history with Park, including higher quality audit work and accounting advice due to Crowe LLP’s institutional knowledge of Park’s business and operations, accounting policies and financial systems, and internal control framework, as well as operational efficiencies. As discussed below, Crowe LLP is subject to independence controls that mitigate the risks that may be associated with long auditor tenure. Crowe LLP was appointed by the Audit Committee to serve as Park’s independent registered public accounting firm for the 2021 fiscal year.
During the 2020 fiscal year, the Audit Committee met nine times, and the Audit Committee discussed the interim financial and other information contained in each quarterly earnings announcement and periodic filings with the SEC with Park’s management and Crowe LLP prior to public release.
Park’s management has the primary responsibility for the preparation, presentation and integrity of Park’s consolidated financial statements, for the appropriateness of the accounting principles and reporting policies that are used by Park and Park’s subsidiaries and for the accounting and financial reporting processes, including the establishment and maintenance of systems of disclosure controls and procedures and internal control over financial reporting. Park’s management also has the responsibility for the preparation of an annual report on management’s assessment of the effectiveness of Park’s internal control over financial reporting. Park’s independent registered public accounting firm is responsible for performing an audit of Park’s annual consolidated financial statements and Park’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its report thereon based on such audit and for reviewing Park’s unaudited interim consolidated financial statements. The Audit Committee’s responsibility is to provide independent, objective oversight of these processes.
In discharging its oversight responsibilities, the Audit Committee regularly met with Park’s management, Crowe LLP and Park’s internal auditors throughout the year. The Audit Committee often met with each of these groups in executive session. Throughout the relevant period, the Audit Committee had full access to management as well as to Crowe LLP and Park’s internal auditors. To fulfill its responsibilities, the Audit Committee did, among other things, the following:
•reviewed the work performed by Park’s Internal Audit Department;

•monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable regulatory requirements, reviewed a report from Park’s management and Park’s Internal Audit Department regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed an audit report from Crowe LLP regarding Park’s internal control over financial reporting;
•considered the potential effects of new accounting standards and initiatives and changes to the audit process including, for example, the implementation of the current expected credit loss (“CECL”) methodology and the audit report standards relating to the disclosure and discussion of critical audit matters (“CAMs”) on Park’s financial statements;
•reviewed the audit plan and scope of the audit with Crowe LLP and discussed with Crowe LLP the matters required to be discussed in accordance with the applicable requirements of the PCAOB, including Auditing Standard 1301 (Communications with Audit Committees), and of the SEC;
•reviewed and discussed with Crowe LLP the latter’s audit report and expected CAMs:
•reviewed and discussed with Park’s management and Crowe LLP the consolidated financial statements of Park for the 2020 fiscal year;
•reviewed management’s representations that those consolidated financial statements were prepared in accordance with U.S. GAAP and fairly present the consolidated results of operations and financial position of Park and Park’s subsidiaries;
•reviewed the presentation of non-U.S. GAAP financial measures and metrics to understand how they are used to evaluate performance and whether they are consistently prepared and presented from period to period in accordance with Park’s related policies and disclosure controls and procedures and in compliance with SEC rules and interpretations;
•received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and discussed with Crowe LLP that firm’s independence;
•reviewed all audit and non-audit services performed for Park and Park’s subsidiaries by Crowe LLP and considered whether the provision of non-audit services was compatible with maintaining that firm’s independence from Park and Park’s subsidiaries; and
•discussed with Park’s management and Park’s Internal Audit Department Park’s systems to monitor and manage business risk, and Park’s legal and ethical compliance programs.
Management’s Representations and Audit Committee Recommendation
Park’s management has represented to the Audit Committee that Park’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2020, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and with Crowe LLP.

Based on the Audit Committee’s discussions with Park’s management and with Crowe LLP and the Audit Committee’s review of the report of Crowe LLP to the Audit Committee, the Audit Committee recommended to the full Board of Directors that Park’s audited consolidated financial statements be included in Park’s 2020 Form 10-K for filing with the SEC.
Submitted by members of the Audit Committee:
Stephen J. Kambeitz (Chair)    Alicia J. Hupp    Timothy S. McLain
Donna M. Alvarado    Jason N. Judd    Robert E. O’Neill
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm employed by Park in order to ensure that those services do not impair that firm’s independence from Park. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.
Consistent with the SEC rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by Park’s independent registered public accounting firm to Park or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does, the decisions of that member must be presented to the full Audit Committee at that Committee’s next scheduled meeting.
All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and Park’s Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC rules governing the independence of the independent registered public accounting firm.
Fees of Independent Registered Public Accounting Firm
Audit Fees
The aggregate audit fees billed by Crowe LLP for the 2020 fiscal year and the 2019 fiscal year were approximately $716,000 and $649,000, respectively. These amounts include fees for professional services rendered by Crowe LLP in connection with the audit of Park’s consolidated financial statements and internal control over financial reporting and reviews of the consolidated financial statements included in Park’s Quarterly Reports on Form 10-Q.
Audit-Related Fees
The aggregate fees for audit-related services rendered by Crowe LLP for the 2020 fiscal year were approximately $564,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP and fees for an internal controls report for the trust department of Park National Bank. In addition, this amount includes fees for services performed by Crowe LLP in connection with the acquisition of CAB Financial Corporation and the issuance and sale by Park of $175,000,000 aggregate principal amount of Park’s 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030.

The aggregate fees for audit-related services rendered by Crowe LLP for the 2019 fiscal year were approximately $334,000. This amount includes fees for audits of the Park Pension Plan and the Park KSOP, fees for an internal controls report for the trust department of Park National Bank and fees associated with the issuance of a consent in connection with one Registration Statement on Form S-4 filed by Park in order to register the common shares issued in connection with the acquisition of CAB Financial Corporation.

Tax Fees
The aggregate fees for tax services rendered by Crowe LLP for the 2020 fiscal year and the 2019 fiscal year were approximately $28,000, and $132,000, respectively, and primarily pertain to the preparation of federal and state tax returns for Park and Park National Bank in each year.
All Other Fees
For each of the 2020 fiscal year and the 2019 fiscal year, no fees other than those discussed above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were paid to Crowe LLP.
All of the services rendered to Park and our subsidiaries by Crowe LLP for the 2020 fiscal year and the 2019 fiscal year had been pre-approved by the Audit Committee.
SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Proposals by shareholders intended to be presented at the 2022 Annual Meeting must be received by the Secretary of Park no later than November 9, 2021, to be eligible for inclusion in Park’s form of proxy, notice of meeting, proxy statement and notice of internet availability of proxy materials, as applicable, relating to the 2022 Annual Meeting. Park will not be required to include in its form of proxy, notice of meeting, proxy statement or notice of internet availability of proxy materials, as applicable, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by the applicable SEC rules.
The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Park Board of Directors. If a shareholder intends to present a proposal at the 2022 Annual Meeting without inclusion of that proposal in Park’s proxy materials, and does not notify Park’s Secretary by January 23, 2022, or if Park meets other requirements of the applicable SEC rules, the proxies solicited by the Park Board of Directors for use at the 2022 Annual Meeting will confer discretionary authority to vote on the proposal should it then be raised at the 2022 Annual Meeting.
In each case, written notice must be given to Park’s Secretary, whose name and address are:
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer
Park National Corporation
51 North Third Street
Post Office Box 3500
Newark, Ohio 43058-3500
Shareholders desiring to nominate candidates for election as directors at the 2022 Annual Meeting must follow the procedures described under the heading “Nominating Procedures”.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT
Registered shareholders can further reduce the costs incurred by Park in mailing proxy materials by consenting to receive all future proxy statements, forms of proxy, annual reports to shareholders and notices of internet availability of proxy materials, as applicable, electronically via electronic mail or over the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

OTHER MATTERS
As of the date of this proxy statement, the Park Board of Directors knows of no matter that will be presented for action by Park shareholders at the Annual Meeting other than those matters discussed in this proxy statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Park Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

March 9, 2021	BRADY T. BURT Chief Financial Officer, Secretary and Treasurer

Appendix A

FINANCIAL SERVICES/BANK HOLDING COMPANIES INCLUDED IN
$3 BILLION TO $10 BILLION INDUSTRY INDEX

Financial Services/ Bank Holding Company Name	Home Office Location
1867 Western Financial Corporation	Stockton, CA
1st Source Corporation	South Bend, IN
Allegiance Bancshares, Inc.	Houston, TX
Alpine Banks of Colorado	Glenwood Springs, CO
Amerant Bancorp Inc.	Coral Gables, FL
American National Bankshares, Inc.	Danville, VA
ANB Corporation	Terrell, TX
Arrow Financial Corporation	Glens Falls, NY
Banc of California, Inc.	Santa Ana, CA
BancFirst Corporation	Oklahoma City, OK
The Bancorp, Inc.	Wilmington, DE
BancPlus Corporation	Ridgeland, MS
Bangor Bancorp, MHC	Bangor, ME
Bank Leumi Le-Israel Corporation	New York, NY
Bar Harbor Bankshares	Bar Harbor, ME
Brookline Bancorp, Inc.	Boston, MA
Bryn Mawr Bank Corporation	Bryn Mawr, PA
BTC Financial Corp.	Des Moines, IA
Business First Bancshares, Inc.	Baton Rouge, LA
Byline Bancorp, Inc.	Chicago, IL
Cambridge Financial Group, Inc.	Cambridge, MA
Camden National Corporation	Camden, ME
Canandaigua National Corporation	Canandaigua, NY
Cape Cod Five Mutual Company	Hyannis, MA
Capital City Bank Group, Inc.	Tallahassee, FL
Capitol Federal Financial, Inc.	Topeka, KS
Carter Bankshares, Inc.	Martinsville, VA
CBTX, Inc.	Houston, TX
Central Bancshares, Inc.	Lexington, KY
Central Pacific Financial Corp.	Honolulu, HI
Century Bancorp, Inc.	Medford, MA
City Holding Company	Cross Lanes, WV
CNB Financial Corporation	Clearfield, PA
Columbia Bank MHC	Fair Lawn, NJ
Community Bancshares of Mississippi, Inc.	Brandon, MS
Community Trust Bancorp, Inc.	Pikeville, KY
ConnectOne Bancorp Inc.	Englewood Cliffs, NJ
CrossFirst Bankshares, Inc.	Leawood, KS
CTBC Capital Corp.	Los Angeles, CA

Dacotah Banks, Inc.	Aberdeen, SD
Dickinson Financial Corporation II	Kansas City, MO
Dime Community Bancshares, Inc.	Hauppauge, NY
Dollar Mutual Bancorp	Pittsburgh, PA
Educational Services of America Inc.	Farragut, TN
Enterprise Bancorp, Inc.	Lowell, MA
Enterprise Financial Services Corp	Clayton, MO
Equity Bancshares, Inc.	Wichita, KS
Farmers & Merchants Bancorp	Lodi, CA
Farmers & Merchants Investments Inc.	Lincoln, NE
FB Corporation	Creve Coeur, MO
Financial Institutions, Inc.	Warsaw, NY
First Bancorp	Southern Pines, NC
First Bancshares, Inc.	Merrillville, IN
First Bancshares, Inc.	Hattiesburg, MS
First Commonwealth Financial Corporation	Indiana, PA
First Financial Corporation	Terre Haute, IN
First Foundation Inc.	Irvine, CA
First Internet Bancorp	Fishers, IN
First Mid-Illinois Bancshares, Inc.	Mattoon, IL
First of Long Island Corporation	Glen Head, NY
First Security Bancorp	Searcy, AR
First State Bancshares, Inc.	Farmington, MO
FirstSun Capital Bancorp	Denver, CO
Flushing Financial Corporation	Uniondale, NY
German American Bancorp, Inc.	Jasper, IN
Great Southern Bancorp, Inc.	Springfield, MO
Green Dot Corporation	Pasadena, CA
Hanmi Financial Corporation	Los Angeles, CA
Happy Bancshares, Inc.	Canyon, TX
HarborOne Bancorp, Inc.	Brockton, MA
HBT Financial, Inc.	Bloomington, IL
Heritage Commerce Corp	San Jose, CA
Heritage Financial Corporation	Olympia, WA
Hills Bancorporation	Hills, IA
HomeStreet, Inc.	Seattle, WA
Hometown Financial Group MHC	Easthampton, MA
HomeTrust Bancshares, Inc.	Asheville, NC
Horizon Bancorp	Michigan City, IN
Independent Bank Corporation	Grand Rapids, MI
Industry Bancshares, Inc.	Industry, TX
INTRUST Financial Corporation	Wichita, KS
Johnson Financial Group, Inc.	Racine, WI
Kearny Financial Corporation	Fairfield, NJ
Lakeland Bancorp, Inc.	Oak Ridge, NJ

Lakeland Financial Corporation	Warsaw, IN
Live Oak Bancshares, Inc.	Wilmington, NC
Luther Burbank Corp.	Santa Rosa, CA
Mercantile Bank Corporation	Grand Rapids, MI
Merchants Bancorp	Carmel, IN
Meridian Bancorp, Inc.	Peabody, MA
Meta Financial Group, Inc.	Sioux Falls, SD
Middlesex Bancorp, MHC	Natick, MA
Midland States Bancorp, Inc.	Effingham, IL
MidWestOne Financial Group, Inc.	Iowa City, IA
National Bank Holdings Corporation	Greenwood Village, CO
National Consumer Cooperative Bank	Arlington, VA
New York Private Bank & Trust Corporation	New York, NY
NexBank Capital, Inc.	Dallas, TX
Nicolet Bankshares, Inc.	Green Bay, WI
Northfield Bancorp, Inc.	Woodbridge, NJ
Ocean Bankshares, Inc.	Miami, FL
OFG Bancorp	San Juan, PR
Origin Bancorp, Inc.	Ruston, LA
Park National Corporation	Newark, OH
Peapack-Gladstone Financial Corporation	Bedminster, NJ
Peoples Bancorp Inc.	Marietta, OH
PeoplesBancorp, MHC	Holyoke, MA
Premier Financial Corp.	Defiance, OH
QCR Holdings, Inc.	Moline, IL
RBB Bancorp	Los Angeles, CA
Republic Bancorp, Inc.	Louisville, KY
Republic First Bancorp, Inc.	Philadelphia, PA
S&T Bancorp, Inc.	Indiana, PA
Salem Five Bancorp	Salem, MA
SeaCoast Banking Corporation of Florida	Stuart, FL
SNBNY Holdings Limited	New York, NY
South Plains Financial, Inc.	Lubbock, TX
Southern BancShares (N.C.), Inc.	Mount Olive, NC
Southside Bancshares, Inc.	Tyler, TX
State Bankshares, Inc.	Fargo, ND
Sterling Bancorp, Inc.	Southfield, MI
Stock Yards Bancorp, Inc.	Louisville, KY
Tompkins Financial Corporation	Ithaca, NY
TriCo Bancshares	Chico, CA
TriState Capital Holdings, Inc.	Pittsburgh, PA
Triumph Bancorp, Inc.	Dallas, TX
TrustCo Bank Corp NY	Glenville, NY
Univest Corporation of Pennsylvania	Souderton, PA
Valley View Bancshares, Inc.	Overland Park, KS

Veritex Holdings, Inc.	Dallas, TX
W.T.B. Financial Corporation	Spokane, WA
Washington Trust Bancorp, Inc.	Westerly, RI
Westamerica Bancorporation	San Rafael, CA
Wilson Bank Holding Company	Lebanon, TN

VOTE BY INTERNET
Before The Date of The Meeting - Go to **www.proxyvote.com**

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRK2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Saving Time, on April 25, 2021. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL
If you received a printed copy of the proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34222-P50912 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

PARK NATIONAL CORPORATION

The Board of Directors recommends you vote "FOR" the election of the Board of Directors' nominees in Item 1 and "FOR" each of the proposals under Items 2 and 3:

Nominee	For	Against	Abstain
1a. F. William Englefield IV	☐	☐	☐
1b. Jason N. Judd	☐	☐	☐
1c. David L. Trautman	☐	☐	☐
1d. Leon Zazworsky	☐	☐	☐

Proposal	For	Against	Abstain
2. Approval of non-binding advisory resolution to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Crowe LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.	☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote the common shares represented by this proxy card to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. **The signer(s) hereby revoke(s) all prior proxies given by the signer(s) to vote at the Annual Meeting.** Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person must sign in the entity's name. Joint owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D34223-P50912

PARK NATIONAL CORPORATION
Proxy for Annual Meeting of Shareholders
April 26, 2021 at 2:00 p.m., Eastern Daylight Saving Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The holder(s) of common shares of Park National Corporation (the "Company") identified on the reverse side of this proxy card, hereby appoint(s) Donna M. Alvarado and Robert E. O'Neill, and each of them, with power to act without the other and with power of substitution, the proxies of the shareholder(s) and hereby authorize(s) them to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held virtually, via live webcast by visiting www.virtualshareholdermeeting.com/PRK2021, on Monday, April 26, 2021, at 2:00 p.m., Eastern Daylight Saving Time, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting. **Where a choice is indicated, the common shares represented by this proxy card, when properly executed and timely returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card will be voted, to the extent permitted by applicable law, "FOR" the election of the nominees listed in Item 1 as directors of the Company, and "FOR" each of the proposals under Items 2 and 3. If any other matters are properly brought before the Annual Meeting, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote the common shares represented by this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.**

If common shares are allocated to the account of a shareholder under the Park National Corporation Employees' Stock Ownership Plan (the "KSOP"), then the shareholder hereby directs the Trustee of the KSOP to vote all of the common shares of the Company allocated to such account under the KSOP in accordance with the instructions given herein, at the Company's Annual Meeting, on the matters set forth on the reverse side. **If no instructions are given, the common shares allocated to the shareholder's account under the KSOP will be voted by the Trustee of the KSOP pro rata in accordance with the instructions received from other participants in the KSOP who have voted.**

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the April 26, 2021 Annual Meeting, as well as the Company's 2020 Annual Report, together with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Continued and to be signed and dated on reverse side